Exhibit 10.8

LEASE

between

ONE PENN PLAZA LLC,

Landlord,

and

OPHTHOTECH CORPORATION,

Tenant.

One Penn Plaza

New York, New York 10119

as of September 30, 2007

Article 7 ALTERATIONS		24

7.1.	General	24

7.2.	Basic Alterations	25

7.3.	Approval Process	25

7.4.	Performance of Alterations	26

7.5.	Financial Integrity	27

7.6.	Effect on Building	29

7.7.	Time for Performance of Alterations	29

7.8.	Removal of Alterations and Tenant’s Property	29

7.9.	Contractors and Supervision	30

7.10.	Landlord’s Expenses	31

7.11.	Window Coverings	31

7.12.	Air-Cooled HVAC Installations	31

7.13.	Sprinkler Installation	31

Article 8 REPAIRS		32

8.1.	Landlord’s Repairs	32

8.2.	Tenant’s Repairs	32

8.3.	Certain Limitations	33

8.4.	Overtime	33

Article 9 ACCESS; LANDLORD’S CHANGES		34

9.1.	Access	34

9.2.	Landlord’s Obligation to Minimize Interference	35

9.3.	Reserved Areas	35

9.4.	Ducts, Pipes and Conduits	35

9.5.	Keys	36

9.6.	Landlord’s Changes	36

Article 10 UNAVOIDABLE DELAYS AND INTERRUPTION OF SERVICE		37

10.1.	Unavoidable Delays	37

10.2.	Interruption of Services	37

Article 11 REQUIREMENTS		38

11.1.	Tenant’s Obligation to Comply with Requirements	38

11.2.	Landlord’s Obligation to Comply with Requirements	39

11.3.	Certificate of Occupancy	39

Article 12 QUIET ENJOYMENT		40

12.1.	Quiet Enjoyment	40

Article 13 SUBORDINATION		40

13.1.	Subordination	40

13.2.	Attornment	40

13.3.	Amendments to this Lease	42

13.4.	Tenant’s Estoppel Certificate	43

13.5.	Landlord’s Estoppel Certificate	43

13.6.	Rights to Cure Landlord’s Default	43

13.7.	Zoning Lot Merger Agreement	44

13.8.	Tenant’s Financial Statements	44

Article 14 INSURANCE		45

14.1.	Tenant’s Insurance	45

14.2.	Landlord’s Insurance	46

14.3.	Mutual Waiver of Subrogation	46

14.4.	Evidence of Insurance	47

14.5.	No Concurrent Insurance	48

14.6.	Tenant’s Obligation to Comply with Landlord’s Fire and Casualty Insurance	48

Article 15 CASUALTY		48

15.1.	Notice	48

15.2.	Landlord’s Restoration Obligations	48

15.3.	Rent Abatement	49

15.4.	Landlord’s Termination Right	49

15.5.	Termination Rights at End of Term	50

15.6.	No Other Termination Rights	50

Article 16 CONDEMNATION		50

16.1.	Effect of Condemnation	50

16.2.	Condemnation Award	52

16.3.	Temporary Taking	52

Article 17 ASSIGNMENT AND SUBLETTING		52

17.1.	General Limitations	52

17.2.	Landlord’s Expenses	54

17.3.	Recapture Procedure	54

17.4.	Certain Transfer Rights	58

17.5.	Transfer Taxes	60

17.6.	Transfer Profit	60

17.7.	Permitted Transfers	61

17.8.	Special Occupants	63

Article 18 LANDLORD’S RIGHT TO RELOCATE TENANT		64

18.1.	Landlord’s Rights	64

Article 19 DEFAULT		65

19.1.	Events of Default	65

19.2.	Termination	67

Article 20 TENANT’S INSOLVENCY		67

20.1.	Assignments pursuant to the Bankruptcy Code	67

20.2.	Replacement Lease	68

20.3.	Insolvency Events	69

20.4.	Effect of Stay	70

20.5.	Rental for Bankruptcy Purposes	71

Article 21 REMEDIES AND DAMAGES		71

21.1.	Certain Remedies	71

21.2.	No Redemption	72

21.3.	Calculation of Damages	72

Article 22 LANDLORD’S EXPENSES AND LATE CHARGES		73

22.1.	Landlord’s Costs	73

22.2.	Interest on Late Payments	74

Article 23 SECURITY		74

23.1.	Security Deposit	74

23.2.	Letter of Credit	74

23.3.	Landlord’s Rights	75

23.4.	Return of Security	76

23.5.	Transfer of Letter of Credit	76

23.6.	Renewal of Letter of Credit	76

23.7.	Reduction in Security Amount	76

Article 24 END OF TERM		77

24.1.	End of Term	77

24.2.	Holdover	77

Article 25 NO WAIVER		78

25.1.	No Surrender	78

25.2.	No Waiver by Landlord	78

25.3.	No Waiver by Tenant	79

Article 26 JURISDICTION		79

26.1.	Governing Law	79

26.2.	Submission to Jurisdiction	79

26.3.	Waiver of Trial by Jury; Counterclaims	80

Article 27 NOTICES		80

27.1.	Addresses; Manner of Delivery	80

Article 28 BROKERAGE		81

28.1.	Broker	81

Article 29 INDEMNITY		81

29.1.	Tenant’s Indemnification of the Landlord Indemnitees	81

29.2.	Landlord’s Indemnification of the Tenant Indemnitees	83

29.3.	Indemnification Procedure	83

Article 30 LANDLORD’S CONSENTS; ARBITRATION		85

30.1.	Certain Limitations	85

30.2.	Expedited Arbitration	85

Article 31 ADDITIONAL PROVISIONS		86

31.1.	Tenant’s Property Delivered to Building Employees	86

31.2.	Not Binding Until Execution	86

v

31.3.	No Third Party Beneficiaries	86

31.4.	Extent of Landlord’s Liability	87

31.5.	Extent of Tenant’s Liability	87

31.6.	Survival	87

31.7.	Recording	87

31.8.	Entire Agreement	88

31.9.	Counterparts	88

31.10.	Exhibits	88

31.11.	Gender; Plural	88

31.12.	Divisibility	88

31.13.	Vault Space	88

31.14.	Adjacent Excavation	88

31.15.	Captions	89

31.16.	Parties Bound	89

31.17.	Authority	89

31.18.	Rent Control	90

31.19.	Consequential Damages	90

31.20.	Tenant’s Advertising	90

31.21.	Specially Designated Nationals; Blocked Persons; Embargoed Persons	90

DEFINED TERMS

Term	Page

Actual Reading Statement	21

Affiliate	4

Alterations	24

Alterations Notice	25

Amortized Transfer Expenses	55

Applicable Rate	4

Assessed Valuation	5

Average Cost per Kilowatt Hour	18

Average Cost per Peak Demand Kilowatt	18

Bank Rating	75

Bankruptcy Code	67

Base Electrical Capacity	17

Base Rate	4

Base Tax Year	6

Base Taxes	6

Basic Alteration	25

Basic Sublease Provisions	60

Broker	81

Building	1

Building Change	29

Building Hours	13

Building Systems	13

Business Days	4

Cash Security Deposit	74

Ceiling Alteration	31

Claim	83

Claim Against Landlord	82

Claim Against Tenant	83

Commencement Date	1

Consumer Price Index	4

Control	5

Decorative Alterations	24

Deficiency	72

Electricity Additional Rent	20

Electricity Inclusion Charge	23

Electricity Inclusion Factor	18

Electricity Inclusion Rate	18

Embargoed Person	91

Event of Default	65

Excluded Amounts	6

Expedited Arbitration Proceeding	86

Expiration Date	1

Fixed Expiration Date	1

Fixed Rent	2

Governmental Authority	38

Holidays	5

HVAC	13

HVAC Systems	13

Indemnitee	83

Indemnitor	83

Initial Alterations	24

Initial Electricity Inclusion Factor	18

Insolvency Events	70

Insolvency Party	67

Landlord	1

Landlord Indemnitees	82

Landlord Survey Report	19

Landlord’s Engineer	18

Landlord’s Property Policy	46

Lessor	40

Letter of Credit	74

List	90

Monthly Electricity Payment Amount	21

Monthly Tax Payment Amount	7

Mortgage	40

Mortgagee	40

Net Worth Assignment Requirement	61

New Premises	64

OFAC	90

Old Premises	64

Out-of-Pocket Costs	5

Overtime Periods	13

Peak Demand Estimate	19

Permitted Party	53

Person	5

Predecessor Tenant	68

Premises	1

Proposed Transfer Terms	54

Prospective Electricity Statement	21

Prospective Tax Statement	7

Qualified Alteration	30

Real Property	1

Recapture Date	55

Recapture Procedure	54

Recapture Sublease	55

Recapture Sublease Notice	55

Recapture Subtenant	55

Recapture Termination	57

Recapture Termination Notice	57

Relocation Date	64

Relocation Notice	64

Relocation Option	64

Rent Commencement Date	2

Rentable Area	5

Rental	2

Requirements	38

Reserved Areas	35

Rules	12

Settlement	84

Short-Term Sublease	55

Special Occupant	63

Specialty Alterations	25

Sprinkler Distribution System	31

Submeter Conversion Right	20

Substantial Completion	25

Successor	40

Superior Lease	40

Tax Payment	6

Tax Statement	7

Tax Year	7

Taxes	6

Tenant	1

Tenant Indemnitees	82

Tenant Obligor	70

Tenant Survey Report	19

Tenant’s Engineer	19

Tenant’s Liability Policy	45

Tenant’s Property	25

Tenant’s Property Policy	45

Tenant’s Statements	44

Tenant’s Tax Share	7

Tenant’s Termination Right	65

Tenant’s Worker’s Compensation Policy	45

Term	1

Transfer	53

Transfer Date	54

Transfer Expenses	54

Transfer Inflow	61

Transfer Notice	54

Transfer Outflow	61

Transfer Profit	61

Transferee	54

Usage Estimate	18

Utility Company	18

Work Access	34

Work Deposit	28

x

EXHIBITS

Exhibit “A” — Premises

Exhibit “B” — Overtime Charges

Exhibit “3.3” - Rules

Exhibit “4.4” - Cleaning Specifications

THIS LEASE, dated as of the 30th day of September, 2007, by and between ONE PENN PLAZA LLC, a New York limited liability company, having an address c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019, as landlord, and OPHTHOTECH CORPORATION, a Delaware corporation, having an address at One Penn Plaza (Suite 3508), New York, New York 10119, as tenant (the Person that holds the interest of the landlord hereunder at any particular time being referred to herein as “Landlord”; subject to Section 17.1(D) hereof, the Person that holds the interest of the tenant hereunder at any particular time being referred to herein as “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord wishes to demise and let unto Tenant, and Tenant wishes to hire and take from Landlord, on the terms and subject to the conditions set forth herein, the premises as shown on Exhibit “A” attached hereto and made a part hereof on the thirty-fifth (35th) floor (Suite 3508) of the building that is known by the street address of One Penn Plaza, New York, New York 10119 (such premises being referred to herein as the “Premises”; such building being referred to herein as the “Building”; the Building, together with the plot of land on which the Building is constructed, being collectively referred to herein as the “Real Property”).

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, Landlord and Tenant hereby agree as follows:

Article 1

DEMISE, TERM, FIXED RENT

1.1. Demise.

Subject to the terms hereof, Landlord hereby demises and lets to Tenant and Tenant hereby hires and takes from Landlord the Premises for the term to commence on the Commencement Date and to end on the last day of the calendar month during which occurs the day immediately preceding the date that is five (5) years after the Commencement Date (the “Fixed Expiration Date”; the Fixed Expiration Date, or such earlier date that the term of this Lease terminates pursuant to the terms hereof or pursuant to law, being referred to herein as the “Expiration Date”; the term commencing on the Commencement Date and ending on the Expiration Date being referred to herein as the “Term”).

1.2. Commencement Date.

(A) The term of this Lease shall commence on the date Landlord delivers a fully executed counterpart of this Lease to Tenant or Tenant’s attorney (the “Commencement Date”). Subject to the terms of Section 1.2(B) hereof, Landlord shall deliver to Tenant vacant and exclusive possession of the Premises on the Commencement Date.

(B) If a Person remains in occupancy of the Premises (or any portion thereof) on the Commencement Date, then Landlord, at Landlord’s expense, shall use reasonable diligence to remove such Person from the Premises as promptly as reasonably practicable thereafter. If Landlord is unable to give possession of the Premises on the Commencement Date, then the Rent Commencement Date shall be adjourned for the number of days in the period beginning on the Commencement Date and ending on the day immediately preceding the date that Landlord delivers possession of the Premises to Tenant. Landlord shall have no liability to Tenant (except as otherwise set forth in this Section 1.2(B) and in Section 1.3), and Tenant shall have no right to terminate or rescind this Lease or reduce the Fixed Rent, the Tax Payment, or additional rent payable by Tenant to Landlord hereunder (collectively, the “Rental”) from and after the Rent Commencement Date, in each case deriving from Landlord’s failure to deliver vacant and exclusive possession of the Premises to Tenant on the Commencement Date. Landlord and Tenant intend that this Section 1.2(B) constitutes an “express provision to the contrary” for purposes of Section 223-a of the New York Real Property Law.

1.3. Rent Commencement Date.

The term “Rent Commencement Date” shall mean the sixtieth (60th) day after the Commencement Date.

1.4. Fixed Rent.

(A) Subject to Section 1.5(f) hereof, the annual fixed rent for the Premises (the annual fixed rent payable hereunder for the Premises at any particular time being referred to herein as the “Fixed Rent”) shall be an amount equal to:

(1) the product obtained by multiplying (x) the Electricity Inclusion Rate, by (y) the number of square feet of Rentable Area comprising the Premises, for the period commencing on the Commencement Date and ending on the date immediately preceding the Rent Commencement Date (except that during the period prior to the date that Tenant occupies the Premises for the conduct of business, the amount described in clause (x) above shall be reduced to an amount equal to the product obtained by multiplying (I) the Electricity Inclusion Rate, by (II) fifty percent (50%));

(2) Two Hundred Seventy-Four Thousand Eight Hundred Forty-Two Dollars and Eighty-Four Cents ($274,842.84) ($22,903.57 per month) for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the date that is twelve (12) months after the Commencement Date;

(3) Two Hundred Eighty-One Thousand Three Hundred Eighty-Six Dollars and Sixty-Eight Cents ($281,386.68) ($23,448.89 per month) for the period commencing on the date that is twelve (12) months after the Commencement Date and ending on the day immediately preceding the date that is twenty-four (24) months after the Commencement Date;

(4) Two Hundred Eighty-Eight Thousand Ninety-Four Dollars and Twenty Cents ($288,094.20) ($24,007.85 per month) for the period commencing on the date that is twenty-four (24) months after the Commencement Date and ending on the day immediately preceding the date that is thirty (30) months after the Commencement Date;

(5) Three Hundred Thousand One Hundred Seventy-Five Dollars and Twenty Cents ($300,175.20) ($25,014.60 per month) for the period commencing on the date that is thirty (30) months after the Commencement Date and ending on the day immediately preceding the date that is thirty-six (36) months after the Commencement Date;

(6) Three Hundred Seven Thousand Three Hundred Fifty-Two Dollars and Twenty-Eight Cents ($307,352.28) ($25,612.69 per month) for the period commencing on the date that is thirty-six (36) months after the Commencement Date and ending on the day immediately preceding the date that is forty-eight (48) months after the Commencement Date; and

(7) Three Hundred Fourteen Thousand Seven Hundred Nine Dollars and Twenty Cents ($314,709.20) ($26,225.77 per month) for the period commencing on the date that is forty-eight (48) months after the Commencement Date and ending on the Fixed Expiration Date.

1.5. Payments of Fixed Rent.

(A) Subject to Section 1.5(E) hereof, Tenant shall pay the Fixed Rent in lawful money of the United States of America that is legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance, on the first (1st) day of each calendar month during the Term commencing on the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate from time to time on at least thirty (30) days of advance notice to Tenant, without any set-off, offset, abatement or deduction whatsoever (except to the extent otherwise expressly set forth herein).

(B) Landlord shall have the right to require Tenant to pay the Fixed Rent and any other items of Rental when due by wire transfer of immediately available funds to an account that Landlord designates from time to time on at least thirty (30) days of advance notice to Tenant.

(C) Subject to Section 1.5(B) hereof, Tenant shall have the right to pay the Fixed Rent and any other items of Rental by wire transfer of immediately available funds to an account that Landlord designates from time to time on at least thirty (30) days of advance notice to Tenant. Landlord shall so designate an account within thirty (30) days after Tenant’s request therefor from time to time.

(D) If the Rent Commencement Date is not the first (1st) day of a calendar month, then (x) the Fixed Rent due hereunder for the calendar month during which the Rent Commencement Date occurs shall be adjusted appropriately based on the number of days in such calendar month, and (y) subject to Section 1.5(E) hereof, Tenant shall pay to Landlord such amount (adjusted as aforesaid for such calendar month) on the Rent Commencement Date. If the Expiration Date is not the last day of a calendar month, then the Fixed Rent due hereunder for the calendar month during which the Expiration Date occurs shall be adjusted appropriately based on the number of days in such calendar month.

(E) Tenant shall pay to Landlord on the date hereof an amount equal to Twenty-Two Thousand Nine Hundred Three Dollars and Fifty-Seven Cents ($22,903.57), which Landlord shall apply to the Fixed Rent that first comes due hereunder from and after the Rent Commencement Date until such amount is exhausted.

(F) The Fixed Rent as set forth in this Article 1 includes the Initial Electric Inclusion Factor and shall be adjusted from time to time to correspond to adjustments in the Electricity Inclusion Factor that are made in accordance with Article 5 hereof.

1.6. Certain Definitions.

(A) The term “Affiliate” shall mean a Person that (1) Controls, (2) is under the Control of, or (3) is under common Control with, the Person in question.

(B) The term “Applicable Rate” shall mean, at any particular time, the lesser of (x) four hundred (400) basis points above the Base Rate at such time, and (y) the maximum rate permitted by applicable law at such time.

(C) The term “Base Rate” shall mean the rate of interest announced publicly from time to time by Citibank, N.A., or its successor, as its “prime lending rate” (or such other term as may be used by Citibank, N.A. (or its successor), from time to time, for the rate presently referred to as its “prime lending rate”).

(D) The term “Business Days” shall mean all days, excluding Saturdays, Sundays and Holidays.

(E) The term “Consumer Price Index” shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, All Items (1982-84 = 100), seasonally adjusted, for the most specific area that includes the location of the Building (which the parties acknowledge is currently New York — Northern New Jersey — Long Island, NY — NJ — CT — PA), or any successor index thereto. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau does not publish such conversion factor, formula or table, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, then Landlord and Tenant shall use diligent efforts, in good faith, to agree upon a substitute index for the Consumer Price Index. Either party shall have the right to submit the issue of the designation of such substitute index to an Expedited Arbitration Proceeding.

(F) The term “Control” shall mean direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or by contract.

(G) The term “Holidays” shall mean all days observed as legal holidays by either (x) the State of New York, (y) the United States of America, or (z) the labor unions that service the Building; provided, however, that if (x) all of the labor unions that service the Building do not observe a particular day as a holiday, and (y) the State of New York or the United States of America do not otherwise observe such day as a holiday, then such day shall constitute a Holiday for purposes hereof only to the extent that Landlord requires the services that are provided by members of the particular labor union to perform the corresponding service for Tenant hereunder (so that if, for example, (x) the labor union for office cleaning personnel observes a particular day as a holiday but the labor union for the engineers that operate the HVAC System does not observe such day as a holiday, and (y) the State of New York or the United States of America does not otherwise observe such day as a holiday, then such day shall constitute a Holiday for purposes of determining whether Landlord is required to provide office cleaning services on such day, but such day shall not constitute a Holiday for purposes of determining whether Landlord is required to provide HVAC services on such day).

(H) The term “Out-of-Pocket Costs” shall mean costs that a Person pays to a third party that is not an Affiliate of such Person (and, accordingly, Out-of-Pocket Costs shall not include (i) the costs that such Person incurs in compensating its own employees to perform a service or supervise work within the scope of their employment, or (ii) the administrative costs that such Person incurs in operating its own offices).

(I) The term “Person” shall mean any natural person or persons or any legal form of association, including, without limitation, a partnership, a limited partnership, a corporation, and a limited liability company.

(J) The term “Rentable Area” shall mean, with respect to a particular floor area, the area thereof (expressed as a particular number of square feet), as determined in accordance with the standards that the parties used to calculate that the area of the Premises is four thousand twenty-seven (4,027) square feet in the aggregate.

Article 2

ESCALATION RENT

2.1. Tax Definitions.

(A) The term “Assessed Valuation” shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of The City of New York, in either case for the purpose of calculating all or any portion of the Taxes.

(B) The term “Base Taxes” shall mean the Taxes for the Base Tax Year.

(C) The term “Base Tax Year” shall mean the fiscal year commencing on July 1, 2007 and ending on June 30, 2008.

(D) The term “Excluded Amounts” shall mean (w) any taxes imposed on Landlord’s income, (x) franchise, estate, inheritance, capital gains, capital stock, excise, excess profits, gift, payroll or stamp taxes imposed on Landlord, (y) any transfer taxes or mortgage taxes that are imposed on Landlord in connection with the conveyance of the Real Property or granting or recording a mortgage lien thereon, and (z) any other similar taxes imposed on Landlord.

(E) Subject to the terms of this 2.1(E), the term “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments that in each case are imposed upon the Real Property, including, without limitation, (i) any fee, tax or charge imposed by any Governmental Authority for any vaults or vault spaces that in either case are appurtenant to the Real Property (except that Taxes shall not include such fee, tax or charge to the extent that Landlord leases or licenses such vaults or vault spaces to a third party), and (ii) any taxes or assessments levied, in whole or in part, for public benefits to the Real Property (including, without limitation, any business improvement district taxes and assessments). Taxes shall be calculated without taking into account (a) any discount that Landlord receives by virtue of any early payment of Taxes, (b) any penalties, fines or interest that the applicable Governmental Authority imposes for the late payment of such real estate taxes or assessments, (c) any Excluded Amounts, (d) any real estate taxes that are separately assessed against a sign or billboard that is affixed to the Building or otherwise located on the Real Property, and (e) any exemption or deferral of Taxes to which the Real Property is entitled under any program that a Governmental Authority adopts to promote the improvement or redevelopment of real property. If, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profits, sales, use, occupancy, gross receipts or rental tax), is imposed upon the Real Property, the owner thereof, or the occupancy, rents or income derived therefrom, in substitution for any of the Taxes (to the extent that such substitution is evidenced by either the terms of the legislation imposing such tax or assessment, the legislative history thereof, or other documents or evidence that reasonably demonstrate that the applicable Governmental Authority intended for such tax or assessment to constitute a substitution for any Taxes), then such other tax or assessment to the extent substituted shall be included in Taxes for purposes hereof (assuming that the Real Property is Landlord’s sole asset and the income therefrom is Landlord’s sole income). If any such real estate taxes or assessments are payable in installments without interest, premium or penalty, then Landlord shall include in Taxes for any particular Tax Year only the installment of such real estate taxes or assessments that the applicable Governmental Authority requires Landlord to pay (and that Landlord actually pays) during such Tax Year.

(F) The term “Tax Payment” shall mean, with respect to any Tax Year, the product obtained by multiplying (i) the excess of (A) Taxes for such Tax Year, over (B) the Base Taxes, by (ii) Tenant’s Tax Share.

(G) The term “Tax Statement” shall mean a statement that shows the Tax Payment for a particular Tax Year.

(H) The term “Tax Year” shall mean the Base Tax Year and each subsequent period from July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing Taxes as its fiscal year for real estate tax purposes).

(I) The term “Tenant’s Tax Share” shall mean, subject to the terms hereof, one thousand seven hundred fifty-nine ten-thousandths percent (.1759%), as the same may be increased or decreased pursuant to the terms hereof, which was calculated using a denominator of two million two hundred eighty-eight thousand seven hundred seventy-two (2,288,772) square feet.

2.2. Tax Payment.

(A) Subject to the provisions of this Section 2.2, Tenant shall pay to Landlord, as additional rent, the Tax Payment.

(B) Landlord shall have the right to give a statement to Tenant from time to time pursuant to which Landlord sets forth Landlord’s good faith estimate of the Tax Payment for a particular Tax Year (any such statement that Landlord gives to Tenant being referred to herein as a “Prospective Tax Statement”; one-twelfth (1/12th) of the Tax Payment shown on a Prospective Tax Statement being referred to herein as the “Monthly Tax Payment Amount”). If Landlord gives (or is deemed to have given) to Tenant a Prospective Tax Statement, then, subject to the terms of this Section 2.2(B), Tenant shall pay to Landlord, as additional rent, on account of the Tax Payment due hereunder for such Tax Year, the Monthly Tax Payment Amount, on the first (1st) day of each subsequent calendar month until Tenant has paid to Landlord, pursuant to this Section 2.2(B), the full amount of the Tax Payment as so estimated in the Prospective Tax Statement. Tenant shall pay the Monthly Tax Payment Amount to Landlord in the same manner as the monthly installments of the Fixed Rent hereunder. Landlord shall not have the right to require Tenant to commence Tenant’s payment of the Monthly Tax Payment Amount for a particular Tax Year earlier than the one hundred fiftieth (150th) day of the immediately preceding Tax Year. If Landlord gives (or is deemed to have given) to Tenant a Prospective Tax Statement after the one hundred fiftieth (150th) day of the immediately preceding Tax Year, then Tenant shall also pay to Landlord, within thirty (30) days after the date that Landlord gives the Prospective Tax Statement to Tenant, an amount equal to the excess of (I) the product obtained by multiplying (x) the Monthly Tax Payment Amount, by (y) the number of calendar months that have theretofore elapsed since the one hundred fiftieth (150th) day of the immediately preceding Tax Year, over (II) the aggregate amount theretofore paid by Tenant to Landlord on account of the Tax Payment for the Tax Year to which the Prospective Tax Statement relates. Landlord shall not have the right to use this Section 2.2(B) to collect more than fifty percent (50%) of the Tax Payment shown on a particular Prospective Tax Statement earlier than the thirtieth (30th) day before the date that the first installment of Taxes is due to the applicable Governmental Authority for a particular Tax Year. If Landlord gives (or is deemed to have given) to Tenant a Prospective Tax Statement for a particular Tax Year, then Landlord shall also provide to Tenant, within one hundred eighty (180) days after the last day of such Tax Year, a Tax Statement for such Tax Year.

(C) Tenant shall pay to Landlord an amount equal to the excess (if any) of (i) the Tax Payment as reflected on a Tax Statement that Landlord gives to Tenant, over (ii) the aggregate amount that Tenant has theretofore paid to Landlord on account of the Tax Payment (if any) as contemplated by Section 2.2(B) hereof, within thirty (30) days after the date that Landlord gives such Tax Statement to Tenant. Tenant shall have the right to credit against the Rental thereafter coming due hereunder an amount equal to the excess (if any) of (i) the aggregate amount that Tenant has theretofore paid to Landlord on account of the Tax Payment as contemplated by Section 2.2(B) hereof, over (ii) the Tax Payment as reflected on such Tax Statement; provided, however, that if the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (it being understood that Landlord’s obligation to make such payment to Tenant shall survive the Expiration Date). If Landlord gives Tenant a Tax Statement, then, unless Landlord otherwise specifies in such Tax Statement, Landlord shall be deemed to have given to Tenant a Prospective Tax Statement, for the Tax Year immediately succeeding the Tax Year that is covered by such Tax Statement, that reflects a Tax Payment for such immediately succeeding Tax Year in an amount equal to the Tax Payment for such Tax Year that is covered by such Tax Statement.

(D) If the Rent Commencement Date occurs later than the first (1st) day of the Tax Year that immediately succeeds the Base Tax Year, then the Tax Payment for the Tax Year during which the Rent Commencement Date occurs shall be an amount equal to the product obtained by multiplying (X) the Tax Payment that would have been due hereunder if the Rent Commencement Date was the first (1st) day of such Tax Year, by (Y) a fraction, the numerator of which is the number of days in the period beginning on the Rent Commencement Date and ending on the last day of such Tax Year, and the denominator of which is three hundred sixty- five (365) (or three hundred sixty-six (366), if such Tax Year includes the month of February in a leap year).

(E) If the Expiration Date is not the last day of a Tax Year, then the Tax Payment for the Tax Year during which the Expiration Date occurs shall be an amount equal to the product obtained by multiplying (X) the Tax Payment that would have been due hereunder if the Expiration Date was the last day of such Tax Year, by (Y) a fraction, the numerator of which is the number of days in the period beginning on the first (1st) day of such Tax Year and ending on the Expiration Date, and the denominator of which is three hundred sixty-five (365) (or three hundred sixty-six (366), if such Tax Year includes the month of February in a leap year).

(F) The Tax Payment shall be computed initially on the basis of the Assessed Valuation in effect on the date that Landlord gives the applicable Tax Statement to Tenant (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal to reduce the Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 2.3 hereof.

(G) Tenant shall pay the Tax Payment regardless of whether Tenant is exempt, in whole or part, from the payment of any Taxes by reason of Tenant’s diplomatic status or otherwise.

(H) If Taxes are required to be paid on any date or dates other than as presently required by the Governmental Authority imposing Taxes, then the due date of the installments of the Tax Payment shall be adjusted so that each such installment is due from Tenant to Landlord thirty (30) days prior to the date that the corresponding payment is due to the Governmental Authority (with the understanding, however, that Tenant shall not be required to pay a Tax Payment to Landlord earlier than the thirtieth (30th) day after the date that Landlord gives the applicable Tax Statement to Tenant).

(I) Landlord’s failure to give to Tenant a Tax Statement for any Tax Year shall not impair Landlord’s right to give to Tenant a Tax Statement for any other Tax Year.

(J) Landlord shall give to Tenant a copy of the relevant tax bill for each Tax Year (to the extent that the applicable Governmental Authority has issued such tax bill to Landlord) together with the Tax Statement.

2.3. Tax Reduction Proceedings.

(A) Landlord (and not Tenant) shall be eligible to institute proceedings to reduce the Assessed Valuation.

(B) If, after a Tax Statement has been sent to Tenant, an Assessed Valuation that Landlord used to compute the Tax Payment for a Tax Year is reduced, and, as a result thereof, a refund of Taxes is actually received by, or credited to, Landlord, then Landlord, promptly after Landlord’s receipt of such refund (or such refund is credited to Landlord, as the case may be), shall send to Tenant a Tax Statement adjusting the Taxes for such Tax Year and setting forth, based on such adjustment, the portion of such refund for which Tenant is entitled a credit as set forth in this Section 2.3(B). Landlord shall have the right to deduct from such refund the actual Out-of-Pocket Costs that Landlord incurs in obtaining such refund (so that Landlord, in calculating the adjusted Tax Payment, takes into account only the net proceeds of such refund that Landlord receives (or that is credited to Landlord)). Landlord shall credit the portion of such refund to which Tenant is entitled against the Rental thereafter coming due hereunder. If (x) Tenant is entitled to a credit against Rental pursuant to this Section 2.3(B), and (y) the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date). If (i) Landlord receives such refund (or a credit therefor) after the Expiration Date, and (ii) Tenant is entitled to a portion thereof as contemplated by this Section 2.3(B), then Landlord shall pay to Tenant an amount equal to Tenant’s share of such refund (or such credit) within thirty (30) days after the date that such refund is paid to Landlord (or such refund is credited to Landlord, as the case may be) (and Landlord’s obligation to make such payment shall survive the Expiration Date).

(C)

(1) If the Assessed Valuation for the Base Tax Year is reduced at any time after the date that Landlord gives a Tax Statement to Tenant for a Tax Year, then Landlord shall have the right to give to Tenant a revised Tax Statement that recalculates the Tax Payment for a Tax Year (using the Taxes that reflect such reduction in such Assessed Valuation). Tenant shall pay to Landlord an amount equal to the excess of (i) the Tax Payment as reflected on such revised Tax Statement, over (ii) the Tax Payment as reflected on the prior Tax Statement, within thirty (30) days after Landlord gives such revised Tax Statement to Tenant.

(2) If the Assessed Valuation for the Base Tax Year is increased at any time after the date that Landlord gives a Tax Statement to Tenant for a Tax Year, then Landlord shall give to Tenant a revised Tax Statement that recalculates the Tax Payment for a Tax Year (using the Taxes that reflect such increase in such Assessed Valuation). Landlord shall credit against the Rental thereafter coming due hereunder an amount equal to Tenant’s overpayment of the Tax Payment (calculated as aforesaid using such increased Assessed Valuation). If (x) Tenant is entitled to a credit against Rental pursuant to this Section 2.3(C)(2), and (y) the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date). If (i) such increase in such Assessed Valuation occurs after the Expiration Date, and (ii) Tenant is entitled to a credit against Rental as contemplated by this Section 2.3(C)(2), then Landlord shall pay to Tenant an amount equal to such credit within thirty (30) days after the date that such increase in such Assessed Valuation occurs (and Landlord’s obligation to make such payment shall survive the Expiration Date).

(D) The terms and provisions of this Section 2.3 shall survive the Expiration Date.

2.4. Building Additions.

If Landlord makes improvements to the Building to expand the Rentable Area thereof, then, with respect to the period from and after the date that Taxes are assessed on the Building to reflect such improvements, (I) Tenant’s Tax Share shall be recalculated as of the date that Taxes are so assessed as the quotient (expressed as a percentage) that is obtained by dividing (x) the number of square feet of Rentable Area in the Premises, by (y) the number of square feet of Rentable Area in the Building (after taking into account such expansion of the Rentable Area thereof) and (II) Base Taxes shall be an amount equal to the product obtained by multiplying (x) Base Taxes immediately prior to the date that Taxes are assessed on the Building to reflect such improvements, by (y) a fraction, the numerator of which is the Taxes that are assessed against the Building (after taking such improvements into account), and the denominator of which is the Taxes that are assessed against the Building (before taking such improvements into account).

Article 3

USE

3.1. Permitted Use.

(A) Subject to Section 3.2 hereof, Tenant shall use the Premises, and Tenant shall cause any other Person claiming by, through or under Tenant to use the Premises, in either case only as general, administrative and executive offices and for uses reasonably incidental thereto.

(B) Landlord acknowledges that the following items qualify as uses that are incidental to Tenant’s use of the Premises as general, administrative and executive offices (provided that Tenant’s use of the Premises for such purposes supports Tenant’s primary use of the Premises as general, administrative and executive offices):

(1) pantries and vending machines;

(2) conference rooms and board rooms;

(3) data processing centers;

(4) duplicating and photographic reproduction facilities;

(5) mailroom and messenger facilities; and

(6) secured storage facilities for Tenant’s Property, including, without limitation, equipment, records and files.

Nothing contained in this Section 3.1(B) impairs Tenant’s obligation to perform Alterations in accordance with the provisions of Article 7 hereof. Landlord and Tenant acknowledge that the parties’ description of particular incidental uses in this Section 3.1(B) does not impair Tenant’s right to use the Premises for other uses that are otherwise reasonably incidental to Tenant’s use of the Premises as general, administrative and executive offices as provided in this Section 3.1.

3.2. Limitations.

Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used:

(1) for the conduct of “off-the-street” retail trade;

(2) by any Governmental Authority or any other Person having sovereign or diplomatic immunity (it being understood, however, that this clause (2) shall not prohibit a Permitted Party from permitting representatives of a Governmental Authority to enter a portion of the Premises temporarily to perform audits or other similar regulatory review of such Permitted Party’s business);

(3) for the sale, storage, preparation, service or consumption of food or beverages in any manner whatsoever (except that a Permitted Party has the right to store, prepare, and serve food and beverages, by any reasonable means (including, without limitation, by means of customary vending machines), for consumption by such Permitted Party’s personnel and business guests in the Premises);

(4) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of a Permitted Party who are employed at the Premises); or

(5) for gaming or gambling.

3.3. Rules.

Subject to the terms of this Section 3.3, Tenant shall comply with, and Tenant shall cause any other Person claiming by, through or under Tenant to comply with, the rules set forth in Exhibit “3.3” attached hereto and made a part hereof, and other reasonable rules that Landlord hereafter adopts from time to time on reasonable advance notice to Tenant, including, without limitation, rules that govern the performance of Alterations (such rules that are attached hereto, and such other rules, being collectively referred to herein as the “Rules”). Landlord shall not have any obligation to enforce the Rules or the terms of any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation thereof by any other tenant. Landlord shall not enforce any Rule against Tenant (i) that Landlord is not then enforcing against all other office tenants in the Building, or (ii) in a manner that differs in any material respect from the manner in which Landlord is enforcing the applicable Rule against other office tenants in the Building. If a conflict or inconsistency exists between the Rules and the provisions of the remaining portion of this Lease, then the provisions of the remaining portion of this Lease shall control.

3.4. Promotional Displays.

Tenant shall not have the right to use any window in the Premises for any sign or other display that is designed principally for advertising or promotion.

3.5. Core Toilets.

Tenant shall have the right to use the toilets that are located in the core area of the Building on any floor of the Building where the Premises is located and where the Premises does not include the entire Rentable Area of such floor (in common with the other occupants of such floor of the Building).

3.6. Wireless Internet Service.

Subject to the terms of this Section 3.6, Tenant shall have the right to install wireless Internet service in the Premises. Tenant shall not solicit other occupants of the Building to use wireless Internet service that emanates from the Premises. Tenant shall not permit the signals of

Tenant’s wireless Internet service (if any) to emanate beyond the Premises in a manner that interferes in any material respect with any Building Systems or with any other occupant’s use of other portions of the Building. Nothing contained in this Section 3.5 diminishes Tenant’s obligation to perform Alterations in accordance with the provisions of Article 7 hereof.

3.7. Telecommunications.

Landlord shall permit Tenant to gain access to the facilities of the telecommunications provider that services the Building from time to time through the telecommunication closet on the floor of the Building where the Premises is located (it being understood that Landlord’s granting such access to Tenant shall not constitute Landlord’s agreement to provide telecommunications services to Tenant or to otherwise have responsibility for the operation or security thereof).

Article 4

SERVICES

4.1. Certain Definitions.

(A) The term “Building Hours” shall mean the period from 8:00 A.M. to 6:00 P.M. on Business Days.

(B) The term “Building Systems” shall mean the service systems of the Building, including, without limitation, the mechanical, gas, steam, electrical, sanitary, HVAC, elevator, plumbing, and life-safety systems of the Building (it being understood that the Building Systems shall not include any systems that Tenant installs in the Premises as an Alteration).

(C) The term “HVAC” shall mean heat, ventilation and air-conditioning.

(D) The term “HVAC Systems” shall mean the Building Systems that provide HVAC.

(E) The term “Overtime Periods” shall mean any times that do not constitute Building Hours; provided, however, that the Overtime Periods for the freight elevator shall also include the lunch period of the personnel who operate the freight elevator or the related loading facility.

4.2. Elevator Service.

(A) Subject to the terms of Section 9.6(C) hereof, Article 10 hereof and this Section 4.2, Landlord shall provide Tenant, at no cost to Tenant, with passenger elevator service for the Premises using the Building Systems therefor. Tenant’s use of the passenger elevators shall be in common with other occupants of the Building. Tenant shall have the use of the passenger elevators that service the Premises at all times (twenty-four (24) hours per day, seven (7) days per week), except that Landlord, during Overtime Periods, shall have the right to limit reasonably the passenger elevators that Landlord makes available to service the Premises (provided that there is available to Tenant on a non-exclusive basis at all times at least one (1) passenger elevator that services the Premises). Tenant shall use the passenger elevators only for purposes of transporting persons to and from the Premises.

(B) Subject to the terms of Section 9.6(C) hereof, Article 10 hereof and this Section 4.2, Landlord shall provide Tenant with freight elevator service for the Premises using the Building Systems therefor. Tenant’s use of the freight elevator shall be in common with other occupants of the Building. Landlord shall have the right to prescribe reasonable rules from time to time regarding the rights of the occupants in the Building (including, without limitation, Tenant) to use the freight elevator (governing, for example, the responsibility of occupants of the Building to reserve freight elevator use in advance, particularly for Overtime Periods). Tenant shall use the freight elevator in accordance with applicable Requirements. If Tenant uses the freight elevator during Overtime Periods, then Tenant shall pay to Landlord, as additional rent, an amount calculated at the reasonable hourly rates that Landlord charges from time to time therefor, within thirty (30) days after Landlord’s giving to Tenant an invoice therefor. Landlord shall have the right to charge Tenant for a particular minimum number of hours of usage of the freight elevator during Overtime Periods to the extent that the applicable union contract or service contract requires Landlord to engage the necessary personnel (including, without limitation, a freight elevator operator and loading dock attendant) for such minimum number of overtime hours. If (x) Tenant requests Landlord to provide Tenant with freight elevator service during Overtime Periods as provided in this Section 4.2(B), and (y) another tenant in the Building also uses, or other tenants in the Building also use, the applicable freight elevator during such Overtime Period, then Landlord shall allocate equitably the charges described in this Section 4.2(B) among Tenant and such other tenant or tenants.

4.3. Heat, Ventilation and Air-Conditioning.

(A) Subject to the terms of Article 10 hereof and this Section 4.3, Landlord shall operate the HVAC System to provide HVAC at the perimeter of the Premises. Landlord shall not be required to make any installations in the Premises to distribute HVAC within the Premises. Landlord shall not be required to repair or maintain during the Term (i) any installations that exist in the Premises on the Commencement Date that distribute within the Premises HVAC that the HVAC System provides, or (ii) any system that is located in the Premises on the Commencement Date that provides supplemental HVAC for the Premises (in addition to the HVAC provided by the HVAC System). Tenant shall keep closed the curtains, blinds, shades or screens that Tenant installs on the windows of the Premises in accordance with the terms hereof to the extent reasonably necessary to reduce the interference of direct sunlight with the operation of the HVAC System.

(B) Landlord shall operate the HVAC System for Tenant’s benefit during Overtime Periods if Tenant so advises Landlord not later than 2:00 P.M. on the Business Day immediately preceding the day on which Tenant requires HVAC during Overtime Periods. If Landlord so provides HVAC to the Premises during Overtime Periods (as so requested by Tenant), then Tenant shall pay to Landlord, as additional rent, an amount calculated at the reasonable hourly rates that Landlord charges from time to time therefor, within thirty (30) days after Landlord gives to Tenant an invoice therefor. Landlord shall have the right to charge Tenant for a particular minimum number of hours of usage of the HVAC System during Overtime Periods to the extent that the applicable union contract or service contract requires Landlord to engage the necessary personnel (including, without limitation, a building engineer) for such minimum number of overtime hours.

4.4. Cleaning.

(A) Subject to the terms of Article 10 hereof and this Section 4.4, Landlord shall cause the Premises to be cleaned substantially in accordance with the standards set forth in Exhibit “4.4” attached hereto and made a part hereof. Landlord shall not be required to clean the portions of the Premises (if any) (x) that Tenant uses for the storage, preparation, service or consumption of food or beverages, (y) in which Tenant is performing Alterations, or (z) in which the interior installation has been demolished in all material respects. Tenant shall pay to Landlord, as additional rent, the reasonable costs incurred by Landlord in removing from the Building any of Tenant’s refuse and rubbish to the extent exceeding the amount of refuse and rubbish usually generated by a tenant that uses the Premises for ordinary office purposes. Tenant shall make such payments to Landlord not later than the thirtieth (30th) day after the date that Landlord gives to Tenant an invoice therefor from time to time. Tenant shall pay to Landlord as additional rent, within thirty (30) days after Landlord’s submission of an invoice to Tenant therefor, the reasonable charge that Landlord imposes for providing supplies to the core toilets and basins on the floor of the Building where the Premises is located.

(B) Tenant, at Tenant’s expense, shall exterminate the portions of the Premises that Tenant uses for the storage, preparation, service or consumption of food against infestation by insects and vermin regularly and, in addition, whenever there is evidence of infestation. Tenant shall engage Persons to perform such exterminating that are approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Tenant shall cause such Persons to perform such exterminating in a manner that is reasonably satisfactory to Landlord.

(C) Tenant, at Tenant’s expense, shall clean daily all portions of the Premises used for the storage, preparation, service or consumption of food or beverages. Tenant shall not have the right to perform any cleaning services (or any other similar facilities management services such as, for example, matron services or handyman services) in the Premises using any Person other than the cleaning contractor that Landlord has engaged from time to time to perform cleaning services in the Building for Landlord; provided, however, that (x) Landlord shall not have the right to require Tenant to use such cleaning contractor unless the rates that such cleaning contractor agrees to charge Tenant for such additional cleaning services are commercially reasonable, and (y) subject to Section 4.8 hereof, Tenant shall have the right to use Tenant’s own employees for such additional cleaning services. If such cleaning contractor does not agree to charge Tenant for such additional cleaning services (or such similar services) at commercially reasonable rates, then Tenant may employ to perform such additional cleaning services (or such similar services) another cleaning contractor that Landlord approves, which approval Landlord shall not unreasonably withhold, condition or delay.

(D) Tenant shall comply with any refuse disposal program (including, without limitation, any waste recycling program) that Landlord imposes reasonably after having given Tenant reasonable advance notice of the effectiveness thereof or that is required by Requirements.

(E) Tenant shall not clean any window in the Premises, nor require, permit, suffer or allow any window in the Premises to be cleaned, in either case from the outside in violation of Section 202 of the New York Labor Law, any other Requirement, or the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

4.5. Water.

Landlord shall provide to the lavatories located in the portion of the Premises that is within the core of the Building hot and cold water only for ordinary drinking, cleaning and lavatory purposes. Landlord shall also provide, through the Building Systems, hot and cold water at one (1) connection point at the perimeter of the Premises only for ordinary drinking, pantry, cleaning and lavatory purposes. Landlord shall not be required to make any installations in the Premises to distribute water within the Premises. Landlord shall not be required to repair or maintain during the Term any installations that exist in the Premises on the Commencement Date that distribute water in the Premises. Nothing contained in this Section 4.5 limits the provisions of Article 10 hereof.

4.6. Directory.

Subject to the terms of this Section 4.6, Landlord shall make available to Tenant, from and after the Commencement Date, the computerized directory in the lobby of the Building for purposes of listing the names of the personnel of Permitted Parties. Landlord shall reprogram such directory to add or delete names of the personnel or Permitted Parties promptly after Tenant’s request from time to time, except that Tenant shall not have the right to make any such request more frequently than twice in any particular period of ninety (90) days. Tenant shall pay to Landlord, as additional rent, a reasonable charge for any such reprogramming requested by Tenant, within thirty (30) days after the date that Landlord gives to Tenant an invoice therefor (it being understood that Tenant shall not be required to pay such charge for the initial programming of such computerized directory or for the first two (2) reprogramming requests in any given year of the Term, provided that such reprogramming requests do not require more than ten (10) name changes). If Landlord replaces the computerized directory with a standard directory in the lobby of the Building, then Tenant shall be entitled to a portion of such listings on such directory based on the proportion that the number of square feet of Rentable Area of the Premises bears to the number of square feet of Rentable Area of the Building (other than any retail portion thereof) for purposes of listing the names of the personnel of Permitted Parties as provided in this Section 4.6. Landlord reserves the right to remove the directory in the lobby of the Building at any time (without making a replacement thereof).

4.7. No Other Services.

Landlord shall not be required to provide any services to support Tenant’s use and occupancy of the Premises, except to the extent expressly set forth herein.

4.8. Labor Harmony.

If (i) Tenant employs, or permits the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, (ii) such employment interferes or causes any conflict with other contractors, mechanics or laborers engaged in the maintenance, repair, management or operation of the Building or any adjacent property owned or managed by Landlord, and (iii) Landlord gives Tenant notice thereof (which notice may be given verbally to the person employed by Tenant with whom Landlord’s representative ordinarily discusses matters relating to the Premises), then Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building promptly and shall take such other action as may be reasonably necessary to resolve such conflict.

4.9. Overtime Rates.

As of the date hereof, a list of the current charges for services during Overtime Periods for the Building is attached hereto as Exhibit “B” and made a part hereof. Landlord hereby reserves the right to increase, from time to time, such charges for the Building.

Article 5

ELECTRICITY

5.1. Capacity.

Tenant, during the Term, shall use electricity in the Premises only in such manner that complies with the requirements of the Utility Company. Tenant shall not permit the demand for electricity in the Premises to exceed the electrical capacity that serves the Premises on the Commencement Date (such electrical capacity being referred to herein as the “Base Electrical Capacity”).

5.2. Electricity for the Building.

Landlord has arranged with a Utility Company to provide electricity for the Building. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of electricity furnished to the Building, except to the extent that such failure or defect results from Landlord’s negligence or willful misconduct. Landlord shall not be required to make any installations in the Premises to distribute electricity within the Premises. Landlord shall not be required to maintain or repair during the Term any installations that exist in the Premises on the Commencement Date that distribute electricity within the Premises.

5.3. Electric Rent Inclusion.

(A) Subject to the terms of this Section 5.3, Landlord shall furnish electricity to the Premises on a “rent inclusion” basis; that is, Landlord shall not charge Tenant (in addition to the Fixed Rent) for such electricity that Landlord furnishes to the Premises. The Fixed Rent includes an annual charge for electricity in an amount equal to Thirteen Thousand Eighty-Seven Dollars and Eighty Cents ($13,087.80) (such annual charge that is included in the Fixed Rent being referred to herein as the “Initial Electricity Inclusion Factor”; the Initial Electricity Inclusion Factor, as it may be changed from time to time pursuant to the provisions of this Section 5.3, being referred to as the “Electricity Inclusion Factor”; the quotient obtained by dividing (x) the Electricity Inclusion Factor at any particular time, by (y) the number of square feet of Rentable Area comprising the Premises at such time, being referred to herein as the “Electricity Inclusion Rate”). Nothing contained in this Section 5.3 shall permit Tenant to demand electric current for the Premises that exceeds the Base Electrical Capacity.

(B) The term “Average Cost per Peak Demand Kilowatt” shall mean, with respect to any particular period, the quotient obtained by dividing (x) the aggregate charge imposed by the Utility Company on Landlord for the Utility Company’s making available electricity that satisfies the Building’s peak demand for electricity during such period, by (y) the number of kilowatts that constituted such peak demand, as reflected on the electric meter or meters for the Building.

(C) The term “Average Cost per Kilowatt Hour” shall mean, with respect to any particular period, the quotient obtained by dividing (x) the aggregate charge imposed by the Utility Company on Landlord for the electricity supplied to the Building for such period (other than the aggregate charge imposed by the Utility Company on Landlord for the Utility Company’s making available electricity that satisfies the Building’s peak demand for electricity during such period), by (y) the number of kilowatt hours of electricity used in the Building during such period, as reflected on the electric meter or meters for the Building.

(D) The term “Utility Company” shall mean, collectively, the local electrical energy distribution company and the competitive energy provider with which Landlord has made arrangements to obtain electric service for the Building; provided, however, that if Landlord makes arrangements to produce electricity to satisfy all or a portion of the requirements of the Building, then (I) Utility Company shall also refer to the producer of such electricity, and (II) the charges imposed by such producer shall be included in the calculation of Average Cost per Kilowatt Hour and Average Cost per Peak Demand Kilowatt.

(E) Landlord, at any time and from time to time during the Term, shall have the right to cause a reputable and independent electrical engineer or electrical consulting firm that in either case Landlord selects reasonably (such engineer or consulting firm being referred to herein as “Landlord’s Engineer”) to (i) survey Tenant’s electrical usage in the Premises, and (ii) estimate (x) the number of kilowatt hours of electricity used in the Premises during each calendar month (an estimate of the number of kilowatt hours of electricity used in the Premises during each calendar month being referred to herein as a “Usage Estimate”), and (y) the number of kilowatts that constitutes the peak demand for electricity in the Premises (an estimate of the number of kilowatts of peak demand in the Premises being referred to herein as a “Peak Demand Estimate”). If Landlord causes Landlord’s Engineer to perform such survey and prepare such estimate, then Landlord shall give to Tenant a copy of the report prepared by Landlord’s Engineer that sets forth the Usage Estimate of Landlord’s Engineer and the Peak Demand Estimate of Landlord’s Engineer (such report being referred to herein as the “Landlord Survey Report”).

(F) If Landlord gives a Landlord Survey Report to Tenant, then Tenant shall have the right to dispute such Landlord Survey Report only by (i) giving notice thereof to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives the Landlord Survey Report to Tenant, and (ii) delivering to Landlord, on or prior to the sixtieth (60th) day after the date that Landlord gives such Landlord Survey Report to Tenant, a report (the “Tenant Survey Report”), prepared by a reputable and independent electrical engineer or electrical consulting firm that Tenant selects reasonably (such engineer or consulting firm being referred to herein as “Tenant’s Engineer”) that sets forth the Usage Estimate of Tenant’s Engineer and the Peak Demand Estimate of Tenant’s Engineer.

(G) If Tenant gives Landlord a Tenant Survey Report in accordance with the terms of Section 5.3(F) hereof, then Landlord shall cause Landlord’s Engineer, and Tenant shall cause Tenant’s Engineer, to consult with each other to attempt to agree on a Usage Estimate and a Peak Demand Estimate. If Landlord’s Engineer and Tenant’s Engineer fail to agree on a Usage Estimate and a Peak Demand Estimate within thirty (30) days after the date that Tenant gives the Tenant Survey Report to Landlord, then either party shall have the right to submit the determination of such Usage Estimate and such Peak Demand Estimate to an Expedited Arbitration Proceeding.

(H) If the Usage Estimate and the Peak Demand Estimate are determined as provided in this Section 5.3, then the Electricity Inclusion Factor (and, accordingly, the Fixed Rent) shall be increased to the extent (if any) necessary so that the Electricity Inclusion Factor equals an amount equal to the product obtained by multiplying (x) twelve (12), by (y) the sum of (a) the product obtained by multiplying (I) the Usage Estimate, by (II) the Average Cost per Kilowatt Hour for the calendar month most recently invoiced to Landlord by the Utility Company, and (b) the product obtained by multiplying (I) the Peak Demand Estimate, by (II) the Average Cost per Peak Demand Kilowatt for the calendar month most recently invoiced to Landlord by the Utility Company. The aforesaid increase in the Electricity Inclusion Factor shall be made as of the date that Landlord gives the Landlord Survey Report to Tenant (it being understood that the parties shall make an appropriate retroactive adjustment to reflect the Electricity Inclusion Factor being adjusted as aforesaid as of the date that Landlord gives the Landlord Survey Report to Tenant). Nothing contained in this Section 5.3(H) limits the provisions of Section 5.3(I) hereof.

(I) The parties shall increase the Electricity Inclusion Factor from time to time during the Term to reflect the percentage increase in the Average Cost per Kilowatt Hour from the Average Cost per Kilowatt Hour that is in effect as of the date hereof, or as of the date of the most recent adjustment in the Electricity Inclusion Factor pursuant to Section 5.3(H) hereof, as the case may be. If the Electricity Inclusion Factor increases pursuant to this Section 5.3(I), then the Fixed Rent shall also be increased correspondingly. Nothing contained in this Section 5.3(I) limits the provisions of Section 5.3(H) hereof.

(J) Landlord shall have the right to require Tenant, at any time during the Term, to obtain electricity from Landlord for the Premises on a submetering basis as contemplated by this Section 5.4 hereof (rather than a “rent inclusion” basis as contemplated by this Section 5.3) by giving not less than sixty (60) days of advance notice thereof to Tenant (Landlord’s aforesaid right being referred to herein as the “Submeter Conversion Right”). If Landlord exercises the Submeter Conversion Right, then the Fixed Rent for the remainder of the Term (from and after the date that Landlord’s exercise of the Submeter Conversion Right becomes effective) shall be decreased by the Electricity Inclusion Factor that is then in effect.

5.4. Submetering.

(A) Subject to the provisions of this Section 5.4, if Landlord exercises the Submeter Conversion Right, then Landlord shall measure Tenant’s demand for and consumption of electricity in the Premises using a submeter that is, or submeters that are, installed and maintained by Landlord. Landlord shall pay the cost of installing such submeter or submeters. If, at any time during the Term, Tenant performs Alterations that require modifications to the aforesaid submeter or submeters that Landlord installs, or that require a supplemental submeter or supplemental submeters, then Tenant shall perform such modification, or the installation of such supplemental submeter or submeters, at Tenant’s cost, as part of the applicable Alteration.

(B) If Landlord exercises the Submeter Conversion Right, then Tenant shall pay to Landlord, as additional rent, an amount (the “Electricity Additional Rent”) equal to one hundred four percent (104%) of the sum of:

(1) the product obtained by multiplying (x) the Average Cost per Peak Demand Kilowatt, by (y) the number of kilowatts that constituted the peak demand for electricity in the Premises for the applicable billing period, as registered on the submeter or submeters for the Premises, and

(2) the product obtained by multiplying (x) the Average Cost per Kilowatt Hour, by (y) the number of kilowatt hours of electricity used in the Premises for the applicable billing period, as registered on the submeter or submeters for the Premises.

(C) Subject to Section 5.4(D) hereof, Landlord shall give Tenant an invoice for the Electricity Additional Rent from time to time (but no less frequently than quarter- annually). Tenant shall pay the Electricity Additional Rent to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives to Tenant each such invoice. Tenant shall not have the right to object to Landlord’s calculation of the Electricity Additional Rent unless Tenant gives Landlord notice of any such objection on or prior to the ninetieth (90th) day after the date that Landlord gives Tenant the applicable invoice for the Electricity Additional Rent. If

Tenant gives Landlord a notice objecting to Landlord’s calculation of the Electricity Additional Rent, as aforesaid, then Tenant shall have the right to review Landlord’s submeter readings and Landlord’s calculation of the Electricity Additional Rent, at Landlord’s offices or, at Landlord’s option, at the offices of Landlord’s managing agent, in either case at reasonable times and on reasonable advance notice to Landlord. Either party shall have the right to submit a dispute regarding the Electricity Additional Rent to an Expedited Arbitration Proceeding.

(D) Landlord shall have the right to give a statement to Tenant from time to time pursuant to which Landlord sets forth Landlord’s good faith estimate of the Electricity Additional Rent for a particular calendar year (any such statement that Landlord gives to Tenant being referred to herein as a “Prospective Electricity Statement”; one-twelfth (1/12th) of the Electricity Additional Rent shown on a Prospective Electricity Statement being referred to herein as the “Monthly Electricity Payment Amount”). If Landlord gives to Tenant a Prospective Electricity Statement (or Landlord is deemed to have given to Tenant a Prospective Electricity Statement pursuant to Section 5.4(E) hereof), then Tenant shall pay to Landlord, as additional rent, on account of the Electricity Additional Rent due hereunder for such calendar year, the Monthly Electricity Payment Amount, on the first (1st) day of each subsequent calendar month for the remainder of such calendar year, in the same manner as the monthly installments of the Fixed Rent hereunder (it being understood that Tenant shall not be required to commence such payments of the Monthly Electricity Payment Amount (x) before the first (1st) day of the calendar year to which relates the applicable Monthly Electricity Payment Amount, or (y) earlier than the thirtieth (30th) day after the date that Landlord gives the Prospective Electricity Statement to Tenant). If Landlord gives (or is deemed to have given) to Tenant a Prospective Electricity Statement after the first (1st) day of the applicable calendar year, then Tenant shall also pay to Landlord, within thirty (30) days after the date that Landlord gives the Prospective Electricity Statement to Tenant, an amount equal to the excess of (I) the product obtained by multiplying (x) the Monthly Electricity Payment Amount, by (y) the number of calendar months that have theretofore elapsed during such calendar year, over (II) the aggregate amount theretofore paid by Tenant to Landlord on account of the Electricity Additional Rent for such calendar year. If Landlord gives (or is deemed to have given) to Tenant a Prospective Electricity Statement for a particular calendar year, then Landlord shall also provide to Tenant, within one hundred eighty (180) days after the last day of such calendar year, an invoice for the Electricity Additional Rent for such calendar year based on an actual reading of the submeter or submeters (such invoice that is based on an actual reading of the submeter or submeters being referred to herein as an “Actual Reading Statement”).

(E) Tenant shall pay to Landlord an amount equal to the excess (if any) of (i) the Electricity Additional Rent as reflected on the Actual Reading Statement that Landlord gives to Tenant, over (ii) the aggregate amount that Tenant has theretofore paid to Landlord on account of the Electricity Additional Rent (if any), within thirty (30) days after the date that Landlord gives such Actual Reading Statement to Tenant. Tenant shall have the right to credit against the Rental thereafter coming due hereunder an amount equal to the excess (if any) of (i) the aggregate amount that Tenant has theretofore paid to Landlord on account of the Electricity Additional Rent, over (ii) the Electricity Additional Rent as reflected on such Actual Reading Statement; provided, however, that if the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (it being understood that Landlord’s obligation to make such payment to Tenant shall survive the Expiration Date). If Landlord gives Tenant an Actual Reading Statement, then, unless Landlord otherwise specifies in such Actual Reading Statement, Landlord shall be deemed to have given to Tenant a Prospective Electricity Statement, for the calendar year immediately succeeding the calendar year that is covered by such Actual Reading Statement, that reflects Electricity Additional Rent for such immediately succeeding calendar year in an amount equal to the Electricity Additional Rent for such calendar year that is covered by such Actual Reading Statement.

(F) If a submeter measuring Tenant’s electrical demand and consumption in the Premises has not been installed in the Premises, or the submeters measuring Tenant’s electrical demand and consumption in the Premises have not been installed in the Premises, in either case on or prior to the date that Landlord exercises the Submeter Conversion Right, then (x) Landlord shall order such submeter or such submeters promptly after the date that Landlord exercises the Submeter Conversion Right, and (y) Landlord shall install such submeter or such submeters promptly after the date that Landlord receives such submeter or submeters. Landlord, in installing such submeter or such submeters, shall have the right to interrupt electrical service to the Premises temporarily and in accordance with good construction practice.

(G) Subject to the terms of this Section 5.4(G), if (i) Landlord exercises the Submeter Conversion Right, and (ii) prior to Landlord’s installing a submeter or the submeters in the Premises, Tenant commences the performance of the Initial Alterations, then Tenant shall pay to Landlord, as additional rent, a fee for electricity service in an amount equal to the product obtained by multiplying (I) $0.0045, by (II) the number of square feet of Rentable Area in the Premises (or the portion thereof in which Tenant is performing the Initial Alterations), by (III) the number of days in the period commencing on the date that Tenant so commences the Initial Alterations and ending on the earlier of (a) the date immediately preceding the date that Tenant first occupies the Premises (or the applicable portion thereof) for the conduct of business, and (b) the date immediately preceding the date that the submeter for the Premises (or the applicable portion thereof) is operational or the submeters for the Premises (or the applicable portion thereof) are operational. Landlord shall give Tenant an invoice for the aforesaid fee from time to time (but not less frequently than monthly). Tenant shall pay the aforesaid fee to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives each such invoice to Tenant.

(H) Subject to the terms of this Section 5.4(H), if (i) Landlord exercises the Submeter Conversion Right, and (ii) prior to Landlord’s installing a submeter or submeters in the Premises, Tenant occupies all or any portion of the Premises for the conduct of business, then Tenant shall pay to Landlord, as additional rent, a fee for electricity service in an amount equal to the product obtained by multiplying (I) $0.0089 (which amount shall be increased on each anniversary of the Commencement Date to reflect the percentage increase, if any, in the Consumer Price Index from the Consumer Price Index that is in effect on Commencement Date), by (II) the number of square feet of Rentable Area in the Premises (or the portion thereof that Tenant is occupying for the conduct of business), by (III) the number of days in the period commencing on the date that Tenant occupies the Premises (or the applicable portion thereof) for the conduct of business and ending on the date immediately preceding the date that the submeter for the Premises or the applicable portion thereof is operational or that the submeters for the Premises or the applicable portion thereof are operational (such fee being referred to herein as the “Electricity Inclusion Charge”). Landlord shall give Tenant an invoice for the Electricity Inclusion Charge from time to time (but not less frequently than monthly). Tenant shall pay the Electricity Inclusion Charge to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives each such invoice to Tenant. If (I) the monthly amount that Tenant would have paid to Landlord as the Electricity Additional Rent for the period that Tenant occupies the Premises or the applicable portion thereof for the conduct of business prior to the date that the submeter is, or the submeters are, operational (as determined using the average monthly submeter readings for the period of three (3) months after the date that the submeter is, or the submeters are, operational), exceeds (II) the Electricity Inclusion Charge for any particular period of one (1) month, then Tenant shall pay to Landlord an amount equal to such excess for each such month within thirty (30) days after Landlord gives to Tenant an invoice therefor. If (I) the Electricity Inclusion Charge for any particular period of one (1) month, exceeds (II) the monthly amount that Tenant would have paid to Landlord as the Electricity Additional Rent for the period that Tenant occupies the Premises or the applicable portion thereof for the conduct of business prior to the date that the submeter is, or the submeters are, operational (as determined using the average monthly submeter readings for the period of three (3) months after the date that the submeter is, or the submeters are, operational), then Landlord, at Landlord’s option, shall either (x) refund promptly to Tenant an amount equal to such excess for each such month, or (y) credit such excess for each such month against the monthly installments of Rental next becoming due and payable hereunder (together with interest on such excess calculated at the Base Rate from the date that Tenant is entitled to such credit). If Landlord gives Tenant such credit for such excess, and the Expiration Date occurs before the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date).

5.5. Termination of Electric Service.

(A) If Landlord is required by any Requirement to discontinue furnishing electricity to the Premises as contemplated by this Lease, then this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of any such Requirement, (x) Landlord shall not be obligated to furnish electricity to the Premises, and (y) Tenant shall not be obligated to pay to Landlord the charges for electricity as described in this Article 5 (and, accordingly, if Landlord is then providing electricity to the Premises on a “rent inclusion” basis, the Fixed Rent shall be reduced by the Electricity Inclusion Factor that is then in effect).

(B) If Landlord discontinues Landlord’s furnishing electricity to the Premises pursuant to a Requirement, then Tenant shall use Tenant’s diligent efforts to obtain electricity for the Premises directly from the Utility Company. Tenant shall pay directly to the Utility Company the cost of such electricity. Tenant shall have the right to use the electrical facilities that then exist in the Building to obtain such direct electric service (without Landlord having any liability or obligation to Tenant in connection therewith). Nothing contained in this Section 5.5 shall permit Tenant to use electrical capacity in the Building that exceeds the Base Electrical Capacity. Tenant, at Tenant’s expense, shall make any additional installations that are required for Tenant to obtain electricity from the Utility Company.

(C) Landlord shall not discontinue furnishing electricity to the Premises as contemplated by this Section 5.5 (to the extent permitted by applicable Requirements) until Tenant obtains electric service directly from the Utility Company.

Article 6

INITIAL CONDITION OF THE PREMISES

6.1. Condition of Premises.

Subject to Section 8.1 hereof, (a) Tenant shall accept possession of the Premises in the condition that exists on the Commencement Date “as is,” and (b) Landlord shall have no obligation to perform any work or make any installations in order to prepare the Building or the Premises for Tenant’s occupancy. Except as expressly set forth herein, Landlord has made no representations or promises with respect to the Building, the Real Property or the Premises. On the Commencement Date, the Building Systems providing service to the Premises shall be in good working order.

Article 7

ALTERATIONS

7.1. General.

(A) Except as otherwise provided in this Article 7, Tenant shall not make any Alterations without Landlord’s prior consent

(B) Tenant may make Decorative Alterations without Landlord’s prior consent.

(C) The term “Alterations” shall mean alterations, installations, improvements, additions or other physical changes in each case in or to the Premises that are made by or on behalf of Tenant or any other Person claiming by, through or under Tenant.

(D) The term “Decorative Alterations” shall mean Alterations that constitute merely decorative changes to the Premises (such as, for example, the installation of carpeting or other customary floor coverings or painting or the installation of customary wall coverings) that in each case do not involve electrical, plumbing or mechanical connections.

(E) The term “Initial Alterations” shall mean the Alterations to prepare the Premises for Tenant’s initial occupancy.

(F) The term “Specialty Alterations” shall mean Alterations that (i) perforate a floor slab in the Premises or a wall the encloses the core of the Building, (ii) require the reinforcement of a floor slab in the Premises, (iii) consist of the installation of a raised flooring system, (iv) consist of the installation of a vault or other similar device or system that is intended to secure the Premises or a portion thereof in a manner that exceeds the level of security that a reasonable Person uses for ordinary office space, or (v) involve material plumbing connections (such as kitchens and executive bathrooms outside of the Building core).

(G) The term “Substantial Completion” or words of similar import shall mean that the applicable work has been substantially completed in accordance with the applicable plans and specifications, if any, it being agreed that (i) such work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition, mechanical adjustment or decorative items remain to be performed, and (ii) with respect to work that is being performed in the Premises, such work shall be deemed substantially complete only if the incomplete elements thereof do not interfere materially with Tenant’s use and occupancy of the Premises for the conduct of business.

(H) The term “Tenant’s Property” shall mean Tenant’s personal property (other than fixtures), including, without limitation, Tenant’s movable fixtures, movable partitions, telephone equipment, computer equipment, furniture, furnishings and decorations.

7.2. Basic Alterations.

(A) Subject to the terms of Section 7.1(B) hereof and Section 7.13 hereof, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Alteration, provided that such Alteration (i) does not materially affect the external aesthetic appearance of the Building at street level, (ii) does not affect adversely any part of the Building other than the Premises, (iii) does not require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building other than the Premises, (iv) does not affect adversely the proper functioning of any Building System, (v) does not reduce the value or utility of the Building, (vi) does not affect adversely the structure of the Building, (vii) does not impede Landlord’s access to Reserved Areas in any material respect, and (viii) does not violate or render invalid the certificate of occupancy for the Building or any part thereof (any Alteration that satisfies the requirements described in clauses (i) through (viii) above being referred to herein as a “Basic Alteration”).

(B) Nothing contained in this Section 7.2 limits the provisions of Section 7.11 hereof.

7.3. Approval Process.

(A) Tenant shall not perform any Alteration (other than Decorative Alterations) unless Tenant first gives to Landlord a notice thereof (an “Alterations Notice”) that (i) refers specifically to this Section 7.3, (ii) includes six (6) copies of the plans and specifications for the proposed Alteration (including, without limitation, layout, architectural, mechanical and structural drawings, to the extent applicable) in CADD format that contain sufficient detail for Landlord and Landlord’s consultants to reasonably assess the proposed Alteration, and (iii) indicates whether Tenant considers the proposed Alterations to constitute a Basic Alteration.

(B) Landlord shall have the right to object to a proposed Alteration only by giving notice thereof to Tenant, and setting forth in such notice a statement in reasonable detail of the grounds for Landlord’s objections.

(C) Landlord shall have the right to (a) disapprove any plans and specifications for a particular Alteration in part, (b) reserve Landlord’s approval of items shown on such plans and specifications pending Landlord’s review of other plans and specifications that Tenant is otherwise required to provide to Landlord hereunder, and (c) condition Landlord’s approval of such plans and specifications upon Tenant’s making revisions to the plans and specifications or supplying additional information (which Landlord shall have the right to request only reasonably if the applicable Alteration constitutes a Basic Alteration). Nothing contained in this Section 7.3(C) limits the provisions of Section 7.2 hereof or Section 7.3(B) hereof.

(D) Tenant acknowledges that (i) the review of plans or specifications for an Alteration by or on behalf of Landlord, or (ii) the preparation of plans or specifications for an Alteration by Landlord’s architect or engineer (or any architect or engineer designated by Landlord), is solely for Landlord’s benefit, and, accordingly, Landlord makes no representation or warranty that such plans or specifications comply with any Requirements or are otherwise adequate or correct.

7.4. Performance of Alterations.

(A) Tenant, at Tenant’s expense, prior to the performance of any Alteration, shall obtain all permits, approvals and certificates required by any Governmental Authorities in connection therewith. Landlord shall have the right to require Tenant to make all filings with Governmental Authorities to obtain such permits, approvals and certificates using an expeditor designated reasonably by Landlord (provided that the charges imposed by such expeditor are commercially reasonable). Landlord shall execute any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the applicable Requirement requires Landlord to execute such application) within ten (10) Business Days after Tenant’s request from time to time and shall otherwise cooperate reasonably with Tenant in connection therewith. Tenant shall not have the right to require Landlord to so execute such applications prior to the date that Landlord approves the applicable Alteration. Tenant shall reimburse Landlord for any reasonable Out-of-Pocket Costs, including, without limitation, reasonable attorneys’ fees and disbursements, that Landlord incurs in so executing such applications and cooperating with Tenant, within thirty (30) days after the date that Landlord gives to Tenant an invoice therefor from time to time.

(B) Prior to performing any Alteration, Tenant shall also furnish to Landlord duplicate original policies of, or, at Tenant’s option, certificates of, (1) worker’s compensation insurance in amounts not less than the statutory limits (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alteration), and (2) commercial general liability insurance (including property damage and bodily injury coverage), in each case in customary form, and in amounts that are not less than Five Million Dollars ($5,000,000) with respect to general contractors and One Million Dollars ($1,000,000) with respect to subcontractors, naming the Landlord Indemnitees as additional insureds; provided, however, that on each anniversary of the Commencement Date, the aforesaid amounts shall be adjusted to reflect the percentage increase in the Consumer Price Index from the Consumer Price Index that is in effect on the Commencement Date. Landlord acknowledges that Tenant’s contractors and subcontractors may satisfy the liability insurance requirements as set forth in this Section 7.4(B) with an umbrella insurance policy if such umbrella insurance policy contains an aggregate per location endorsement that provides the required level of protection for the Premises.

(C) Within thirty (30) days after the Substantial Completion of each Alteration (other than Decorative Alterations), Tenant, at Tenant’s expense, shall (1) obtain certificates of final approval for each Alteration to the extent required by any Governmental Authority, (2) furnish Landlord with copies of such certificates, and (3) give to Landlord copies of the “as-built” plans and specifications for such Alterations in CADD format.

(D) All Alterations (other than Decorative Alterations) shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord. All Alterations shall be made and performed in accordance with all Requirements and the Rules. All materials and equipment incorporated in the Premises as a result of any Alterations shall be first-quality.

7.5. Financial Integrity.

(A)

(1) Tenant shall not permit any materials or equipment that are incorporated as fixtures into the Premises in connection with any Alterations to be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement.

(2) Subject to the terms of Section 7.5(A)(3) hereof, Tenant shall not make any Alteration at a cost for labor and materials (as reasonably estimated by Landlord’s architect, engineer or contractor) in excess of Fifty Thousand Dollars ($50,000), either individually or in the aggregate with any other Alterations constructed in any particular period of twelve (12) consecutive months, prior to Tenant’s delivering to Landlord a performance bond and a payment bond that covers Tenant’s obligation to pay the applicable contractor and the applicable contractor’s obligation to pay its subcontractors (in either case issued by a surety company and in form reasonably satisfactory to Landlord), each in an amount equal to one hundred twenty percent (120%) of such estimated cost; provided, however, that on each anniversary of the Commencement Date, the aforesaid amount of Fifty Thousand Dollars ($50,000) shall be adjusted to reflect the percentage increase in the Consumer Price Index from the Consumer Price Index that is in effect on the Commencement Date.

(3) If Tenant is obligated to deliver a performance bond and a payment bond to Landlord as provided in Section 7.5(A)(2) hereof, then Tenant shall have the right to deposit with Landlord an amount in cash equal to the amount of such bonds that is otherwise required by Section 7.5(A)(2) hereof (such amount in cash being referred to herein as the “Work Deposit”). If Tenant deposits the Work Deposit with Landlord, then (i) Tenant shall not have the obligation to deliver to Landlord the performance bond and the payment bond as provided in Section 7.5(A)(2) hereof for the applicable Alteration, and (ii) Landlord shall disburse the Work Deposit (or the applicable portion thereof) to Tenant or Tenant’s designee from time to time, within ten (10) days after Tenant’s request therefor (but in no event more frequently than once during any particular calendar month), provided that Tenant delivers to Landlord, simultaneously with each such disbursement, waivers of lien from all contractors, subcontractors, materialmen, architects, engineers and other Persons who may file a lien against the Real Property for material theretofore supplied, or labor or services theretofore performed, in connection with the applicable Alterations. If any mechanic’s lien is filed against the Real Property for work claimed to have been done for, or for materials claimed to have been furnished to, Tenant (or any Person claiming by, through or under Tenant), then Landlord shall have the right (but not the obligation) to use the Work Deposit to discharge such mechanic’s lien. Nothing contained in this Section 7.5(A)(3) diminishes Tenant’s obligations under Section 7.5(A)(4) hereof. Landlord shall pay to Tenant any remaining balance of the Work Deposit for a particular Alteration within ten (10) days after the date that (x) Tenant has Substantially Completed the applicable Alteration, and (y) Tenant has delivered to Landlord waivers of lien from all contractors, subcontractors, materialmen, architects, engineers and other Persons who may file a lien against the Real Property in connection with such Alterations.

(4) Tenant shall discharge of record any mechanic’s lien that is filed against the Real Property for work claimed to have been done for, or for materials claimed to have been furnished to, Tenant (or any Person claiming by, through or under Tenant) within fifteen (15) days after Tenant has received notice of filing thereof, at Tenant’s expense, by payment or filing the bond required by law. Nothing contained in this Section 7.5(A)(4) (x) limits Tenant’s right to challenge the claim that is made by the Person that files a mechanic’s lien, provided that Tenant discharges such lien of record as aforesaid, or (y) obligates Tenant to discharge of record any mechanic’s lien that derives from Landlord’s acts or omissions.

(B) Subject to the terms of this Section 7.5(B), within thirty (30) days after the Substantial Completion of any Alterations (other than Decorative Alterations), Tenant shall deliver to Landlord: (i) waivers of lien from all contractors, subcontractors, materialmen, architects, engineers and other Persons who may file a lien against the Real Property in connection with such Alterations, and (ii) a certificate from a licensed architect that Tenant engages in accordance with the terms of this Article 7 certifying that, in his or her opinion, the Alterations have been Substantially Completed in substantial accordance with the final detailed plans and specifications for such Alterations as approved by Landlord. Tenant shall not be required to deliver to Landlord any waiver of lien if Tenant is disputing in good faith the payment which would otherwise entitle Tenant to such waiver, provided that (x) Tenant keeps Landlord advised in a timely fashion of the status of such dispute and the basis therefor, and (y) Tenant delivers to Landlord the waiver of lien promptly after the date that the dispute is settled. Nothing contained in this Section 7.5(B), however, shall relieve Tenant from complying with the provisions of Section 7.5(A)(4) hereof.

7.6. Effect on Building.

If (i) as a result of any Alterations, any alterations, installations, improvements, additions or other physical changes are required to be performed in or made to any portion of the Building other than the Premises in order to comply with any Requirements (any such alterations, installations, improvements, additions or changes being referred to herein as a “Building Change”), and (ii) such Building Change would not otherwise have had to be performed or made pursuant to applicable Requirements at such time, then (x) Landlord may perform such Building Change, and (y) Tenant shall pay to Landlord the reasonable Out-of-Pocket Costs thereof, as additional rent, within thirty (30) days after Landlord gives to Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein. Landlord shall seek to accomplish any such Building Change that minimizes the cost thereof to the extent reasonably practicable. Landlord shall give Tenant reasonable advance notice of Landlord’s performance of the Building Change, and shall consult reasonably from time to time with Tenant in connection therewith (with the understanding that such consultations shall include, without limitation, Landlord’s providing Tenant with the information that Landlord has in its possession regarding the expected cost of such Building Change).

7.7. Time for Performance of Alterations.

If the performance of any Alteration by or on behalf of Tenant, or any other Person claiming by, through or under Tenant, during Building Hours interferes with or interrupts the maintenance, repair, management or operation of the Building in any material respect or interferes with or interrupts the use and occupancy of the Building by other tenants in the Building in any material respect, then Landlord shall have the right to require Tenant to perform such Alteration at other times that Landlord reasonably designates from time to time.

7.8. Removal of Alterations and Tenant’s Property.

(A) On or prior to the Expiration Date, Tenant, at Tenant’s expense, shall remove Tenant’s Property from the Premises, and, at Tenant’s option, Tenant also may remove, at Tenant’s expense, all Alterations made by or on behalf of Tenant or any other Person claiming by, through or under Tenant; provided, however, in any case, that Tenant shall repair and restore in a good and workmanlike manner to good condition any damage to the Premises or the Building caused by such removal except that Landlord shall not have the right to require Tenant to remove any Qualified Alterations. Landlord, upon notice to Tenant given at least sixty (60) days prior to the Expiration Date, may require Tenant to remove any Specialty Alterations from the Premises, and to repair and restore in a good and workmanlike manner to good condition any damage to the Premises or the Building caused by such removal. If (x) the Expiration Date is not the Fixed Expiration Date, and (y) Landlord gives a notice to Tenant on or prior to the thirtieth (30th) day after the Expiration Date to the effect that Landlord does not wish to retain a particular Specialty Alteration, then Tenant shall pay to Landlord the reasonable Out-of-Pocket Costs that are incurred by Landlord in so removing such Specialty Alterations, and in so repairing and restoring any such damage to the Building or the Premises, within thirty (30) days after Landlord submits to Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein; provided, however, that Landlord shall not have the right to give any such notice to Tenant in respect of Qualified Alterations. Any Alterations that remain in the Premises after the Expiration Date shall be deemed to be the property of Landlord (with the understanding, however, that Tenant shall remain liable to Landlord for any default of Tenant in respect of Tenant’s obligations under this Section 7.8).

(B) Prior to Tenant’s performance of a Specialty Alteration, Tenant shall have the right to request (simultaneously with Tenant’s submission to Landlord of plans and specifications for such Specialty Alteration) that Landlord advise that Tenant shall not be required to remove (or pay the cost to remove) such Specialty Alteration upon the Expiration Date or earlier termination of the Term, provided, however, that such request shall state in bold capital letters as follows: “LANDLORD TO ADVISE TENANT IF LANDLORD WILL NOT REQUIRE TENANT TO REMOVE THE SPECIALTY ALTERATION DESCRIBED HEREIN AT THE EXPIRATION OR EARLIER TERMINATION OF THE TERM.” Landlord shall have the right to approve or deny any such request in Landlord’s sole discretion. If (i) Tenant makes any such request, and (ii) Landlord advises Tenant that removal shall not be required, then Landlord shall not have the right to require Tenant to remove (or pay the cost to remove) such Specialty Alteration upon the Expiration Date or earlier termination of the Term (any such Specialty Alteration which Tenant shall not be required to remove (or to pay the cost of removal) as aforesaid being referred to herein as a “Qualified Alteration”).

7.9. Contractors and Supervision.

(A) All Alterations (other than Decorative Alterations) shall be performed only under the supervision of a licensed architect that Landlord approves, which approval Landlord shall not unreasonably withhold, condition or delay.

(B) Subject to the provisions of this Section 7.9(B), Tenant shall perform all Alterations (other than Decorative Alterations) using contractors, subcontractors, engineers and mechanics that in each case Landlord designates from time to time and charge commercially reasonable prices. Landlord shall give Tenant a notice containing a list of such contractors, such subcontractors and such engineers that Landlord designates promptly after Tenant’s request therefor from time to time (it being understood that Landlord shall include in such list the names of at least three (3) subcontractors for each trade and at least three (3) general contractors).

7.10. Landlord’s Expenses.

Tenant shall pay to Landlord, from time to time, as additional rent, the reasonable Out-of-Pocket Costs incurred by Landlord in connection with an Alteration (other than Decorative Alterations) (including, without limitation, the reasonable Out-of-Pocket Costs that Landlord incurs in reviewing the plans and specifications for such Alterations, and inspecting the progress of such Alterations), within thirty (30) days after Landlord gives Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein.

7.11. Window Coverings.

Tenant shall install on the windows of the Premises only the curtains, blinds, shades or screens that Landlord approves, which approval Landlord shall not unreasonably withhold, condition or delay (it being understood that Landlord, in considering whether to grant such approval, shall have the right to take into account the impact of Tenant’s proposed installation on the exterior appearance of the Building).

7.12. Air-Cooled HVAC Installations.

Tenant shall not have the right to install a supplementary HVAC system for the Premises that requires vents or louvers to be installed on the exterior of the Building.

7.13. Sprinkler Installation

Subject to the terms of this Section 7.13, if Tenant, at any time during the Term, makes an Alteration that involves the removal of all or substantially all of the finished ceiling in the Premises (or a material portion thereof) (any such Alteration being referred to herein as a “Ceiling Alteration”), then Tenant, at Tenant’s cost, shall install in the plenum above the finished ceiling in the Premises (or such portion thereof), as part of the Ceiling Alteration, the piping and sprinkler heads for a fire suppression system in the Premises (or such portion thereof) in accordance with standards that are employed customarily in designing and installing such fire suppression systems in first-class office buildings (such piping and sprinkler heads being referred to herein as a “Sprinkler Distribution System”). Tenant’s installation of a Sprinkler Distribution System shall itself constitute an Alteration for purposes of this Article 7. Landlord shall have the right to condition Landlord’s approval of the Ceiling Alteration upon Tenant’s performance of the Alteration for the installation of a Sprinkler Distribution System. If Tenant makes a Ceiling Alteration, then Tenant shall install a Sprinkler Distribution System as provided in this Section 7.13 regardless of whether (x) a Requirement then requires a Sprinkler Distribution System to be installed, or (y) a standpipe system exists in the core of the Building to which Tenant has access to attach the Sprinkler Distribution System. If (x) Tenant installs a Sprinkler Distribution System as provided in this Section 7.13, and (y) such standpipe system exists in the Building (either at the time that Tenant installs the Sprinkler Distribution System or at a subsequent time during the Term), then Tenant, at Tenant’s cost, shall connect the Sprinkler Distribution System to such standpipe system as an Alteration. Nothing contained in this Section 7.13 obligates Tenant to (x) perform a Ceiling Alteration in the Premises, or (y) install a Sprinkler Distribution

System to the extent that a Sprinkler Distribution System is already installed in the Premises (or the applicable portion thereof). Nothing contained in this Section 7.13 diminishes Tenant’s obligation to make Alterations in the Premises to the extent required by Section 11.1 hereof.

Article 8

REPAIRS

8.1. Landlord’s Repairs.

Subject to the terms of this Article 8 and to Article 15 hereof and Article 16 hereof, Landlord shall maintain and make all necessary repairs to and replacements of (i) the Building Systems that service the Premises, (ii) the structural portions of the Building, (iii) the roof of the Building, (iv) the sidewalks that are adjacent to the Building, (v) the exterior walls of the Premises, (vi) the windows of the Premises, (vii) the public portions of the Building, and (viii) the Premises (to the extent that the necessity for such repair derives from a Work Access) in each case in conformity with the standards that are customary for first-class office buildings in the vicinity of the Building. Nothing contained in this Section 8.1 requires Landlord to maintain or repair the systems within the Premises that distribute within the Premises electricity, HVAC or water.

8.2. Tenant’s Repairs.

(A) Subject to the terms of this Article 8 and to Article 15 hereof and Article 16 hereof, Tenant, at Tenant’s expense, shall take good care of the Premises (including, without limitation, (i) the fixtures and equipment that are installed in the Premises on the Commencement Date, (ii) the Alterations, and (iii) the systems within the Premises that distribute within the Premises electricity, HVAC or water). Tenant shall make all repairs to the Premises as and when needed to preserve the Premises in good condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Article 15 hereof. Nothing contained in this Section 8.2(A) shall require Tenant to perform any repairs to the Premises that are Landlord’s obligation to perform under Section 8.1 hereof. All repairs made by Tenant as contemplated by this Section 8.2(A) shall be in conformity with the standards that are customary for first-class office buildings in the vicinity of the Building. Tenant shall perform such repairs in accordance with the terms of Article 7 hereof.

(B) Subject to the terms of this Section 8.2(B), if (a) Landlord gives Tenant a notice that Tenant has failed to perform a repair that this Section 8.2 obligates Tenant to perform, and (b) Tenant fails to proceed with reasonable diligence to make such repair within thirty (30) days after the date that Landlord gives such notice to Tenant (or such shorter period that Landlord designates in such notice to the extent reasonably required under the circumstances to alleviate an imminent threat to persons or property), then (i) Landlord may make such repair, and (ii) Tenant shall pay to Landlord, as additional rent, the reasonable Out-of-Pocket Expenses thereof, with interest thereon at the Applicable Rate calculated from the date that Landlord incurs such expenses, within thirty (30) days after Landlord gives Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein. If (x) a particular repair that this Section 8.2 obligates Tenant to perform cannot be performed with reasonable diligence during the aforesaid period of thirty (30) days (or during such shorter period that Landlord designates, as the case may be), and (y) Tenant commences such repair during such period of thirty (30) days (or such shorter period that Landlord designates), then Landlord shall not have the right to perform such repair on Tenant’s behalf as otherwise described in this Section 8.2(B) unless Tenant fails to pursue such repair with reasonable continuity and diligence. Nothing contained in this Section 8.2(B) limits the remedies that are available to Landlord after the occurrence of an Event of Default.

8.3. Certain Limitations.

(A) Tenant, at Tenant’s expense, shall repair in accordance with the terms set forth in Section 8.2 hereof all damage to the Premises, or to any other part of the Building or the Building Systems, in each case to the extent resulting from the negligence or willful misconduct of, or Alterations made by, Tenant or any other Person claiming by, through or under Tenant; provided, however, that Landlord shall have the right to perform any such repair to the extent that such repair affects the structure of the Building or such repair affects any Building System, in which case Tenant shall pay to Landlord an amount equal to the Out-of-Pocket Costs that Landlord reasonably incurs in performing such repair, on or prior to the thirtieth (30th) day after the date that Landlord gives to Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein. Nothing contained in this Section 8.3(A) limits the provisions of Section 14.3 hereof.

(B) Landlord, at Landlord’s expense, shall repair promptly all damage to the Premises that results from Landlord’s negligence or willful misconduct. Nothing contained in this Section 8.3(B) limits the provisions of Section 14.3 hereof.

8.4. Overtime.

Subject to the provisions of this Section 8.4, Landlord shall have no obligation to employ contractors or labor at overtime or premium pay rates in connection with Landlord’s making repairs as contemplated by this Article 8. If Landlord’s repair (or the condition that Landlord is required to repair) (i) denies Tenant from having reasonable access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) materially interferes with Tenant’s ability to conduct its business in the Premises during Tenant’s ordinary business hours, then Landlord shall employ contractors or labor at overtime or premium pay rates to the extent reasonably necessary. Landlord, at Tenant’s request, shall also perform any other repair that this Article 8 requires Landlord to perform, to the extent reasonably practicable, using contractors or labor at overtime or premium pay rates, in which case Tenant shall pay to Landlord, as additional rent, an amount equal to the excess of (x) the Out-of-Pocket Costs that Landlord incurs in performing such repair (using contractors or labor at overtime or premium pay rates), over (y) the Out-of-Pocket Costs that Landlord would have incurred in performing such repair without using contractors at overtime or premium pay rates, within thirty (30) days after the date that Landlord gives to Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein (it being understood that if more than one tenant requests that Landlord perform any such repair using contractors or labor at overtime or premium pay rates, then Landlord shall allocate such costs among such tenants equitably).

Article 9

ACCESS; LANDLORD’S CHANGES

9.1. Access.

(A) Subject to the terms of this Lease, Tenant, during the Term, shall have access to the Premises at all times, twenty-four (24) hours per day, every day of the year.

(B) Subject to the terms of this Section 9.1(B), Landlord and Landlord’s designees may enter the Premises at reasonable times upon reasonable prior notice to Tenant (which notice may be given verbally to the person employed by Tenant with whom Landlord’s representative ordinarily discusses matters relating to the Premises) to (i) examine the Premises, (ii) show the Premises to prospective tenants during the last eighteen (18) months of the Term, (iii) show the Premises to prospective purchasers or master lessees of Landlord’s interest in the Real Property, (iv) show the Premises to Mortgagees or Lessors (or prospective Mortgagees or Lessors), (v) gain access to Reserved Areas, or (vi) make repairs, alterations, improvements, additions or restorations that (I) Landlord is required to make pursuant to the terms of this Lease, or (II) are reasonably necessary in connection with the maintenance, repair, or operation of the Real Property (Landlord’s entry upon the Premises to perform such repairs, alterations, improvements, additions or restorations being referred to herein as a “Work Access”). Tenant shall have the right at all times, other than during an emergency, to have an employee (which employee shall be designated in a notice given to Landlord by Tenant), accompany Landlord during such Work Access to the extent reasonably practical. Notwithstanding anything to the contrary contained herein, Landlord’s entry into the Premises, pursuant to the terms of this Section 9.1, shall not be limited, restricted or delayed in any way in the event that such employee is unavailable to accompany Landlord. Landlord shall not be required to give Tenant advance notice of the entry by Landlord or Landlord’s designees into the Premises as contemplated by this Section 9.1(B) to the extent necessary by reason of the occurrence of an emergency (with the understanding, however, that Landlord shall give Tenant notice of such emergency access as promptly as reasonably practicable thereafter). Landlord, in connection with a Work Access, shall have the right to bring into the Premises, and store in the Premises in a reasonable manner for the duration of the Work Access, the materials and tools that Landlord reasonably requires to perform the applicable repair, alteration, improvement, addition or restoration. Except as expressly set forth in this Lease, Landlord shall have no liability to Tenant for any loss sustained by Tenant by reason of Landlord’s entry upon the Premises; provided, however, that (w) nothing contained in this Section 9.1(B) diminishes Landlord’s obligation to repair the Premises (to the extent that the necessity for such repair derives from a Work Access) as provided in Section 8.1 hereof, and (x) subject to Section 14.3 hereof, Landlord shall remain liable to Tenant for personal injury or property damage that derives from Landlord’s negligence or wilful misconduct in connection with any such entry upon the Premises.

9.2. Landlord’s Obligation to Minimize Interference.

(A) Subject to Section 9.2(B) hereof, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Premises in connection with Landlord’s accessing the Premises as contemplated by Section 9.1 hereof.

(B) Subject to the provisions of this Section 9.2(B), Landlord shall have no obligation to employ contractors or labor at overtime or premium pay rates in connection with a Work Access as contemplated by this Article 8. If a Work Access (i) denies Tenant from having reasonable access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) materially interferes with Tenant’s ability to conduct its business in the Premises during Tenant’s ordinary business hours, then Landlord shall employ contractors or labor at overtime or premium pay rates to the extent reasonably necessary. Landlord, at Tenant’s request, shall also conduct a Work Access, to the extent reasonably practicable, using contractors or labor at overtime or premium pay rates, in which case Tenant shall pay to Landlord, as additional rent, an amount equal to the excess of (x) the Out-of-Pocket Costs that Landlord incurs in conducting such Work Access (using contractors or labor at overtime or premium pay rates), over (y) the Out-of-Pocket Costs that Landlord would have incurred in conducting such Work Access without using contractors at overtime or premium pay rates, within thirty (30) days after the date that Landlord gives to Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein (it being understood that if more than one tenant requests that Landlord conduct such Work Access using contractors or labor at overtime or premium pay rates, then Landlord shall allocate such costs among such tenants equitably).

9.3. Reserved Areas.

The Premises shall not include (i) the demising walls of the Premises (except for the interior face thereof), (ii) the walls of the Premises that constitute the curtain wall for the Building (except for the interior face thereof), (iii) balconies, terraces and roofs that are adjacent to the Premises, and (iv) space that is used for Building Systems or other purposes associated with the operation, repair, management or maintenance of the Real Property, including, without limitation, shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, mechanical rooms, plumbing facilities, and service closets (the areas described in clauses (iii) and (iv) above being collectively referred to herein as the “Reserved Areas”).

9.4. Ducts, Pipes and Conduits.

Landlord shall have the right to install, use and maintain ducts, cabling, pipes and conduits in and through the Premises, provided that (a) such ducts, cabling, pipes and conduits are concealed within or above partitioning columns, walls or ceilings, except that if such ducts, cabling, pipes or conduits are installed in areas that are utility areas (such as storage areas, mailrooms or mud rooms), then such ducts, cabling, pipes or conduits may also be installed on partitioning walls, columns or ceilings, (b) such ducts, cabling, pipes and conduits do not reduce the usable area of the Premises by more than a de minimis amount, and (c) Landlord installs such ducts, cabling, pipes and conduits in a manner that minimizes, to the extent reasonably practicable, any adverse effect on an Alteration theretofore performed in the Premises. If Landlord requires access to the Premises to make the installations as contemplated by this Section 9.4, then Landlord shall perform such installations in accordance with the terms hereof that govern a Work Access.

9.5. Keys.

Tenant shall provide Landlord, from time to time, with the keys to the Premises (or with the appropriate means to access the Premises using Tenant’s electronic security systems).

9.6. Landlord’s Changes.

(A) Subject to Section 9.6(B) hereof, Tenant shall have the right to use, in common with the other occupants of the Building, the portions of the Building that Landlord dedicates from time to time as common area for the general use of the occupants of the Building.

(B) Landlord, from time to time, shall have the right to change the arrangement or location of the public portions of the Building, including, without limitation, lobbies, entrances, passageways, doors, corridors, stairs and toilets that in each case are not located in the Premises, provided any such change does not (a) unreasonably reduce or unreasonably interfere with Tenant’s access to the Building or the Premises, (b) reduce the floor area of the Premises (except to a de minimis extent), or (c) reduce to a material extent the level or quality of services that are available to Tenant on the Commencement Date.

(C) Landlord, from time to time, shall have the right to change, or reduce the number of, the passenger or freight elevators serving the Premises, provided that such change or reduction does not reduce to a material extent the passenger or freight elevator service standards that the passenger and freight elevators meet on the date hereof.

(D) Landlord, from time to time, shall have the right to change the name, number or designation by which the Building is commonly known.

(E)

(1) Landlord shall have the right, from time to time, to close, obstruct or darken the windows of the Premises temporarily to the extent required to comply with a Requirement or to perform repairs, maintenance, alterations, or improvements to the Building. Landlord shall have the right to close, obstruct or darken the windows of the Premises permanently to the extent required to comply with a Requirement that does not become applicable to the Building by virtue of Landlord’s performance of elective construction in the Building.

(2) If, at any time, the windows of the Premises are closed, obstructed or darkened temporarily, as aforesaid, then Landlord shall perform (or cause to be performed) such repairs, maintenance, alterations or improvements, or shall comply with the applicable

Requirement (or cause such Requirement to be complied with), in each case with reasonable diligence, and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, obstructed or darkened (it being understood, however, that subject to Section 8.4 hereof, Landlord shall not be required to perform such repairs, maintenance, alterations or improvements using contractors or labor at overtime or premium pay rates).

Article 10

UNAVOIDABLE DELAYS AND INTERRUPTION OF SERVICE

10.1. Unavoidable Delays.

Subject to Article 15 hereof and Article 16 hereof, this Lease and the obligation of Tenant to pay Rental hereunder and to perform all of Tenant’s other covenants shall not be affected, impaired or excused, and Landlord shall not have any liability to Tenant, to the extent that Landlord is unable to perform Landlord’s covenants under this Lease by reason of any cause beyond Landlord’s reasonable control, including, without limitation, strikes, labor troubles, acts of terrorism or the occurrence of an act of God; provided, however, that Landlord shall not have the right to claim under this Section 10.1 that Landlord’s failure to have funds available to make a payment of money constitutes an excuse for Landlord’s performance of an obligation of Landlord hereunder.

10.2. Interruption of Services.

Landlord, from time to time, shall have the right to interrupt or curtail the level of service provided by the Building Systems to the extent reasonably necessary to accommodate the performance of repairs, additions, alterations, replacements or improvements that in Landlord’s reasonable judgment are desirable or necessary. Landlord shall give Tenant reasonable advance notice of any such interruption or curtailment (to the extent that Landlord does not need to arrange for such interruption or curtailment to manage an emergency) and schedule any such interruption or curtailment at times that minimizes, to the extent reasonably practicable, the effect of such interruption or curtailment on Tenant’s ability to conduct its business in the Premises during Tenant’s ordinary business hours. If such interruption or curtailment of the level of service provided by the Building Systems (i) denies Tenant from having reasonable access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) materially interferes with Tenant’s ability to conduct its business in the Premises during Tenant’s ordinary business hours, then Landlord shall employ contractors or labor at overtime or premium pay rates to the extent reasonably necessary. Landlord, at Tenant’s request, shall also schedule any such interruption or curtailment, to the extent reasonably practicable, using contractors or labor at overtime or premium pay rates, in which case Tenant shall pay to Landlord, as additional rent, an amount equal to the excess of (x) the Out-of-Pocket Costs that Landlord incurs in so scheduling such interruption or curtailment (using contractors or labor at overtime or premium pay rates), over (y) the Out-of-Pocket Costs that Landlord would have incurred in scheduling such interruption or curtailment without using contractors at overtime or premium pay rates, within thirty (30) days after the date that Landlord gives to Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein (it being understood that if more than one tenant requests that Landlord conduct such Work Access using contractors or labor at overtime or premium pay rates, then Landlord shall allocate such costs among such tenants equitably).

Article 11

REQUIREMENTS

11.1. Tenant’s Obligation to Comply with Requirements.

(A) Subject to the terms of this Article 11, Tenant, at Tenant’s expense, shall comply with all Requirements applicable to the Premises, including, without limitation, (i) Requirements that are applicable to the performance of Alterations, (ii) Requirements that become applicable by reason of Alterations having been performed, and (iii) Requirements that are applicable by reason of the specific nature or type of business operated by Tenant (or any other Person claiming by, through or under Tenant) in the Premises. Tenant shall not be required to make any Alteration or other changes to the structural components of the Building or to the Building Systems in either case to comply with any Requirement unless (a) such Alteration or other change is required by reason of Alterations having been performed by Tenant (or another Person claiming by, through or under Tenant), (b) such Alteration or other change is required by reason of the specific nature of the use of the Premises by Tenant (or such other Person) (as opposed to the use of the Premises for the general purposes otherwise permitted under Section 3.1 hereof) or (c) such Alteration or other change is required to install, modify, or replace any fire suppression device or system in the Premises (including, without limitation, sprinkler systems).

(B) The term “Requirements’’ shall mean, collectively, (i) all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders of all Governmental Authorities, and of any applicable fire rating bureau, or other body exercising similar functions, and (ii) all requirements that the issuer of Landlord’s Property Policy imposes (including, without limitation, any such requirements that such issuer requires as the basis for the premium that such issuer charges Landlord for Landlord’s Property Policy), provided that such requirements that the issuer of Landlord’s Property Policy imposes are reasonably consistent with the requirements imposed by reputable insurers of comparable properties in The City of New York.

(C) The term “Governmental Authority” shall mean the United States of America, the State of New York, The City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

(D) Subject to the terms of this Section 11.1(D), if (a) Landlord gives Tenant a notice that Tenant has failed to comply with a Requirement as required by this Section 11.1, and (b) Tenant fails to proceed with reasonable diligence to comply with such Requirement within twenty (20) days after the date that Landlord gives such notice to Tenant (or such shorter period that Landlord designates in such notice to the extent reasonably required under the circumstances to alleviate an imminent threat to persons or property), then (i) Landlord may perform the work and otherwise take steps that are required to comply with such Requirement, and (ii) Tenant shall pay to Landlord, as additional rent, the reasonable Out-of-Pocket Expenses thereof, with interest thereon at the Applicable Rate calculated from the date that Landlord incurs such expenses, within thirty (30) days after Landlord gives Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein. If (x) Tenant’s compliance with a particular Requirement as required by this Section 11.1 cannot be accomplished with reasonable diligence during the aforesaid period of twenty (20) days (or during such shorter period that Landlord designates, as the case may be), and (y) Tenant commences such compliance during such period of twenty (20) days (or such shorter period that Landlord designates), then Landlord shall not have the right to perform the work and otherwise take steps that are required to comply with such Requirement on Tenant’s behalf as otherwise described in this Section 11.1(D) unless Tenant fails to pursue such compliance with reasonable continuity and diligence. Nothing contained in this Section 11.1(D) limits the remedies that are available to Landlord after the occurrence of an Event of Default.

11.2. Landlord’s Obligation to Comply with Requirements.

Landlord shall comply with all Requirements applicable to the Premises and the Building (including, without limitation, Requirements in respect of which the violation thereof impedes Tenant’s performance of Alterations in the Premises) other than the Requirements with respect to which Tenant is required to comply pursuant to Section 11.1 hereof, subject, however, to Landlord’s right to contest in good faith the applicability or legality thereof (provided that Landlord’s contesting such Requirements does not interfere in any material respect with Tenant’s use and occupancy of the Premises).

11.3. Certificate of Occupancy.

(A) Subject to the terms of this Section 11.3(A), Landlord covenants that from and after the Commencement Date a temporary or permanent certificate of occupancy covering the Premises (or such other certificate as may be required by Requirements from time to time to lawfully occupy the Premises) shall be in full force and effect permitting the Premises to be used for the general purposes that are permitted under Article 3 hereof. Nothing contained herein constitutes Landlord’s covenant, representation or warranty that the Premises or any part thereof lawfully may be used or occupied for any particular purpose or in any particular manner; provided, however, that Landlord shall not have the right to amend the certificate of occupancy for the Premises (or such other certificate as may be required by Requirements from time to time to lawfully occupy the Premises) in a manner that limits the uses that Tenant may perform in the Premises in accordance with Article 3 hereof. Landlord shall have no liability to Tenant under this Section 11.3(A) to the extent such certificate of occupancy (or such other certificate) is not in full force and effect by reason of Tenant’s default hereunder or by reason of Alterations.

(B) Tenant shall use the Premises only in a manner that conforms with the certificate of occupancy that is in effect for the Premises. Tenant shall not have the right to amend the certificate of occupancy for the Premises or the Building without Landlord’s prior approval.

Article 12

QUIET ENJOYMENT

12.1. Quiet Enjoyment.

Landlord covenants that Tenant may peaceably and quietly enjoy the Premises for the Term, subject, nevertheless, to the terms and conditions of this Lease.

Article 13

SUBORDINATION

13.1. Subordination.

(A) This Lease shall be subject and subordinate to the priority of each Superior Lease that hereafter exists (and does not exist as of the date hereof) in respect of which the Lessor is not an Affiliate of Landlord. This Lease shall be subject and subordinate to the lien of each Mortgage that hereafter exists (and does not exist as of the date hereof) in respect of which the Mortgagee is not an Affiliate of Landlord.

(B) The term “Lessor” shall mean a lessor under a Superior Lease.

(C) The term “Mortgage” shall mean any trust indenture or mortgage which now or hereafter encumbers Landlord’s estate in the Premises.

(D) The term “Mortgagee” shall mean any trustee, mortgagee or holder of a Mortgage.

(E) The term “Superior Lease” shall mean any lease pursuant to which Landlord now or hereafter obtains or retains its interest in the Premises (to the extent that Landlord’s interest in the Premises is a leasehold estate).

13.2. Attornment.

If, at any time prior to the Expiration Date, a Person succeeds to Landlord’s interest in the Real Property by reason of a foreclosure under a Mortgage or by reason of the termination of a Superior Lease (any such Person being referred to herein as the “Successor”), then Tenant, at the Successor’s election, shall attorn, from time to time, to the Successor, in either case upon the then executory terms of this Lease, for the remainder of the Term. If the Successor is not an Affiliate of the Person that constituted Landlord immediately prior to such Successor’s obtaining an interest in the Premises, then the Successor shall not be:

(A) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), except to the extent that (i) such act or omission continues after the date that the Successor succeeds to Landlord’s interest in the Real Property, and (ii) such act or omission of such prior landlord is of a nature that the Successor can cure by performing a service or making a repair, or

(B) subject to any defenses or offsets that Tenant has against any prior landlord (including, without limitation, the then defaulting landlord) (except for any offsets expressly permitted under this Lease), or

(C) bound by any payment of Rental that Tenant has made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date that such payment is due (other than the Rental that Tenant pays pursuant to Section 1.5(E) hereof), or

(D) bound by any obligation to make any payment to or on behalf of Tenant to the extent that such obligation accrues prior to the date that the Successor succeeds to Landlord’s interest in the Real Property, or

(E) bound by any obligation to perform any work or to make improvements to the Premises, except for:

(1) repairs and maintenance that Landlord is required to perform pursuant to the provisions of this Lease and that first become necessary, or the need for which continues, after the date that the Successor succeeds to Landlord’s interest in the Real Property,

(2) repairs to the Premises that become necessary by reason of a fire or other casualty that occurs from and after the date that the Successor succeeds to Landlord’s interest in the Real Property and that Landlord is required to perform pursuant to Article 15 hereof,

(3) repairs to the Premises or any part thereof that become necessary by reason of a fire or other casualty that occurs prior to the date that the Successor succeeds to Landlord’s interest in the Real Property and that Landlord is required to perform pursuant to Article 15 hereof, to the extent that the Successor can make such repairs from the net proceeds of Landlord’s Property Policy that are actually made available to the Successor (with the understanding, however, that if (i) a fire or other casualty occurs prior to the date that the Successor succeeds to Landlord’s interest in the Real Property, (ii) Landlord is required to repair the resulting damage to the Building pursuant to Article 15 hereof, and (iii) the Successor cannot make such repairs from such net proceeds, then Tenant shall have the right to terminate this Lease by giving notice thereof to the Successor within fifteen (15) days after the date that the Successor gives Tenant notice that the Successor does not intend to perform such repairs),

(4) repairs to the Premises as a result of a partial condemnation that occurs from and after the date that the Successor succeeds to Landlord’s interest in the Real Property and that Landlord is required to perform pursuant to Article 16 hereof, and

(5) repairs to the Premises as a result of a partial condemnation that occurs prior to the date that the Successor succeeds to Landlord’s interest in the Real Property and that Landlord is required to perform pursuant to Article 16 hereof, to the extent that the Successor can make such repairs from the net proceeds of any condemnation award made available to the Successor (with the understanding, however, that if (i) a partial condemnation occurs prior to the date that the Successor succeeds to Landlord’s interest in the Real Property, (ii) Landlord is required to make repairs to the Building pursuant to Article 16 hereof by reason of such partial condemnation, and (iii) the Successor cannot make such repairs from such net proceeds, then Tenant shall have the right to terminate this Lease by giving notice thereof to the Successor within fifteen (15) days after the date that the Successor gives Tenant notice that the Successor does not intend to perform such repairs),

(F) bound by any amendment or modification of this Lease made without the consent of the Successor after the date that Tenant is given notice of the applicable Mortgage or the applicable Superior Lease (as the case may be), or

(G) bound to return the Cash Security Deposit or the Letter of Credit until the Cash Security Deposit or the Letter of Credit has come into the Successor’s actual possession and Tenant is entitled to the Cash Security Deposit or the Letter of Credit pursuant to the terms of this Lease.

The provisions of this Section 13.2 shall apply notwithstanding that, as a matter of law, this Lease terminates upon the termination of any Superior Lease or the foreclosure of a Mortgage. No further instrument shall be required to give effect to Tenant’s attorning to a Successor as contemplated by this Section 13.2. Tenant, however, upon demand of any Successor, shall execute, from time to time, instruments, in a recordable form and in a form reasonably satisfactory to the Successor, confirming the foregoing provisions of this Section 13.2.

13.3. Amendments to this Lease.

Tenant shall execute and deliver, from time to time, amendments to this Lease, promptly after Landlord’s request, to the extent that (x) such amendments are reasonably required by a Mortgagee or a Lessor that in either case is not an Affiliate of Landlord (or are reasonably required by a proposed Mortgagee or proposed Lessor that in either case is not an Affiliate of Landlord and that consummates the applicable Mortgage or the applicable Superior Lease contemporaneously with Tenant’s execution and delivery of such amendment hereof), and (y) Landlord gives to Tenant reasonable evidence to the effect that such Mortgagee or Lessor requires such amendments; provided, however, that Tenant shall not be required to agree to any such amendments to this Lease that (i) increase Tenant’s monetary obligations under this Lease, (ii) adversely affect or diminish Tenant’s rights under this Lease (except in either case to a de minimis extent), or (iii) increase Tenant’s other obligations under this Lease (except to a de minimis extent).

13.4. Tenant’s Estoppel Certificate.

Tenant, within ten (10) Business Days after Landlord’s request from time to time (but not more frequently than three (3) times in any particular period of twelve (12) months), shall deliver to Landlord a written statement executed by Tenant, in form reasonably satisfactory to Landlord, (1) stating that this Lease is then in full force and effect and has not been modified (or if this Lease is not in full force and effect, stating the reasons therefor, or if this Lease is modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, the Tax Payment and other items of Rental have been paid, (3) stating whether, to the actual knowledge of Tenant (without having made any investigation), Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) stating any other matters reasonably requested by Landlord and related to this Lease. Tenant acknowledges that any such statement that Tenant delivers to Landlord pursuant to this Section 13.4 may be relied upon by (x) any purchaser or owner of the Real Property or any interest therein (including, without limitation, any Lessor), or (y) any Mortgagee.

13.5. Landlord’s Estoppel Certificate.

Landlord, within ten (10) Business Days after Tenant’s request from time to time (but not more frequently than three (3) times in any particular period of twelve (12) months), shall deliver to Tenant a written statement executed by Landlord, in form reasonably satisfactory to Tenant, (i) stating that this Lease is then in full force and effect and has not been modified (or if this Lease is not in full force and effect, stating the reasons therefor, or if this Lease is modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, the Escalation Rent and any other items of Rental have been paid, (iii) stating whether, to the actual knowledge of Landlord (without having made any investigation), Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) stating any other matters reasonably requested by Tenant and related to this Lease. Landlord acknowledges that any statement delivered by Landlord to Tenant pursuant to this Section 13.5 may be relied upon by (w) any Person that extends credit to Tenant, (x) any assignee of Tenant’s interest hereunder, (y) any subtenant of all or any part of the Premises, or (z) any Person that acquires Control of Tenant (provided that such assignment, sublease or transfer of Control is accomplished in a manner that complies with the provisions of Article 17 hereof).

13.6. Rights to Cure Landlord’s Default.

If (x) a Superior Lease or Mortgage exists, (y) the Lessor or Mortgagee is not an Affiliate of Landlord, and (z) Landlord gives Tenant notice thereof, then Tenant shall not seek to terminate this Lease by reason of Landlord’s default hereunder until Tenant has given written notice of such default to such Lessor or such Mortgagee in either case at the address that has been furnished to Tenant. If any such Lessor or Mortgagee notifies Tenant, within ten (10) Business Days after the date that such Lessor or Mortgagee receives such notice from Tenant, that such Lessor or Mortgagee intends to remedy such act or omission of Landlord, then Tenant shall not have the right to so terminate this Lease unless such Lessor or Mortgagee fails to remedy such act or omission of Landlord within a reasonable period of time after the date that such Lessor or Mortgagee gives such notice to Tenant (it being understood that such Lessor or Mortgagee shall not have any liability to Tenant for the failure of such Lessor or Mortgagee to so remedy such act or omission of Landlord during such period).

13.7. Zoning Lot Merger Agreement.

Tenant hereby waives irrevocably any rights that Tenant may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property, including, without limitation, any rights that Tenant may have to be a party to, to contest, or to execute any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose. Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property (it being understood, however, that Landlord shall not permit such Declaration of Restrictions or any such other document to impair Tenant’s rights hereunder, or expand Tenant’s obligations hereunder, except, in either case, to a de minimis extent). In confirmation of such subordination and waiver, Tenant, from time to time, shall execute and deliver promptly any certificate or instrument that Landlord reasonably requests.

13.8. Tenant’s Financial Statements.

Subject to the terms of this Section 13.8, Tenant shall provide to Landlord (a) the balance sheet of Tenant and each Predecessor Tenant (if any) in either case dated as of the last day of each fiscal year (to the extent that the last day of each such fiscal year occurs during the Term), (b) the income statement of Tenant and each Predecessor Tenant (if any) for each such fiscal year that occurs, in whole or in part, during the Term, and (c) the statement of changes in financial condition of Tenant and each Predecessor Tenant (if any) for each such fiscal year that occurs, in whole or in part, during the Term, in each case on or prior to the one hundred twentieth (120th) day after the last day of each such fiscal year (such financial statements being collectively referred to herein as “Tenant’s Statements”). Tenant shall cause Tenant Statements to be prepared in accordance with generally accepted accounting principles, consistently applied. Landlord shall not disclose Tenant’s Statements to any third party, except that Landlord may disclose Tenant’s Statements (i) to Persons that provide (or that propose to provide), directly or indirectly, debt or equity capital to Landlord or Landlord’s Affiliates and that provide Landlord with reasonable assurances that such Persons will maintain the confidentiality of Tenant’s Statements, (ii) to Persons that purchase (or that propose to purchase) the Real Property or any portion thereof and that provide Landlord with reasonable assurances that such Persons will maintain the confidentiality of Tenant’s Statements, (iii) to Lessors (or prospective Lessors) that provide Landlord with reasonable assurances that such Lessors (or prospective Lessors) will maintain the confidentiality of Tenant’s Statements, (iv) to Persons that provide professional services for Landlord (such as, for example, Landlord’s attorneys and accountants) and that provide Landlord with reasonable assurances that such Persons will maintain the confidentiality of Tenant’s Statements, (v) to the extent required by law, (vi) to the extent reasonably required by Landlord in enforcing Landlord’s rights hereunder, and (vii) to the extent that Tenant’s Statements are otherwise available to the general public. Tenant shall not have any obligation to provide Tenant’s Statements to Landlord as provided in this Section 13.8 during the period that (x) the stock of Tenant is publicly traded on a recognized stock exchange, and (y) Tenant’s Statements are available to the general public under filings that Tenant makes with the Securities and Exchange Commission.

Article 14

INSURANCE

14.1. Tenant’s Insurance.

(A) Tenant, at Tenant’s expense, shall obtain and keep in full force and effect (i) an insurance policy for Tenant’s Property and the Specialty Alterations, in either case to the extent insurable under the available standard forms of “all-risk” insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof (subject, however, at Tenant’s option, to a reasonable deductible) (the insurance policy described in this clause (i) being referred to herein as “Tenant’s Property Policy”), (ii) a policy of worker’s compensation insurance, to the extent required by law (such policy being referred to herein as “Tenant’s Worker’s Compensation Policy”), and (iii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement (the insurance policy described in this clause (iii) being collectively referred to herein as “Tenant’s Liability Policy”). Tenant’s Property Policy and Tenant’s Liability Policy shall name Tenant as the insured. Tenant’s Property Policy shall also include business interruption insurance that is sufficient in amount to pay the Fixed Rent and the Tax Payment due hereunder for a period of at least one (1) year. Tenant’s Liability Policy shall name the Landlord Indemnitees as additional insureds thereunder.

(B) Except for standard provisions in ISO CG 0001 Form or its equivalent, Tenant’s Liability Policy shall not contain any endorsement or exclusion that affects or limits the obligation of the insurer to pay the amount of any loss sustained caused by a negligent act or omission of Tenant. If Tenant receives any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under Tenant’s Property Policy or Tenant’s Liability Policy, then Tenant shall immediately deliver to Landlord a copy of such notice. The minimum amounts of liability under Tenant’s Liability Policy shall be a combined single limit with respect to each occurrence in the amount of Five Million Dollars ($5,000,000) for injury (or death) to persons and damage to property, which minimum amount Landlord may increase from time to time to the amount of insurance that in Landlord’s reasonable judgment is then being customarily required by prudent landlords of first-class buildings in the vicinity of the Building from tenants leasing space similar in size, nature and location to the Premises.

(C) Tenant shall cause Tenant’s Liability Policy, Tenant’s Worker’s Compensation Policy and Tenant’s Property Policy to be issued by reputable and independent insurers that are (x) permitted to do business in the State of New York, and (y) rated in Best’s Insurance Guide, or any successor thereto, as having a general policyholder rating of AA and a financial rating of at least XIII (it being understood that if such ratings are no longer issued, then such insurer’s financial integrity shall conform to the standards that constitute such ratings from Best’s Insurance Guide as of the date hereof).

(D) Tenant has the right to satisfy Tenant’s obligation to carry Tenant’s Liability Policy with an umbrella insurance policy if such umbrella insurance policy contains an aggregate per location endorsement that provides the required level of protection for the Premises. Tenant has the right to satisfy Tenant’s obligation to carry Tenant’s Property Policy with a blanket insurance policy if such blanket insurance policy provides, on a per occurrence basis, that a loss that relates to any other location does not impair or reduce the level of protection available for the Premises below the amount required by this Lease.

14.2. Landlord’s Insurance.

(A) Subject to the terms of this Section 14.2, Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, to the extent insurable on commercially reasonable terms under then available standard forms of “all-risk” insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or, at Landlord’s option, in such lesser amount as will avoid co-insurance (such insurance being referred to herein as “Landlord’s Property Policy”). Tenant acknowledges that (i) Landlord’s Property Policy may encompass rent insurance, (ii) the risks that Landlord’s Property Policy covers may include, without limitation, fire, war, terrorism, environmental matters, and flood, and (iii) Landlord may also obtain a commercial general liability insurance policy.

(B) Landlord shall not be liable to Tenant for any failure to insure any Alterations unless Tenant notifies Landlord of the completion of such Alterations and the cost thereof, and maintains adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Landlord shall have the right to provide that the coverage of Landlord’s Property Policy is subject to a reasonable deductible. Tenant shall cooperate with Landlord and Landlord’s insurance companies in the adjustment of any claims for any damage to the Building or the Alterations. Landlord shall not be required to carry insurance on Tenant’s Property or the Specialty Alterations. Landlord shall not be required to carry insurance against any loss suffered by Tenant due to the interruption of Tenant’s business.

14.3. Mutual Waiver of Subrogation.

(A) Subject to the provisions of this Section 14.3, Landlord and Tenant shall each obtain an appropriate clause in, or endorsement on, Landlord’s Property Policy or Tenant’s Property Policy (as the case may be) pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery. Landlord and Tenant also agree that, having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, they shall not make any claim against or seek to recover from the Landlord Indemnitees or the Tenant Indemnitees (as the case may be) for any loss or damage to its property or the property of others resulting from fire or other hazards covered by Landlord’s Property Policy or Tenant’s Property Policy (as the case may be); provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery.

(B) If the payment of an additional premium is required for the inclusion of a waiver of subrogation provision as described in Section 14.3(A) hereof, then each party shall advise the other party of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay such additional premium. If (x) Tenant is the party that elects to pay such additional premium to include such a waiver in Landlord’s Property Policy, and (y) other tenants in the Building make concurrently a similar election, then the aforesaid amount that Tenant is obligated to pay to Landlord on account of such additional premium shall be only the portion thereof that Landlord allocates equitably to Tenant. If such other party does not elect to pay such additional premium, then the party whose insurer is charging the additional premium shall not be required to obtain such waiver of subrogation provision.

(C) If either party is unable to obtain the inclusion of such waiver of subrogation provision even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the applicable insurance policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), then such party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay such additional premium. If (x) Tenant is the party that elects to pay such additional premium to name Tenant as an additional insured (but not as loss payee), and (y) other tenants in the Building make concurrently a similar election, then the aforesaid amount that Tenant is obligated to pay to Landlord on account of such additional premium shall be only the portion thereof that Landlord allocates equitably to Tenant. If such other party does not elect to pay such additional premium or if it is not possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) the party whose insurer refuses to include such waiver of subrogation provision shall so notify the other party and such party shall not have the obligation to name the other party as an additional insured.

14.4. Evidence of Insurance.

On or prior to the Commencement Date, each party shall deliver to the other party appropriate certificates of insurance required to be carried by the parties pursuant to this Article 14, including evidence of waivers of subrogation and naming of additional insureds in either case as required by Section 14.3 hereof. Each party shall deliver to the other party evidence of each renewal or replacement of a policy at least twenty (20) days prior to the expiration of such policy.

14.5. No Concurrent Insurance.

Tenant shall not obtain any property insurance (under Tenant’s Property Policy or otherwise) that covers the property that is covered by Landlord’s Property Policy.

14.6. Tenant’s Obligation to Comply with Landlord’s Fire and Casualty Insurance.

If (i) Tenant (or any other Person claiming by, through or under Tenant) uses the Premises for any purpose other than general office use, and (ii) the use of the Premises by Tenant (or such other Person) causes the premium for Landlord’s Property Policy to exceed the premium that would have otherwise applied therefor if Tenant (or such Person) used the Premises for general office use, then Tenant shall pay to Landlord, as additional rent, an amount equal to such excess, on or prior to the thirtieth (30th) day after the date that Landlord gives to Tenant an invoice therefor, together with reasonable supporting documentation for the charges set forth therein. Nothing contained in this Section 14.6 expands Tenant’s rights under Article 3 hereof.

Article 15

CASUALTY

15.1. Notice.

Tenant shall notify Landlord promptly of any fire or other casualty that occurs in the Premises.

15.2. Landlord’s Restoration Obligations.

Subject to the terms of this Section 15.2, Landlord, with reasonable diligence, shall repair the damage to (i) the Premises (including, without limitation, the Alterations), (ii) the Building Systems that service the Premises, and (iii) the common elements of the Building that Tenant uses to gain access to the Premises, in each case to the extent caused by fire or other casualty. Landlord shall commence the performance of such repairs as promptly as reasonably practicable after the occurrence of such fire or other casualty. Landlord shall use commercially reasonable efforts to perform such repairs diligently, in a good and workmanlike manner, and in a manner that minimizes to the extent reasonably practicable interference with Tenant’s use and occupancy of any portion of the Premises that remains tenantable. Landlord shall not be required to restore Tenant’s Property or the Specialty Alterations. Landlord shall not be required to commence such restoration until Tenant gives Landlord the notice described in Section 15.1 hereof (unless Landlord otherwise has received actual notice of the fire or other casualty). Landlord shall not be obligated to restore any Alterations unless (i) Tenant has Substantially Completed the performance thereof, (ii) Tenant has given Landlord notice to the effect that Tenant has Substantially Completed such Alterations, (iii) Tenant has given Landlord notice of the cost incurred by Tenant in performing such Alterations, and (iv) Tenant has maintained records with respect to such Alterations in a form that allows Landlord to make a Ml insurance recovery therefor under Landlord’s Property Policy. If (x) Tenant, as part of the Initial Alterations, demolishes all or a material part of the interior installation that exists in the Premises on the Commencement Date, and (y) the Premises (including any Alterations) is damaged by fire or other casualty at any time prior to the date that Tenant Substantially Completes the Initial Alterations therein, then Landlord’s obligation to repair the Premises (and any Alterations) shall be limited to (x) the part of the Building Systems serving the Premises on the Commencement Date, but not the distribution portions of such Building Systems located within the Premises, (y) the floor and ceiling slabs of the Premises, and (z) the exterior walls of the Premises, all to substantially the same condition that existed on the Commencement Date. Landlord shall have the right to adapt the restoration of the Premises as contemplated by this Section 15.2 to comply with applicable Requirements that are then in effect. Landlord shall not be obligated to restore the Premises as provided in this Section 15.2 to the extent that this Lease terminates by reason of such fire or other casualty as provided in this Article 15.

15.3. Rent Abatement.

(A) Subject to Section 15.3 hereof, the Fixed Rent and the Tax Payment that is otherwise due and payable hereunder shall be reduced in the proportion that the number of square feet of Rentable Area of the part of the Premises that is not usable or accessible by Tenant by reason of such fire or other casualty bears to the total Rentable Area of the Premises immediately prior to such fire or other casualty, for the period commencing on the date of such fire or other casualty and ending on the date that Landlord Substantially Completes the restoration described in Section 15.2 hereof or the applicable portion of the Premises becomes accessible, as the case may be.

(B) If a fire or other casualty occurs in the Premises after the Commencement Date and prior to the Rent Commencement Date, then the aggregate abatement of Fixed Rent and the Tax Payment to which Tenant is entitled as contemplated by Section 15.3 hereof (from and after the Rent Commencement Date) shall be an amount equal to the aggregate abatement of Fixed Rent and the Tax Payment to which Tenant would have been entitled under Section 15.3 hereof if the Rent Commencement Date had occurred immediately prior to such fire or other casualty.

15.4. Landlord’s Termination Right.

If the Building is so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition, or reconstruction of the Building is required (regardless of whether the Premises have been damaged or rendered untenantable), then Landlord may terminate this Lease by giving Tenant notice thereof on or prior to the ninetieth (90th) day after such fire or other casualty. If Landlord elects to terminate this Lease as aforesaid, then (I) the Term shall expire on a date set by Landlord that (A) is not sooner than (i) the tenth (10th) day after the date that Landlord gives such notice (if all or substantially all of the Premises is rendered untenantable by such fire or other casualty), and (ii) the ninetieth (90th) day after the date that Landlord gives such notice (if less than all or substantially all of the Premises is rendered untenantable by such fire or other casualty), and (B) is not later than the first (1st) anniversary of the date on which such fire or other casualty occurs, and (II) Tenant, on such date set by Landlord, shall vacate the Premises and surrender the Premises to Landlord in accordance with the terms of this Lease that govern Tenant’s obligations upon the expiration or earlier termination of the Term. Upon the termination of this Lease under this Section 15.3(A), the Rental shall be apportioned and any prepaid portion of the Rental for any period after the Expiration Date shall be refunded promptly by Landlord to Tenant (and Landlord’s obligation to make such refund shall survive the Expiration Date).

15.5. Termination Rights at End of Term.

If the Premises are substantially damaged by a fire or other casualty that occurs during the period of eighteen (18) months immediately preceding the Fixed Expiration Date, then Landlord or Tenant may elect to terminate this Lease by notice given to the other party within thirty (30) days after such fire or other casualty occurs. If either party makes such election, then the Term shall expire on the thirtieth (30th) day after the notice of such election is given, and, accordingly, Tenant, on or prior to such thirtieth (30th) day, shall vacate the Premises and surrender the Premises to Landlord in accordance with the provisions of this Lease that govern Tenant’s obligation to deliver vacant and exclusive possession of the Premises to Landlord upon the expiration of the Term. Upon the termination of this Lease under this Section 15.5, the Rental shall be apportioned and any prepaid portion of the Rental for any period after the Expiration Date shall be refunded promptly by Landlord to Tenant (and Landlord’s obligation to make such refund shall survive the Expiration Date). For purposes of this Section 15.5, the term “substantially damaged” shall mean that: (a) a fire or other casualty precludes Tenant from using more than thirty percent (30%) of the Premises for the conduct of its business, and (b) Tenant’s inability to so use the Premises (or the applicable portion thereof) is reasonably expected to continue until at least the earlier to occur of (i) the Fixed Expiration Date, and (ii) the ninetieth (90th) day after the date that such fire or other casualty occurs.

15.6. No Other Termination Rights.

Tenant shall have no right to cancel this Lease by virtue of a fire or other casualty except to the extent specifically set forth in this Article 15. This Article 15 is intended to constitute an “express agreement to the contrary” for purposes of Section 227 of the New York Real Property Law.

Article 16

CONDEMNATION

16.1. Effect of Condemnation.

(A) Subject to the provisions of Section 16.2 hereof, if the entire Real Property, the entire Building or the entire Premises is condemned or otherwise acquired by the exercise of the power of eminent domain, then this Lease shall terminate as of the date that such condemnation or acquisition is consummated.

(B) If only a part of the Real Property and not the entire Premises is so acquired or condemned, then:

(1) except as hereinafter provided in this Section 16.1, this Lease shall remain effective, and, from and after the date that the condemnation or acquisition is consummated, (w) the Fixed Rent shall be reduced in the proportion that the number of square feet of Rentable Area of the part of the Premises so acquired or condemned bears to the total Rentable Area of the Premises immediately prior to such acquisition or condemnation, and (x) Tenant’s Tax Share shall be redetermined based upon the proportion that the number of square feet of Rentable Area of the Premises that is remaining after such acquisition or condemnation bears to the number of square feet of Rentable Area of the Building that is remaining after such acquisition or condemnation;

(2) on or prior to the sixtieth (60th) day after the date that the condemnation or acquisition is consummated, Landlord shall have the right to terminate this Lease by giving notice to Tenant if either (i) at least fifteen percent (15%) of the usable area of the Premises is so acquired or condemned, or (ii) Landlord terminates leases (including this Lease) for at least fifty percent (50%) of the usable area of the Building (excluding any portion of the Building leased to or occupied by Landlord or Landlord’s Affiliates); and

(3) if (a) the part of the Real Properly so acquired or condemned contains more than fifteen percent (15%) of the usable area of the Premises immediately prior to such acquisition or condemnation, or (b) by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, then Tenant may elect to terminate this Lease by giving notice to Landlord on or prior to the sixtieth (60th) day after the date that Tenant is given notice of such acquisition or condemnation being consummated.

The Term shall expire on the thirtieth (30th) day after the date that Landlord or Tenant give any such notice to terminate this Lease.

(C) Landlord shall refund to Tenant, promptly after the date that such taking or acquisition becomes effective, any Rental that Tenant has theretofore paid for the Premises (or the applicable portion thereof that is so taken or acquired) to the extent that such Rental is properly allocable to the period after the date that such taking or acquisition becomes effective (and Landlord’s obligation to make such refund shall survive the Expiration Date).

(D) If this Lease terminates pursuant to the provisions of this Section 16.1, then the Rental for the portion of the Premises that is not taken or acquired shall be apportioned as of the termination date. Landlord shall refund promptly to Tenant any Rental that Tenant has theretofore paid for any period after the date that such termination becomes effective (and Landlord’s obligation to make such refund shall survive the Expiration Date).

(E) If a part of the Premises is so acquired or condemned and this Lease and the Term is not terminated pursuant to the foregoing provisions of this Section 16.1, then Landlord, at Landlord’s expense, shall restore the part of the Premises that is not so acquired or condemned to a self-contained rental unit inclusive of Alterations that Tenant has theretofore Substantially Completed, except that if such acquisition or condemnation occurs prior to the Substantial Completion of the Initial Alterations, then Landlord shall only be required to restore the part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of any Alterations.

16.2. Condemnation Award.

Subject to Section 16.3 hereof, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation of all or any part of the Real Property. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, and, accordingly, Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 16.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant’s Property included in such taking, for any moving expenses or for the costs incurred by Tenant in performing the Initial Alterations (prior to Tenant’s Substantial Completion thereof) in the portion of the Premises that is not so condemned or acquired.

16.3. Temporary Taking.

If the whole or any part of the Premises is acquired or condemned temporarily during the Term, then (a) Tenant shall give prompt notice thereof to Landlord, (b) the Term shall not be reduced or affected in any way, (c) Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and (d) Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that if the acquisition or condemnation is for a period extending beyond the Term, then such award or payment shall be apportioned equitably between Landlord and Tenant. Tenant, at Tenant’s expense, shall make Alterations to restore the Premises to the condition existing prior to any such temporary acquisition or condemnation.

Article 17

ASSIGNMENT AND SUBLETTING

17.1. General Limitations.

(A) Subject to the terms of this Article 17, without the prior consent of Landlord in each instance, Tenant shall not (i) assign Tenant’s interest in this Lease, in whole or in part, by express assignment or by operation of law or by other means, (ii) sublease the Premises or any part thereof, (iii) permit a subtenant under a sublease that is consummated in accordance with the terms of this Article 17 to further sublease the Premises or any part thereof or to assign the subtenant’s interest under any such sublease in whole or in part by express assignment or by operation of law or by other means, (iv) amend or modify any sublease that is consummated in accordance with the terms of this Article 17, (v) mortgage or otherwise encumber Tenant’s interest in this Lease, in whole or in part, or (vi) permit the Premises or any part thereof to be occupied by any Person other than Tenant (any of the events described in clauses (i) through (vi) above being referred to herein as a “Transfer”; Tenant and any other Person that has the right to occupy the Premises in accordance with the terms of this Article 17 (other than a Person that has the right to occupy the Premises by virtue of Landlord’s exercising Landlord’s rights under Section 17.3 hereof) being referred to herein as a “Permitted Party”). The termination or cancellation of a sublease shall not constitute a Transfer for purposes hereof.

(B) Subject to Section 17.7 hereof, the transfer of Control in a Permitted Party, however accomplished, whether in a single transaction or in a series of unrelated or related transactions, shall constitute an assignment of such Permitted Party’s interest in this Lease or the Premises (as the case may be) for purposes of this Article 17.

(C) The consent by Landlord to any Transfer shall not relieve Tenant from its obligation to obtain the prior consent of Landlord to any other Transfer to the extent required by this Lease.

(D) The assignment by any Person that constitutes Tenant of the tenant’s interest under this Lease shall not relieve such Person of the obligations of the tenant under this Lease. Such Person’s liability under this Lease shall continue notwithstanding (x) the subsequent release of any other Person that constitutes Tenant from liability under this Lease, (y) any limitation on any such other Person’s liability hereunder by virtue of the Bankruptcy Code, or (z) any modification or amendment of this Lease that Landlord consummates with any such other Person that constitutes Tenant subsequently; provided, however, that if such other Person is not an Affiliate of such Person, then any such modification or amendment shall not expand such Person’s liability hereunder.

(E) Notwithstanding anything to the contrary contained herein, Tenant shall not, and Tenant shall not permit any other Permitted Party to, enter into any lease, sublease, license, concession or other agreement for use or occupancy of the Premises or any portion thereof which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any Person from the property leased, occupied or used, or which would require the payment of any consideration that would not qualify as “rents from real property,” as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended.

(F) If Tenant assigns the tenant’s interest under this Lease in violation of the terms of this Article 17, then such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord (x) may collect an amount equal to the then Rental from the assignee as a fee for such assignee’s use and occupancy, and (y) shall apply the net amount collected to the Rental reserved in this Lease. If the Premises or any part thereof are sublet to, occupied by, or used by any Person other than Tenant (regardless of whether such subletting, occupancy or use violates this Article 17), then Landlord (a) after the occurrence of an Event of Default, may collect amounts from the subtenant, user or occupant as a fee for its use and occupancy, and (b) shall apply the net amount collected to the Rental reserved in this Lease. No such assignment, subletting, occupancy or use, with or without Landlord’s prior consent, nor any such collection or application of fees for use and occupancy, shall (i) be deemed a waiver by Landlord of any term, covenant or condition of this Lease, (ii) be deemed the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder, or (iii) relieve Tenant of the obligations of the tenant under this Lease.

17.2. Landlord’s Expenses.

Tenant shall reimburse Landlord for a reasonable processing fee, any reasonable Out-of-Pocket Costs that Landlord incurs in connection with any proposed Transfer, including, without limitation, reasonable attorneys’ fees and disbursements, and the reasonable costs of making investigations as to the acceptability of the proposed Transferee, within thirty (30) days after Landlord gives to Tenant an invoice therefor together with reasonable supporting documentation for the charges set forth therein.

17.3. Recapture Procedure.

(A) Tenant shall have the right to institute the procedure described in this Section 17.3 (the “Recapture Procedure”) only by giving to Landlord notice thereof (a “Transfer Notice”), which:

(1) refers expressly to this Section 17.3 and indicates that such notice constitutes a Transfer Notice,

(2) includes a copy of the documents that Tenant intends to use to evidence the proposed Transfer,

(3) identifies the Person to which Tenant proposes to make the Transfer (the Person to which a Transfer is made being referred to herein as a “Transferee”), and

(4) sets forth the date on which Tenant proposes that the term of a Transfer that constitutes a sublease, license or other similar agreement that grants occupancy rights will commence, or that a Transfer that constitutes an assignment will occur, as the case may be (such date being referred to herein as the “Transfer Date”) (it being understood that the Transfer Date shall be no sooner than sixty (60) days, and no later than two hundred seventy (270) days, after the date that Tenant gives the Transfer Notice to Landlord) (the material terms of a proposed Transfer as set forth in the Transfer Notice being referred to herein as the “Proposed Transfer Terms”).

(B) The term “Transfer Expenses” shall mean the actual Out-of-Pocket Expenses that Tenant pays solely in consummating a Transfer, including, without limitation, (i) brokerage commissions, (ii) allowances that Tenant makes available to the Transferee to fund the cost of Alterations that the Transferee makes to the Premises, (iii) costs that Tenant pays in making Alterations to prepare the Premises solely for the Transferee’s initial occupancy, (iv) the amount payable to Landlord under Section 17.2 hereof for such Transfer, (v) reasonable attorneys’ fees and disbursements that Tenant pays in connection with consummating such Transfer, and (vi) the transfer taxes (and other similar charges and fees) that Tenant pays pursuant to Section 17.5 hereof.

(C) The term “Amortized Transfer Expenses” shall mean, with respect to any period, the amount of the Transfer Expenses that amortize during such period if the Transfer Expenses are amortized, in equal monthly installments, with interest calculated at the Base Rate, over the period that the Transferee is obligated to make payments to Tenant in respect of the applicable Transfer.

(D) The term “Recapture Date” shall mean the thirtieth (30th) day after the date that Tenant gives the Transfer Notice to Landlord.

(E)

(1) If (x) Tenant gives a Transfer Notice to Landlord, and (y) the Transfer described in the Transfer Notice constitutes a sublease for the Premises with respect to which the term thereof expires on or prior to the date that is eighteen (18) months before the Fixed Expiration Date (any sublease that expires before such date being referred to herein as a “Short-Term Sublease”), then Landlord shall have the right to sublease (or to cause the Recapture Subtenant to sublease) the Premises from Tenant, on the terms set forth in this Section 17.3(E), by giving notice thereof (the “Recapture Sublease Notice”) to Tenant not later than the Recapture Date (as to which date time shall be of the essence) (any such sublease of the Premises that Landlord elects to consummate under this Section 17.3(E) being referred to herein as a “Recapture Sublease”).

(2) If Landlord gives a Recapture Sublease Notice to Tenant, then Tenant shall, and Landlord shall (or Landlord shall cause the Recapture Subtenant to), consummate a Recapture Sublease for the Premises on the following terms:

(a) Landlord shall give to Tenant, within twenty (20) days after the date that Landlord gives to Tenant the Recapture Sublease Notice, a proposed sublease that conforms with the terms set forth in this Section 17.3(E) and is otherwise on the terms set forth in this Lease. Tenant shall execute and deliver such sublease promptly after Landlord’s submission thereof to Tenant. Landlord shall execute and deliver (or cause the Recapture Subtenant to execute and deliver) such sublease promptly after Tenant delivers to Landlord the counterpart thereof that is executed by Tenant.

(b) Landlord shall have the right to designate that the subtenant under the Recapture Sublease is a Person other than Landlord (the Person that constitutes the subtenant under a Recapture Sublease being referred to herein as the “Recapture Subtenant”).

(c) The rental payable by the Recapture Subtenant to Tenant shall be calculated on either of the following methods, as designated by Landlord (with the understanding that Landlord shall be deemed to have elected clause (i) below if Landlord does not designate otherwise in the Recapture Sublease Notice):

(i) the excess of (I) the rental that would have been payable by the Transferee for the applicable calendar month as contemplated by the Proposed Transfer Terms, over (II) the Amortized Transfer Expenses for such month that would have resulted from the Proposed Transfer Terms; or

(ii) the Fixed Rent and the Tax Payment that is due under this Lease for the Premises.

(d) The term of the Recapture Sublease shall commence on the Transfer Date and shall extend for the term set forth in the Transfer Notice as part of the Proposed Transfer Terms (with the understanding that the Recapture Subtenant shall have the right to extend the term of the Recapture Sublease for a term that corresponds, or for terms that correspond, to any renewal right or renewal rights that are set forth in the Transfer Notice as part of the Proposed Transfer Terms).

(e) If, during the term of the Recapture Sublease (or during the period that the Recapture Subtenant, or any Person claiming by, through or under the Recapture Subtenant, remains in occupancy of the Premises after the term of the Recapture Sublease expires or earlier terminates), an event or circumstance occurs that is attributable to the Recapture Subtenant (or a Person claiming by, through or under the Recapture Subtenant), then such event or circumstance shall not constitute a default by Tenant hereunder (and, accordingly, Tenant shall not have liability to Landlord in connection therewith).

(f) Tenant shall have the right to offset against the Rental due hereunder an amount equal to the rental that the Recapture Subtenant fails to pay when due to Tenant.

(g) The Recapture Subtenant (and any Person claiming by, through or under the Recapture Subtenant), during the term of the Recapture Sublease, shall have the right to make alterations to the Premises; provided, however, that the Recapture Subtenant shall be required to restore the Premises upon the expiration of the term of the Recapture Sublease to the extent required by the applicable Proposed Transfer Terms.

(h) The Recapture Subtenant shall have the right to further sublease the Premises, or assign the Recapture Subtenant’s rights as subtenant under the Recapture Sublease, to any third party, without Tenant having any rights to consent thereto or to receive additional payments from the Recapture Subtenant in connection therewith.

(i) The Recapture Subtenant shall not have the right to receive from Tenant any free rent, tenant improvement allowance or other similar concession that constitutes part of the Proposed Transfer Terms.

(F)

(1) If (x) Tenant gives a Transfer Notice to Landlord, and (y) the Transfer described in the Transfer Notice constitutes either a sublease for the Premises (other than a

Short-Term Sublease) or an assignment, then Landlord shall have the right to terminate this Lease, on the terms set forth in this Section 17.3(F), by giving notice thereof (the “Recapture Termination Notice”) to Tenant not later than the Recapture Date (any such termination of this Lease being referred to herein as a “Recapture Termination”).

(2) If Landlord gives to Tenant a Recapture Termination Notice, then the Term shall terminate on the Transfer Date. If the Term so terminates on the Transfer Date, then Tenant, on the Transfer Date, shall vacate the Premises and deliver exclusive possession thereof to Landlord in accordance with the terms of this Lease that govern Tenant’s obligations upon the expiration or earlier termination of the Term.

(3) If (x) Landlord elects to consummate a Recapture Termination, and (y) the Transfer described in the applicable Transfer Notice constitutes a sublease or sublicense, then Tenant shall pay to Landlord, as additional rent, on the first day of each calendar month during the period from the Transfer Date to the date that the term of such sublease or sublicense would have expired under the Proposed Transfer Terms, an amount equal to the excess (if any) of:

(a) the Fixed Rent and the Tax Payment that would have otherwise been due under this Lease since the Transfer Date for the Premises, over

(b) the sum of (A) the excess of (I) the rental that would have been payable by the Transferee since the Transfer Date as contemplated by the Proposed Transfer Terms, over (II) the Amortized Transfer Expenses under the Proposed Transfer Terms that would have theretofore accrued, and (B) the amounts theretofore paid by Tenant to Landlord under this Section 17.3(F)(3) in respect of such Recapture Termination.

Tenant’s obligation to pay such amount to Landlord shall survive the termination of this Lease (or the termination of this Lease only with respect to the Recapture Space, as the case may be).

(4) If (x) Landlord elects to consummate a Recapture Termination, and (y) the Transfer described in the applicable Transfer Notice constitutes an assignment of Tenant’s interest under this Lease, then Tenant shall pay to Landlord the sum of:

(a) the present value of the consideration (if any) that would have been payable by Tenant to the Transferee under the Proposed Transfer Terms (calculated as of the Transfer Date using a discount rate equal to the Base Rate), and

(b) the excess, if any, of (I) the present value of the Transfer Expenses that Tenant would have incurred under the Proposed Transfer Terms, over (II) the present value of the consideration (if any) that would have been payable by the Transferee to Tenant under the Proposed Transfer Terms (in either case calculated as of the Transfer Date using a discount rate equal to the Base Rate).

Tenant shall pay the amounts described in clauses (a) and (b) above on the Transfer Date. Tenant’s obligation to pay such amounts to Landlord shall survive the termination of this Lease (or the termination of this Lease only with respect to the Recapture Space, as the case may be).

17.4. Certain Transfer Rights.

Subject to Section 17.7 hereof, Landlord shall not unreasonably withhold, condition or delay Landlord’s consent to Tenant’s consummating a Transfer, provided that:

(A) Tenant has theretofore instituted the Recapture Procedure for such Transfer; provided, however, that Tenant shall not be required to have instituted the Recapture Procedure for a Transfer that is proposed to be consummated by a Permitted Party other than Tenant;

(B) Landlord’s right to elect to consummate a Recapture Sublease or a Recapture Termination (as the case may be) with respect to the proposed Transfer has lapsed (without Landlord’s having exercised Landlord’s rights to consummate a Recapture Sublease or a Recapture Termination (as the case may be)); provided, however, that this Section 17.4(B) shall not apply for a Transfer that is proposed to be consummated by a Permitted Party other than Tenant;

(C) the Transfer is on terms that are at least as favorable to Tenant as the Proposed Transfer Terms; provided, however, that this Section 17.4(C) shall not apply for a Transfer that is proposed to be consummated by a Permitted Party other than Tenant;

(D) the Transfer occurs no earlier than the thirtieth (30th) day before the Transfer Date and no later than the thirtieth (30th) day after the Transfer Date; provided, however, that this Section 17.4(D) shall not apply for a Transfer that is proposed to be consummated by a Permitted Party other than Tenant;

(E) Tenant submits to Landlord a counterpart of the documents that Tenant intends to use to consummate the proposed Transfer, which have been executed and delivered by Tenant and the proposed Transferee, and which are subject to no conditions to the effectiveness thereof (other than Landlord’s granting Landlord’s consent thereto);

(F) the Premises has not been listed or otherwise publicly advertised at a rental rate that is less than the prevailing rental rate set by Landlord for comparable space in the Building, or, if there is no comparable space, the prevailing rental rate reasonably determined by Landlord (it being agreed that nothing contained in this clause (F) prohibits Tenant from (I) consummating a Transfer at a rental rate that is less than such prevailing rate, or (II) disseminating broker’s fliers or other marketing materials that indicate that the rental rate for the Premises is available upon request);

(G) no Event of Default has occurred and is continuing;

(H) the proposed Transferee has a financial standing that is reasonably satisfactory to Landlord;

(I) the proposed Transferee is of a character, is engaged in a business, and proposes to use the Premises in a manner that in each case is in keeping with the standards of a first-class office building in the vicinity of the Building;

(J) the proposed Transferee, or any Affiliate of the proposed Transferee, does not occupy any space in the Building;

(K) neither the proposed Transferee, nor an Affiliate of the proposed Transferee, is a Person with whom Landlord is then engaged in bona fide negotiations regarding the leasing or subleasing of space in the Building;

(L) if the Transfer constitutes a sublease, then the term thereof shall be for no less than one (1) year (unless such term commences less than one (1) year before the Fixed Expiration Date, in which case the term thereof shall extend for the remaining balance of the Term, with the understanding that a sublease shall be deemed to extend for the remaining balance of the Term for purposes of this clause (M) if the term of such sublease expires no earlier than one (1) day before the Fixed Expiration Date);

(M) any sublease of the Premises does not consist of less than the entire Rentable Area thereof;

(N) the use of the Premises by the Transferee does not violate any rights that Landlord has theretofore granted to a third party;

(O) Tenant, and the Transferee, executes and delivers to Landlord a consent to the Transfer in a form reasonably designated by Landlord;

(P) if the Transfer constitutes an assignment of the tenant’s interest under this Lease, the assignee has expressly assumed all of the obligations of Tenant hereunder to the extent accruing from and after the date that the Transfer is effective; and

(Q) if the Transfer constitutes a sublease, such sublease provides expressly that (i) such sublease is subject and subordinate to the Lease (and to the terms thereof), and (ii) if this Lease terminates, then Landlord, at Landlord’s option, may take over all of the right, title and interest of Tenant under such sublease, and the Transferee, at Landlord’s option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

(1) liable for any act or omission of Tenant under such sublease (except for any such acts or omissions that (x) continue after the date that Landlord succeeds to the interest of the Transferor under such sublease, and (y) may be remedied by the providing a service or performing a repair),

(2) subject to any defense or offsets which the Transferee may have against Tenant that accrue prior to the date that Landlord succeeds to the interest of the Transferor,

(3) bound by any previous payment that the Transferee made to Tenant more than thirty (30) days in advance of the date that such payment was due,

(4) bound by any obligation to make any payment to or on behalf of the Transferee that accrues prior to the date that Landlord succeeds to the interest of the Transferor under such sublease,

(5) bound by any obligation to perform any work or to make improvements to the Premises (other than the obligation to perform maintenance, repairs or restoration that in each case first becomes necessary from and after the date that Landlord succeeds to the interest of the Transferor under such sublease) (with the understanding, however, that if (I) the Premises is damaged by fire or other casualty, or affected by condemnation, prior to the date that Landlord succeeds to the interest of the Transferor under such sublease, (II) Landlord would have otherwise been required to perform the restoration of the Premises, or the applicable portion thereof, that is required by virtue of such fire or other casualty, or such condemnation, in accordance with the terms hereof, and (III) Landlord does not elect to perform such restoration by giving notice thereof to the subtenant on or prior to the tenth (10th) day after the date that Landlord so succeeds, then such subtenant shall have the right to terminate such sublease (and such subtenant’s obligation to so attorn to Landlord, as aforesaid) by giving notice thereof to Landlord within ten (10) days after the last day of such period of ten (10) days during which Landlord has the right to give such notice to such subtenant),

(6) bound by any amendment or modification of such sublease made without Landlord’s consent, or

(7) bound to return the Transferee’s security deposit, if any, until such deposit has come into Landlord’s actual possession and the Transferee is entitled to such security deposit pursuant to the terms of such sublease (the requirements of a proposed sublease as set forth in this Section 17.4(Q) being collectively referred to herein as the “Basic Sublease Provisions”).

Landlord shall have the right to withhold Landlord’s consent to any proposed Transfer made by any Person (other than Tenant) in Landlord’s sole and absolute discretion.

17.5. Transfer Taxes.

Tenant shall pay any transfer taxes (and other similar charges and fees) that any Governmental Authority imposes in connection with any Transfer (including, without limitation, any such transfer taxes, charges or fees that a Governmental Authority imposes in connection with Landlord’s exercising Landlord’s rights to consummate a Recapture Sublease or a Recapture Termination (as the case may be)).

17.6. Transfer Profit.

(A) Subject to the terms of this Section 17.6 and Section 17.7 hereof, Tenant shall pay as additional rent to Landlord, on the first (1st) day of each calendar month during the Term in the same manner as Fixed Rent, an amount equal to the excess of (I) fifty percent (50%)

of the Transfer Profit for each Transfer that is determined as of the last day of the immediately preceding calendar month, over (II) the aggregate amount of the payments that Tenant has theretofore paid to Landlord for such Transfer under this Section 17.6(A).

(B)

(1) The term “Transfer Profit” shall mean, with respect to any particular Transfer, the excess (if any) of (x) the Transfer Inflow for such Transfer for the period beginning on the first (1st) day of the term of the applicable Transfer (if such Transfer is a sublease or sublicense) or the date that such Transfer becomes effective (if such Transfer is an assignment of the tenant’s interest under this Lease) (as the case may be), over (y) the sum of (a) the Transfer Outflow for such Transfer for such period, and (b) the Amortized Transfer Expenses for such Transfer for such period.

(2) The term “Transfer Inflow” shall mean, with respect to any particular Transfer for any particular period, the amount that Tenant receives during such period from or on behalf of the Transferee in connection with the applicable Transfer.

(3) The term “Transfer Outflow” shall mean:

(a) with respect to any Transfer that is a sublease or sublicense, the aggregate amount that Tenant pays during the applicable period for the Premises to Landlord as Rental under this Lease, and

(b) with respect to any Transfer that is an assignment of the tenant’s interest under this Lease, the Transfer Outflow thereof shall be zero.

(C) If Tenant (or an Affiliate thereof) receives in a transaction that occurs concurrently with the applicable Transfer consideration from the Transferee (or an Affiliate thereof) for the sale or lease of personal property or for services that Tenant (or an Affiliate thereof) agrees to provide for the Transferee (or an Affiliate thereof), then (I) the Transfer Inflow shall include (in addition to the consideration that Tenant receives for the Transfer) an amount equal to such other consideration, and (II) the Transfer Outflow shall include (in addition to the items that are otherwise includible in Transfer Outflow for purposes hereof) (a) the cost that Tenant (or such Affiliate thereof) incurs in acquiring the personal property that Tenant (or such Affiliate thereof) sells to the Transferee (or an Affiliate thereof) in such concurrent transaction (to the extent that such cost has not theretofore been amortized in accordance with generally accepted accounting principles), (b) the amortization of the cost that Tenant (or such Affiliate thereof) incurs in acquiring any personal property that Tenant (or such Affiliate thereof) leases to the Transferee, or (c) the cost that Tenant (or an Affiliate thereof) incurs in providing such services, as the case may be.

17.7. Permitted Transfers.

(A) The term “Net Worth Assignment Requirement” shall mean the requirement that Tenant has provided to Landlord, not later than the tenth (10th) Business Day after the applicable assignment has been consummated, a balance sheet for Tenant and an audited balance sheet for the assignee that in either case is dated no earlier than the last day of the most recently ended fiscal quarter (or the last day of the fiscal quarter that immediately precedes the most recently ended fiscal quarter, if the applicable assignment occurs less than sixty (60) days after the last day of the most recently ended fiscal quarter) and that reflects that the assignee’s tangible net worth, as determined in accordance with generally accepted accounting principles, consistently applied, is not less than the greater of (I) the tangible net worth of Tenant on the Commencement Date, and (II) the tangible net worth of Tenant on the date of such most recent balance sheet, as aforesaid.

(B) Tenant shall have the right to assign Tenant’s entire interest under this Lease to an Affiliate of Tenant without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) Tenant gives to Landlord, not later than the tenth (10th) Business Day after any such assignment is consummated, an instrument, duly executed by Tenant and the aforesaid Affiliate of Tenant, in form reasonably satisfactory to Landlord, to the effect that such Affiliate assumes all of the obligations of Tenant under this Lease to the extent arising from and after the date of such assignment, (ii) Tenant, with such notice, provides Landlord with reasonable evidence to the effect that the Person to which Tenant is so assigning Tenant’s interest under this Lease constitutes an Affiliate of Tenant, and (iii) the Net Worth Assignment Requirement is satisfied.

(C) The merger or consolidation of Tenant into or with another Person shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) such merger or consolidation is not principally for the purpose of transferring Tenant’s interest in this Lease, (ii) Tenant gives Landlord notice of such merger or consolidation not later than the tenth (10th) Business Day after the occurrence thereof, (iii) Tenant, within ten (10) Business Days after such merger or consolidation, provides Landlord with reasonable evidence that the requirement described in clause (i) above has been satisfied, and (iv) the Net Worth Assignment Requirement is satisfied.

(D) The assignment of Tenant’s entire interest under this Lease in connection with the sale of all or substantially all of the assets of Tenant shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) Tenant gives to Landlord, not later than the tenth (10th) Business Day after any such assignment is consummated, an instrument, duly executed by Tenant and the Transferee, in form reasonably satisfactory to Landlord, to the effect that such Transferee assumes all of the obligations of Tenant to the extent arising under this Lease from and after the date of such assignment, (ii) such sale of all or substantially all of the assets of Tenant is not principally for the purpose of transferring Tenant’s interest in this Lease, (iii) Tenant, within ten (10) Business Days after such sale, provides Landlord with reasonable evidence that the requirement described in clause (ii) above has been satisfied, and (iv) the Net Worth Assignment Requirement is satisfied.

(E) The direct or indirect transfer of shares or equity interests in Tenant (including, without limitation, the issuance of treasury stock, or the creation or issuance of a new class of stock, in either case in the context of an initial public offering or in the context of a subsequent offering of equity securities) shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) such transfer is not principally for the purpose of transferring the interest of Tenant under this Lease, (ii) Tenant gives Landlord notice of such transfer not later than the tenth (10th) Business Day after the occurrence thereof, and (iii) Tenant, within ten (10) Business Days after the date that such transfer occurs, provides Landlord with reasonable evidence that the requirement described in clause (i) has been satisfied (except that Tenant shall not be required to comply with this clause (iii) to the extent that such direct or indirect transfer of shares or equity interests is accomplished through the public “over-the-counter” securities market or through any recognized stock exchange).

(F) Tenant shall have the right to sublease or license the Premises to an Affiliate of Tenant, without (x) Landlord’s prior approval, (y) Landlord’s having the right to consummate a Recapture Termination or a Recapture Sublease in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) Tenant gives to Landlord a copy of such sublease or license, not later than the tenth (10th) Business Day after any such sublease or license is consummated, (ii) Tenant, with such copy of such sublease or license, provides Landlord with reasonable evidence to the effect that the Person to which Tenant is so subleasing or licensing the Premises constitutes an Affiliate of Tenant, and (iii) such sublease includes the Basic Sublease Provisions.

(G) If (I) Tenant assigns Tenant’s entire interest under this Lease to an Affiliate of Tenant without Landlord’s consent as provided in this Section 17.7 and without paying to Landlord any Transfer Profit that derives therefrom, and (II) the assignee subsequently assigns the interest of such assignee under this Lease to a third party in a Transfer that is not governed by the provisions of this Section 17.7, then, for purposes of calculating the Transfer Profit that is due to Landlord for such subsequent assignment, the parties shall assume that the assignment that Tenant consummated without Landlord’s approval under this Section 17.7 did not occur previously (and, accordingly, the parties, in calculating Transfer Profit for such Transfer that is not governed by this Section 17.7, shall include any Transfer Profit that resulted from the prior Transfer from Tenant to its Affiliate).

17.8. Special Occupants.

Tenant may permit portions of the Premises to be occupied, at any time and from time to time, by Persons who are not members, officers or employees of Tenant (each such Person who is permitted to occupy portions of the Premises pursuant to this Section 17.8 being referred to herein as a “Special Occupant”), without (x) Landlord’s prior approval or consent, (y) Landlord’s having the right to consummate a Recapture Termination or a Recapture Sublease in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that, in each case, (i) no demising walls are erected in the Premises separating the space used by a Special Occupant from the remainder of the Premises, (ii) the Special Occupant uses the Premises in conformity with all applicable provisions of this Lease, (iii) the use of any portion of the Premises by any Special Occupant shall not create any right, title or interest of the Special Occupant in or to the Premises, (iv) no more than one (1) Special Occupant (in addition to Tenant) shall occupy the Premises or any portion thereof at any given time during the Term, (v) the portion of the Premises used by any such Special Occupant shall not exceed two (2) offices, (vi) such Person maintains a business relationship with Tenant (other than by virtue of such occupancy) and such business relationship extends during the term of such occupancy, (vii) the Special Occupant does not pay for its occupancy rights an amount greater than the Rental that is reasonably allocable to the portion of the Premises that the Special Occupant has the right to occupy, and (viii) at least ten (10) days prior to a Special Occupant taking occupancy of a portion of the Premises, Tenant gives notice to Landlord advising Landlord of (1) the name and address of such Special Occupant, (2) the character and nature of the business to be conducted by such Special Occupant, (3) the number of square feet of Rentable Area to be occupied by such Special Occupant, (4) the duration of such occupancy, and (5) the rent, if any, to be paid by such Special, Occupant for its use of the applicable portion of the Premises. Within ten (10) Business Days after request by Landlord from time to time, Tenant shall provide Landlord with a list of the names of all Special Occupants then occupying any portion of the Premises and a description of the spaces occupied thereby.

Article 18

LANDLORD’S RIGHT TO RELOCATE TENANT

18.1. Landlord’s Rights.

(A) Subject to the terms of this Section 18.1, Landlord, at any time and from time to time during the Term, shall have the right to relocate Tenant from the Premises (the Premises from which Tenant is being relocated pursuant to this Section 18.1 being referred to herein as the “Old Premises”) to other space in the Building (such other space being referred to as the “New Premises”; Landlord’s aforesaid right to relocate Tenant from the Old Premises to the New Premises being referred to herein as the “Relocation Option”).

(B) Landlord shall have the right to exercise the Relocation Option only by giving notice thereof (the “Relocation Notice”) to Tenant not later than forty-five (45) days before the date that the aforesaid relocation becomes effective (the date that the relocation becomes effective being referred to herein as the “Relocation Date”). A Relocation Notice shall not be effective for purposes of this Section 18.1 unless Landlord includes therewith a floor plan identifying the New Premises. The New Premises shall (i) be comprised of Rentable Area equal to or greater than the Rentable Area of the Old Premises, and (ii) be similar in configuration to the Old Premises. Landlord, at Landlord’s expense, shall construct in the New Premises, not later than the Relocation Date, an interior installation that is as comparable as reasonably practicable to the interior installation that then exists in the Old Premises.

(C) Tenant shall cooperate reasonably with Landlord in connection with Landlord’s designing and performing the construction of such interior installation in the New Premises. Such interior installation that Landlord constructs in the New Premises shall constitute the same Alterations and Specialty Alterations (as the case may be) as the corresponding Alterations and Specialty Alterations constituted in the Old Premises (from and after the date that Landlord completes the installation thereof in accordance with the terms of this Section 18.1). Tenant shall vacate the Old Premises and surrender vacant and exclusive possession of the Old Premises to Landlord on or before the Relocation Date, provided that Landlord has theretofore delivered vacant and exclusive possession of the New Premises to Tenant in accordance with the terms of this Section 18.1. Tenant shall not be required to remove any Alterations from the Old Premises by virtue of Landlord’s exercise of the Relocation Option. Landlord shall reimburse Tenant for any reasonable moving expenses and for any other reasonable costs and expenses incurred by Tenant in so relocating to the New Premises from the Old Premises, within thirty (30) days after Tenant’s request therefor and Tenant’s submission to Landlord of reasonable supporting documentation therefor.

(D) From and after the Relocation Date, all references to the Premises herein shall mean the New Premises rather than the Old Premises.

(E) In the event that Landlord exercises the Relocation Option and delivers the Relocation Notice to Tenant, Tenant shall have the right to terminate this Lease (“Tenant’s Termination Right”), effective as of the Relocation Date, by providing Landlord with notice within five (5) days of Tenant’s receipt of the Relocation Notice from Landlord (time being of the essence). If Tenant exercises Tenant’s Termination Right as provided in this Section 18.1(E), then Tenant, on the Relocation Date, shall vacate the Premises and surrender the Premises to Landlord in accordance with the terms of this Lease that govern Tenant’s obligations upon the expiration or earlier termination of the Term and the Relocation Date shall be deemed the Expiration Date for purposes of this Lease.

Article 19

DEFAULT

19.1. Events of Default.

The term “Event of Default” shall mean the occurrence of any of the following events:

(A) Tenant fails to pay any installment of Fixed Rent when due and such failure continues for five (5) Business Days after the date that Landlord gives notice of such failure to Tenant; provided, however, that if (x) Tenant fails to pay any installment of Fixed Rent when due, (y) Tenant has theretofore failed to pay at least three (3) installments of Fixed Rent when due during the immediately preceding period of twelve (12) months, and (z) Landlord has theretofore given Tenant notice of Tenant’s aforesaid failure to pay when due at least three (3) installments of Fixed Rent during such period of twelve (12) months, then Tenant’s failure to pay such installment of Fixed Rent shall constitute an Event of Default (without Landlord’s being required to first give Tenant notice of such failure and an opportunity to cure such failure, as aforesaid);

(B) Tenant fails to pay any installment of Rental (other than Fixed Rent) when due and such failure continues for five (5) Business Days after the date that Landlord gives notice of such failure to Tenant;

(C) Tenant’s interest under this Lease (or the subtenant’s interest under a sublease that Tenant consummates in accordance with the terms of Article 17 hereof) devolves upon or passes to any other Person, whether by operation of law or otherwise, except as expressly permitted under Article 17 hereof, and such Transfer is not reversed within ten (10) days after the date that such Transfer occurs;

(D) Tenant defaults in respect of Tenant’s obligations under Section 4.8 hereof, and such default continues for more than three (3) Business Days after Landlord gives Tenant notice thereof;

(E) Tenant defaults in respect of Tenant’s obligations under Section 7.5(A)(4) hereof, and such default continues for more than five (5) Business Days after Landlord gives Tenant notice thereof;

(F) if Tenant deposits the Letter of Credit with Landlord in accordance with the terms of Section 23.2 hereof, (i) Landlord presents the Letter of Credit for payment in accordance with the terms hereof, (ii) the issuer thereof fails to make payment thereon in accordance with the terms thereof, and (iii) either Tenant or such issuer fails to make such payment to Landlord within four (4) Business Days after the date that Landlord gives Tenant notice of such failure of such issuer;

(G) Tenant fails to deposit with Landlord any portion of the Cash Security Deposit that Landlord applies after the occurrence of an Event of Default as provided in Section 23.3 hereof or provide Landlord with a replacement Letter of Credit after Landlord presents the Letter of Credit for payment to apply the proceeds thereof after the occurrence of an Event of Default as provided in Section 23.3 hereof in either case within five (5) Business Days after the date that Landlord gives Tenant notice demanding that Tenant make such deposit or provide such replacement;

(H) Tenant defaults in the observance or performance of any other covenant of this Lease on Tenant’s part to be observed or performed and Tenant fails to remedy such default within twenty (20) days after Landlord gives Tenant notice thereof, except that if (i) such default cannot be remedied with reasonable diligence during such period of thirty (30) days, (ii) Tenant takes reasonable steps during such period of thirty (30) days to commence Tenant’s remedying of such default, and (iii) Tenant prosecutes diligently Tenant’s remedying of such default to completion, then an Event of Default shall not occur by reason of such default; or

(I) the Premises are abandoned.

19.2. Termination.

If (1) an Event of Default occurs, and (2) Landlord, at any time thereafter, at Landlord’s option, gives a notice to Tenant stating that this Lease and the Term shall expire and terminate on the third (3rd) Business Day after the date that Landlord gives Tenant such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as of the third (3rd) Business Day after the date that Landlord gives Tenant such notice, and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless remain liable for all of its obligations hereunder, as provided in Article 21 hereof and Article 22 hereof.

Article 20

TENANT’S INSOLVENCY

20.1. Assignments pursuant to the Bankruptcy Code.

(A) The term “Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

(B) If Tenant, Tenant’s trustee or Tenant as debtor-in-possession (each, an “Insolvency Party”) proposes to assign the tenant’s interest hereunder pursuant to the provisions of the Bankruptcy Code to any Person that has made a bona fide offer to accept an assignment of the tenant’s interest under this Lease on terms acceptable to Tenant, then the Insolvency Party shall give to Landlord notice of such proposed assignment no later than twenty (20) days after the date that the Insolvency Party receives such offer, but in any event no later than ten (10) days before the date that the Insolvency Party makes application to a court of competent jurisdiction for authority and approval to consummate such assignment. Such notice given by the Insolvency Party to Landlord shall (a) set forth the name and address of such Person that has made such bona fide offer, (b) set forth all of the terms and conditions of such bona fide offer, and (c) confirm that such Person will provide to Landlord adequate assurance of future performance that conforms with the terms of Section 20.1(D) hereof. Landlord shall have the right to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person (less any brokerage commissions that would otherwise be payable by the Insolvency Party out of the consideration to be paid by such Person in connection with such assignment of the tenant’s interest under this Lease), by giving notice thereof to the Insolvency Party at any time prior to the effective date of such proposed assignment.

(C) Tenant shall pay to Landlord an amount equal to the reasonable Out-of-Pocket Costs that Landlord incurs in connection with Tenant’s assignment of the tenant’s interest hereunder pursuant to the provisions of the Bankruptcy Code, within thirty (30) days after Landlord’s submission to Tenant of an invoice therefor that contains reasonable supporting documentation for the charges described therein.

(D) A Person that submits a bona fide offer to take by assignment the tenant’s interest under this Lease as described in Section 20.1(B) hereof shall be deemed to have provided

Landlord with adequate assurance of future performance only if such Person (a) deposits with Landlord simultaneously with such assignee’s taking by assignment the tenant’s interest under this Lease an amount equal to the then annual Fixed Rent, as security for the faithful performance and observance by such assignee of the tenant’s obligations of this Lease (and such Person gives to Landlord, at least five (5) days prior to the date that the proposed assignment becomes effective, information reasonably satisfactory to Landlord that indicates that such Person has the ability to post such deposit), (b) gives to Landlord, at least five (5) days prior to the date that the proposed assignment becomes effective, such Person’s financial statements, audited by a certified public accountant in accordance with generally accepted accounting principles, consistently applied, for the three (3) fiscal years that immediately precede such assignment, that indicate that such Person has a tangible net worth of at least ten (10) times the then annual Fixed Rent for each of such three (3) years, and (c) gives to Landlord, at least five (5) days prior to the date that the proposed assignment becomes effective, such other information or takes such action that in either case Landlord, in its reasonable judgment, determines is necessary to provide adequate assurance of the performance by such assignee of the obligations of the tenant under this Lease; provided, however, that in no event shall such adequate assurance of future performance be less favorable to Landlord than the assurance contemplated by Section 365(b)(3) of the Bankruptcy Code (notwithstanding that this Lease may not be construed as a lease of real property in a shopping center).

(E) If Tenant’s interest under this Lease is assigned to any Person pursuant to the provisions of the Bankruptcy Code, then any such assignee shall (x) be deemed without further act or deed to have assumed all the obligations of the tenant arising under this Lease from and after the date of such assignment, and (y) execute and deliver to Landlord upon demand an instrument confirming such assumption.

(F) Nothing contained in this Article 20 limits Landlord’s rights against Tenant under Article 17 hereof.

20.2. Replacement Lease.

If (i) Tenant is not the Person that constituted Tenant initially, and (ii) either (I) this Lease is disaffirmed or rejected pursuant to the Bankruptcy Code, or (II) this Lease terminates by reason of occurrence of an Insolvency Event, then, subject to the terms of this Section 20.2, the Persons that constituted Tenant hereunder previously, including, without limitation, the Person that constituted Tenant initially (each such Person that previously constituted Tenant hereunder (but does not then constitute Tenant hereunder), and with respect to which Landlord exercises Landlord’s rights under this Section 20.2, being referred to herein as a “Predecessor Tenant”) shall (1) pay to Landlord the aggregate Rental that is then due and owing by Tenant to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) enter into a new lease, between Landlord, as landlord, and the Predecessor Tenant, as tenant, for the Premises, and for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Fixed Expiration Date, at the same Fixed Rent and upon the then executory terms that are contained in this Lease, except that (a) the Predecessor Tenant’s rights under the new lease shall be subject to the possessory rights of Tenant under this Lease and the possessory rights of any Person claiming by, through or under Tenant or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by the Predecessor Tenant with reasonable diligence. Landlord shall have the right to require the Predecessor Tenant to execute and deliver such new lease on the terms set forth in this Section 20.2 only by giving notice thereof to Tenant and to the Predecessor Tenant within thirty (30) days after Landlord receives notice of any such disaffirmance or rejection (or, if this Lease terminates by reason of Landlord making an election to do so, then Landlord may exercise such right only by giving such notice to Tenant and the Predecessor Tenant within thirty (30) days after this Lease so terminates). If the Predecessor Tenant defaults in its obligation to enter into said new lease for a period of ten (10) days following Landlord’s request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Predecessor Tenant as if such Predecessor Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Predecessor Tenant’s default thereunder.

20.3. Insolvency Events.

This Lease shall terminate automatically upon the occurrence of any of the following events:

(A) a Tenant Obligor commences or institutes any case, proceeding or other action (a) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(B) a Tenant Obligor makes a general assignment for the benefit of creditors; or

(C) any case, proceeding or other action is commenced or instituted against a Tenant Obligor (a) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect, and (ii) remains undismissed for a period of sixty (60) days; or

(D) any case, proceeding or other action is commenced or instituted against a Tenant Obligor seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(E) a Tenant Obligor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (A), (B), (C), or (D) above; or

(F) a trustee, receiver or other custodian is appointed for any substantial part of a Tenant Obligor’s assets, and such appointment is not vacated or stayed within fifteen (15) Business Days (the events described in this Section 20.3 being collectively referred to herein as “Insolvency Events”).

The term “Tenant Obligor” shall mean (a) Tenant, (b) any Person that comprises Tenant (if Tenant is comprised of more than one (1) Person), (c) any partner in Tenant (if Tenant is a general partnership), (d) any general partner in Tenant (if Tenant is a limited partnership), (e) any Person that has guarantied all or any part of the obligations of Tenant hereunder, and (f) any Person that previously constituted Tenant hereunder. If this Lease terminates pursuant to this Section 20.3, then (I) Tenant immediately shall quit and surrender the Premises, and (II) Tenant shall nonetheless remain liable for all of its obligations hereunder, as provided in Article 21 hereof and Article 22 hereof.

20.4. Effect of Stay.

Notwithstanding anything to the contrary contained herein, if (i) Landlord’s right to terminate this Lease after the occurrence of an Event of Default, or the termination of this Lease upon the occurrence of an Insolvency Event, is stayed by order of any court having jurisdiction over an Insolvency Event, or by federal or state statute, (ii) the trustee appointed in connection with an Insolvency Event, or Tenant or Tenant as debtor-in-possession, fails to assume Tenant’s obligations under this Lease on or prior to the earliest to occur of (a) the last day of the period prescribed therefor by law, (b) the one hundred twentieth (120th) day after entry of the order for relief, or (c) a date that is otherwise designated by the court, or (iii) said trustee, Tenant or Tenant as debtor-in-possession fails to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease as provided in Section 20.1(D) hereof, then Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) Business Days of advance notice to Tenant, Tenant as debtor-in-possession or said trustee, and, upon the expiration of said period of five (5) Business Days, this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

20.5. Rental for Bankruptcy Purposes.

Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, regardless of whether such amounts are expressly denominated as Rental, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code, and Tenant’s payment obligations with respect thereto shall constitute obligations to be timely performed pursuant to Section 365(d) of the Bankruptcy Code.

Article 21

REMEDIES AND DAMAGES

21.1. Certain Remedies.

(A) If (x) an Event of Default occurs and this Lease and the Term expires and comes to an end as provided in Article 19 hereof, or (y) this Lease terminates as provided in Section 20.3 hereof, then:

(1) Tenant shall immediately quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may, without prejudice to any other remedy which Landlord may have, (a) re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by lawful force (without being liable to indictment, prosecution or damages therefor), (b) repossess the Premises and dispossess Tenant and any other Persons from the Premises, and (c) remove any and all of their property and effects from the Premises; and

(2) Landlord, at Landlord’s option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine.

(B) Landlord shall have no obligation to relet the Premises or any part thereof and shall not be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting. Any such refusal or failure on Landlord’s part shall not relieve Tenant of any liability under this Lease or otherwise affect any such liability. Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(C) In the event of a breach or threatened breach by Tenant, or any Persons claiming by, through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to (1) enjoin or restrain such breach, (2) invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach, and (3) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease. The right to invoke the remedies hereinbefore set forth are cumulative and nonexclusive and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

21.2. No Redemption.

Tenant, on its own behalf and on behalf of all Persons claiming by, through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such Persons might have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant has been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

21.3. Calculation of Damages.

(A) If this Lease terminates by reason of the occurrence of an Event of Default or by reason of the occurrence of an Insolvency Event, then Tenant shall pay to Landlord, on demand, and Landlord shall be entitled to recover:

(1) all Rental payable under this Lease by Tenant to Landlord (x) to the date that this Lease terminates, or (y) to the date of re-entry upon the Premises by Landlord, as the case may be;

(2) the excess of (a) the Rental for the period which otherwise would have constituted the unexpired portion of the Term, over (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 21.1(A) hereof for any part of such period (such excess being referred to herein as a “Deficiency”), as damages (it being understood that (x) such net amount described in clause (b) above shall be calculated by deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs, contributions to work and other expenses of preparing the Premises for such reletting, (y) any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent or Tax Payment (as the case may be), and (z) Landlord shall be entitled to recover from Tenant each monthly Deficiency as it arises, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding); and

(3) regardless of whether Landlord has collected any monthly Deficiency as aforesaid, and in lieu of any further Deficiency, as and for liquidated and agreed final damages,

an amount equal to the excess (if any) of (a) the Rental for the period which otherwise would have constituted the unexpired portion of the Term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected), over (b) the then fair and reasonable net effective rental value of the Premises for the same period (which is calculated by (X) deducting from the fair and reasonable rental value of the Premises the expenses that Landlord would reasonably expect to incur in reletting the Premises, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs, contributions to work and other expenses of preparing the Premises for such reletting, and (Y) taking into account the time period that Landlord would reasonably require to consummate a reletting of the Premises to a new tenant), both discounted to present value at the Base Rate. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, have been relet by Landlord to any Person other than an Affiliate of Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, then the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value of the Premises (or the applicable part thereof) so relet during the term of the reletting.

(B) If the Premises, or any part thereof, are relet together with other space in the Building, then the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 21.3. Tenant acknowledges and agrees that in no event shall it be entitled to any rents collected or payable under any reletting, regardless of whether such rents exceed the Rental reserved in this Lease.

(C) Nothing contained in this Article 21 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any applicable statute or rule of law, or of any sums or damages to which Landlord may be lawfully entitled in addition to the damages set forth in this Section 21.3.

Article 22

LANDLORD’S EXPENSES AND LATE CHARGES

22.1. Landlord’s Costs.

(A) Tenant shall pay to Landlord an amount equal to the reasonable costs that Landlord incurs in instituting or prosecuting any legal proceeding against Tenant (or any other Person claiming by, through or under Tenant) to the extent that such legal proceeding derives from the occurrence of an Event of Default, together with interest thereon calculated at the Applicable Rate from the date that Landlord incurs such costs, within thirty (30) days after Landlord gives to Tenant an invoice therefor (it being understood that (x) Landlord shall have the right to collect such amount from Tenant as additional rent to the extent that Landlord incurs such costs during the Term and as damages to the extent that Landlord incurs such costs after the Expiration Date, and (y) the amount that Landlord has the right to collect from Tenant under this Section 22.1(A) shall be adjusted appropriately to reflect the extent to which Landlord is successful in such legal proceeding).

(B) Tenant shall pay to Landlord an amount equal to the reasonable costs that Landlord incurs in defending successfully against a claim made by Tenant (or any other Person claiming by, through or under Tenant) against Landlord that relates to this Lease in a legal proceeding, together with interest thereon calculated at the Applicable Rate from the date that Landlord incurs such costs, within thirty (30) days after Landlord gives to Tenant an invoice therefor (it being understood that (x) Landlord shall have the right to collect such amount from Tenant as additional rent to the extent that Landlord incurs such costs during the Term and as damages to the extent that Landlord incurs such costs after the Expiration Date, and (y) the amount that Landlord has the right to collect from Tenant under this Section 22.1(B) shall be adjusted appropriately to reflect the extent to which Landlord is successful in defending against such claim).

22.2. Interest on Late Payments.

If Tenant fails to pay any item of Rental on or prior to the date that such payment is due, then Tenant shall pay to Landlord, in addition to such item of Rental, as a late charge and as additional rent, an amount equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment. Nothing contained in this Section 22.2 limits Landlord’s rights and remedies, by operation of law or otherwise, after the occurrence of an Event of Default.

Article 23

SECURITY

23.1. Security Deposit.

Subject to the terms of this Article 23, Tenant, on the date hereof, shall deposit with Landlord, as security for the performance of Tenant’s obligations under this Lease, an amount in cash equal to One Hundred Seventy-Four Thousand Five Hundred Three Dollars and Thirty-Six Cents ($174,503.36) (the “Cash Security Deposit”).

23.2. Letter of Credit.

Tenant, at any time during the Term, shall have the right to deliver to Landlord a “clean,” unconditional, irrevocable and transferable letter of credit (the “Letter of Credit”) that (i) is in the amount of the Cash Security Deposit, (ii) is in a form that is reasonably satisfactory to Landlord, (iii) is issued for a term of not less than one (1) year, (iv) is issued for the account of Landlord, (v) automatically renews for periods of not less than one (1) year unless the issuer thereof otherwise advises Landlord on or prior to the thirtieth (30th) day before the applicable expiration date, (vi) allows Landlord the right to draw thereon in part from time to time or in full, and (vii) is issued by, and drawn on, a bank that has a Standard & Poor’s rating of at least “AA” (or, if Standard & Poor’s hereafter ceases the publication of ratings for banks, a rating of a reputable rating agency as reasonably designated by Landlord that most closely approximates a Standard & Poor’s rating of “AA” as of the date hereof) and that either (I) has an office in the city where the Building is located at which Landlord can present the Letter of Credit for payment, or (II) has an office in the United States and allows Landlord to draw upon the Letter of Credit without presenting a draft in person (such as, for example, by submitting a draft by fax or overnight delivery service)(the aforesaid rating of the bank that issues the Letter of Credit being referred to herein as the “Bank Rating”). If Tenant gives notice to Landlord at least thirty (30) days before the date that Tenant delivers to Landlord the Letter of Credit, then Landlord shall deliver to Tenant, simultaneously with Tenant’s delivery of the Letter of Credit to Landlord, the Cash Security Deposit (or the portion thereof that then remains unapplied in accordance with the terms of this Article 23). If Tenant does not give such notice to Landlord, then Landlord shall deliver to Tenant the Cash Security Deposit (or such portion thereof) on or prior to the thirtieth (30th) day after Tenant gives the Letter of Credit to Landlord.

23.3. Landlord’s Rights.

If (i) an Event of Default occurs and is continuing, or (ii) Tenant fails to vacate the Premises and surrender possession thereof in accordance with the terms of this Lease upon the Expiration Date, then Landlord may apply the whole or any part of the Cash Security Deposit or present the Letter of Credit for payment and apply the proceeds thereof, as the case may be, (i) to the payment of any Rental that then remains unpaid, or (ii) to any damages to which Landlord is entitled hereunder and that Landlord incurs by reason of such Event of Default or Tenant’s aforesaid failure to vacate the Premises or surrender possession thereof in accordance with the terms of this Lease upon the Expiration Date. If Landlord so applies any part of the Cash Security Deposit or the proceeds of the Letter of Credit, as the case may be, then Tenant, upon demand, shall deposit with Landlord the cash amount so applied or provide Landlord with a replacement Letter of Credit so that Landlord has the full amount of the required security at all times during the Term. If (x) Tenant deposits the Letter of Credit with Landlord as provided in Section 23.2 hereof, and (y) at any time the Bank Rating of the issuer of the Letter of Credit is less than “AA” (or, if Standard & Poor’s hereafter ceases the publication of ratings for banks, the Bank Rating of the issuer of the Letter of Credit is less than a rating of a reputable rating agency as reasonably designated by Landlord that most closely approximates a Standard & Poor’s rating of “AA” as of the date hereof), then Tenant shall deliver to Landlord a replacement Letter of Credit, issued by a bank that has a Bank Rating that satisfies the aforesaid requirement (and otherwise meets the requirements set forth in Section 23.2 hereof) within fifteen (15) days after the date that Landlord gives Tenant notice of such deficiency in such issuer’s rating. If Tenant fails to deliver to Landlord such replacement Letter of Credit within such period of fifteen (15) days, then Landlord, in addition to Landlord’s other rights at law, in equity or as otherwise set forth herein, shall have the right to present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit (it being agreed that Landlord shall have the right to use, apply and transfer such proceeds in the manner described in this Article 23). Tenant shall reimburse Landlord for any reasonable costs that Landlord incurs in so presenting the Letter of Credit for payment within thirty (30) days after Landlord submits to Tenant an invoice therefor. Tenant shall not assign or encumber or attempt to assign or encumber the Cash Security Deposit. Nothing contained in this Section 23.3 limits Landlord’s rights or remedies in equity, at law, or as otherwise set forth herein.

23.4. Return of Security.

Landlord shall return to Tenant the Cash Security Deposit (or the unapplied portion thereof, as the case may be) or the Letter of Credit (to the extent not theretofore presented for payment in accordance with the terms hereof), as the case may be, within thirty (30) days after Tenant performs all of the obligations of Tenant hereunder upon the expiration or earlier termination of the Term. Landlord’s obligations under this Section 23.4 shall survive the expiration or earlier termination of the Term.

23.5. Transfer of Letter of Credit.

If Tenant gives the Letter of Credit to Landlord as contemplated by this Article 23, then Tenant, at Tenant’s expense, shall cause the issuer thereof to amend the Letter of Credit to name a new beneficiary thereunder in connection with Landlord’s assignment of Landlord’s rights under this Lease to a Person that succeeds to Landlord’s interest in the Real Property, promptly after Landlord’s request from time to time.

23.6. Renewal of Letter of Credit.

If (i) Tenant delivers the Letter of Credit to Landlord as contemplated by this Article 23, and (ii) Tenant fails to provide Landlord with a replacement Letter of Credit that complies with the requirements of this Article 23 on or prior to the thirtieth (30th) day before the expiration date of the Letter of Credit that is then expiring, then Landlord may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit (it being agreed that Landlord shall have the right to use, apply and transfer such proceeds in the manner described in this Article 23). Tenant shall reimburse Landlord for any reasonable costs that Landlord incurs in so presenting the Letter of Credit for payment within thirty (30) days after Landlord submits to Tenant an invoice therefor. Landlord also shall have the right to so present the Letter of Credit and so retain the proceeds thereof as security in lieu of the Letter of Credit at any time from and after the thirtieth (30th) day before the Expiration Date if the Letter of Credit expires earlier than the ninetieth (90th) day after the Expiration Date.

23.7. Reduction in Security Amount.

(A) Subject to the terms of this Section 23.7, Tenant shall have the right to reduce the amount of the Cash Security Deposit or the Letter of Credit, as the case may be, to One Hundred Thirty-Six Thousand Nine Hundred Eighteen Dollars and No Cents ($136,918.00) as of the date that is two (2) years after the Rent Commencement Date.

(B) Tenant shall have the right to request any such reduction only by giving notice thereof to Landlord at any time from and after the tenth (10th) day before the date that Tenant is entitled to such reduction. Tenant shall not be entitled to reduce the amount of the Cash Security Deposit or the Letter of Credit, as the case may be, if (I) an Event of Default has occurred and is continuing on the date that Tenant requests such reduction or the date that Landlord consummates such reduction, or (II) Landlord theretofore applied all or any portion of the security deposited hereunder. If Tenant requests and is entitled to any such reduction in accordance with the terms of this Section 23.7, then Landlord shall release the appropriate amount from the Cash Security Deposit within ten (10) days after the date that Tenant makes such request or permit Tenant, at Tenant’s expense, to amend or replace the Letter of Credit to reflect such reduction, as the case may be.

Article 24

END OF TERM

24.1. End of Term.

On the Expiration Date, Tenant shall quit and surrender to Landlord the Premises, vacant, broom-clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions hereof. Tenant expressly waives, for itself and for any Person claiming by, through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings that Landlord institutes to enforce the provisions of this Article 24.

24.2. Holdover.

If vacant and exclusive possession of the Premises is not surrendered to Landlord on the Expiration Date, then Tenant shall pay to Landlord on account of use and occupancy of the Premises, for each month (or any portion thereof) during which Tenant (or a Person claiming by, through or under Tenant) holds over in the Premises after the Expiration Date, (i) for the first month (or portion thereof) of such holdover, an amount equal to one hundred fifty percent (150%) of the aggregate Rental that was payable under this Lease during the last month of the Term and (ii) for each month (or portion thereof) thereafter, an amount equal to two hundred percent (200%) of the aggregate Rental that was payable under this Lease during the last month of the Term. Landlord’s right to collect such amount from Tenant for use and occupancy shall be in addition to any other rights or remedies that Landlord may have hereunder or at law or in equity (including, without limitation, Landlord’s right to recover Landlord’s damages from Tenant that derive from vacant and exclusive possession of the Premises not being surrendered to Landlord on the Expiration Date). Nothing contained in this Section 24.2 shall permit Tenant to retain possession of the Premises after the Expiration Date or limit in any manner Landlord’s right to regain possession of the Premises, through summary proceedings or otherwise. Landlord’s acceptance of any payments from Tenant after the Expiration Date shall be deemed to be on account of the amount to be paid by Tenant in accordance with the provisions of this Article 24.

Article 25

NO WAIVER

25.1. No Surrender.

(A) Landlord shall be deemed to have accepted a surrender of the Premises only if Landlord executes and delivers to Tenant a written instrument providing expressly therefor.

(B) No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the Expiration Date. The delivery of such keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant at any time desires to have Landlord sublet the Premises on Tenant’s account, then Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of Tenant’s obligations under this Lease.

25.2. No Waiver by Landlord.

(A) Landlord’s failure to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules, shall not be deemed to be a waiver thereof. The receipt by Landlord of Rental with knowledge of the breach of any covenant of this Lease by Tenant shall not be deemed a waiver of such breach.

(B) No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply such payment. No endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental shall be deemed to be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease or otherwise available to Landlord at law or in equity.

(C) Landlord’s failure during the Term to prepare and deliver any invoices, and Landlord’s failure during the Term to make a demand for payment under any of the provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any item of Rental which may have become due during the Term (except to the extent otherwise expressly set forth herein). Tenant’s liability for such amounts shall survive the expiration or earlier termination of this Lease (except to the extent otherwise expressly set forth herein).

(D) No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord.

25.3. No Waiver by Tenant.

(A) Tenant’s failure to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease on Landlord’s part to be performed, shall not be deemed to be a waiver. The payment by Tenant of any item of Rental or performance of any obligation of Tenant hereunder with knowledge of any breach by Landlord of any covenant of this Lease shall not be deemed a waiver of such breach, nor shall it prejudice Tenant’s right to pursue any remedy against Landlord in this Lease provided or otherwise available to Tenant in law or in equity. No provision of this Lease shall be deemed to have been waived by Tenant, unless such waiver is in writing signed by Tenant.

(B) Tenant’s failure during the Term to make a demand for payment under any of the provisions of this Lease shall not in any way be deemed to be a waiver of, or cause Tenant to forfeit or surrender, its rights to collect any amount which may have become due during the Term (except to the extent otherwise expressly set forth herein). Landlord’s liability for such amounts shall survive the expiration or earlier termination of this Lease (except to the extent otherwise expressly set forth herein).

Article 26

JURISDICTION

26.1. Governing Law.

This Lease shall be construed and enforced in accordance with the laws of the State of New York.

26.2. Submission to Jurisdiction.

Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any federal, state, county or municipal court sitting in the State of New York for purposes of any action or proceeding brought therein by Landlord against Tenant concerning any matters relating to this Lease, (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings, (c) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York, and (d) agrees that any final unappealable judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord concerning any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York.

26.3. Waiver of Trial by Jury; Counterclaims.

(A) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise.

(B) If Landlord commences any summary proceeding against Tenant, then Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding (except to the extent that applicable law precludes Tenant from asserting such counterclaim in another proceeding), and shall not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant. Nothing contained in this Section 26.3(B) limits Tenant’s right to assert claims against Landlord in a separate proceeding.

Article 27

NOTICES

27.1. Addresses: Manner of Delivery.

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications that a party desires or is required to give to the other party under this Lease shall (1) be in writing, (2) be deemed sufficiently given if (a) delivered by hand (against a signed receipt), (b) sent by registered or certified mail (return receipt requested), or (c) sent by a nationally-recognized overnight courier (with verification of delivery), and (3) be addressed in each case:

if to Tenant, at:

One Penn Plaza (Suite 3508)

New York, New York 10119

with a copy to:

Meister Seelig & Fein

140 East 45th Street

New York, New York 10017

Attn.: Matthew Kasindorf, Esq.

if to Landlord, at:

c/o Vornado Office Management LLC

888 Seventh Avenue

New York, New York 10019

Attn.: Daniel E. North

with a copy to:

Vornado Realty Trust

210 Route 4 East

Paramus, New Jersey 07652

Attn: Joseph Macnow

or to such other address or addresses as Landlord or Tenant may designate from time to time on at least ten (10) Business Days of advance notice given to the other in accordance with the provisions of this Article 27. Any such bill, statement, consent, notice, demand, request, or other communication shall be deemed to have been given (x) on the date that it is hand delivered, as aforesaid, or (y) three (3) Business Days after the date that it is mailed, as aforesaid, or (z) on the first (1st) Business Day after the date that it is sent by a nationally-recognized courier, as aforesaid. Any such bills, statements, consents, notices, demands, requests or other communications that the Person that is the property manager for the Building gives to Tenant in accordance with the terms of this Article 27 shall be deemed to have been given by Landlord (except that Landlord, at any time and from time to time, shall have the right to terminate or suspend such property manager’s right to give such bills, statements, consents, notices, demands, requests or other communications to Tenant by giving not less than five (5) days of advance notice thereof to Tenant).

Article 28

BROKERAGE

28.1. Broker.

Landlord and Tenant each represent to the other that it has not dealt with any broker, finder or salesperson in connection with this Lease other than Newmark & Company Real Estate, Inc., d/b/a Newmark Knight Frank (the “Broker”). Landlord shall pay Broker a commission pursuant to the terms of a separate agreement.

Article 29

INDEMNITY

29.1. Tenant’s Indemnification of the Landlord Indemnitees.

(A) Subject to the terms of this Section 29.1, Tenant shall indemnify the Landlord Indemnitees, and hold the Landlord Indemnitees harmless, from and against, all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that are incurred by a Landlord Indemnitee and that derive from a claim (a “Claim Against Landlord”) made by a third party against such Landlord Indemnitee arising from or alleged to arise from:

(1) a wrongful act or wrongful omission of any Tenant Indemnitee during the Term (including, without limitation, claims that derive from a Permitted Party’s conducting such Permitted Party’s business in the Premises) (it being understood that Tenant shall not have responsibility under this clause (1) for any wrongful act or wrongful omission of a Recapture Subtenant);

(2) an event or circumstance that occurs during the Term in the Premises or in another portion of the Building with respect to which Tenant has exclusive use pursuant to the terms hereof (subject, however, to Landlord’s rights of access under Article 9 hereof) (it being understood that Tenant’s liability under this clause (2) shall not apply to the extent that Landlord exercises Landlord’s rights under Section 17.3 hereof with respect to the Premises);

(3) the breach of any covenant to be performed by Tenant hereunder;

(4) a misrepresentation made by Tenant hereunder (including, without limitation, a misrepresentation of Tenant under Section 28.1 hereof);

(5) a Person with whom a Permitted Party has dealt making a claim for a leasing commission or other similar compensation in connection with a Transfer;

(6) Landlord’s cooperating with Tenant as contemplated by Section 7.4(A) hereof.

Tenant shall not be required to indemnify the Landlord Indemnitees, and hold the Landlord Indemnitees harmless, in either case as aforesaid, to the extent that it is finally determined that the negligence or wilful misconduct of a Landlord Indemnitee contributed to the loss or damage sustained by the Person making the Claim Against Landlord. Nothing contained in this Section 29.1 limits the provisions of Section 31.19 hereof.

(B) The term “Landlord Indemnitees” shall mean, collectively, Landlord, each Lessor, each Mortgagee and their respective partners, members, managers, shareholders, officers, directors, employees, trustees and agents.

(C) The term “Tenant Indemnitees” shall mean each Permitted Party and their respective partners, members, managers, shareholders, officers, directors, employees, trustees and agents.

(D) The parties intend that the Landlord Indemnitees (other than Landlord) shall be third-party beneficiaries of this Section 29.1.

29.2. Landlord’s Indemnification of the Tenant Indemnitees.

(A) Subject to the terms of this Section 29.2, Landlord shall indemnify the Tenant Indemnitees, and hold the Tenant Indemnitees harmless, from and against, all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that are incurred by a Tenant Indemnitee and that derive from a claim (a “Claim Against Tenant”) made by a third party against such Tenant Indemnitee arising from or alleged to arise from:

(1) the breach of any covenant to be performed by Landlord hereunder;

(2) a misrepresentation made by Landlord hereunder (including, without limitation, a misrepresentation of Landlord under Section 28.1 hereof);

(3) Landlord’s failure to pay the Broker a commission or other compensation in connection herewith; or

(4) a wrongful act or wrongful omission of any Landlord Indemnitee (including, without limitation, a wrongful act or wrongful omission of the Person that has the right to occupy the Premises by virtue of Landlord’s exercising Landlord’s rights under Section 17.3 hereof).

Landlord shall not be required to indemnify the Tenant Indemnitees, and hold the Tenant Indemnitees harmless, in either case as aforesaid, to the extent that it is finally determined that the negligence or wilful misconduct of a Tenant Indemnitee contributed to the loss or damage sustained by the Person making the Claim Against Tenant.

(B) The parties intend that the Tenant Indemnitees (other than Tenant) shall constitute third-party beneficiaries of this Section 29.2.

29.3. Indemnification Procedure.

(A) If at any time a Claim Against Tenant is made or threatened against a Tenant Indemnitee, or a Claim Against Landlord is made or threatened against a Landlord Indemnitee, then the Person entitled to indemnity under this Article 29 (the “Indemnitee”) shall give to the other party (the “Indemnitor”) notice of such Claim Against Tenant or such Claim Against Landlord, as the case may be (the “Claim”); provided, however, that the Indemnitee’s failure to provide such notice shall not impair the Indemnitee’s rights to indemnity as provided in this Article 29 except to the extent that the Indemnitor is prejudiced materially thereby. Such notice shall state the basis for the Claim and the amount thereof (to the extent such amount is determinable at the time that such notice is given).

(B) The Indemnitor shall have the right to defend against the Claim using attorneys that the Indemnitor designates and that the Indemnitee approves (it being understood that (I) the Indemnitee shall not unreasonably withhold, condition or delay such approval, (II) the Indemnitee shall be deemed to have approved such attorneys if the Indemnitee fails to respond within ten (10) days to the Indemnitor’s request for approval, and (III) the attorneys designated by the Indemnitor’s insurer shall be deemed approved by the Indemnitee for purposes hereof). The Indemnitor’s failure to notify the Indemnitee of the Indemnitor’s election to defend against the Claim within thirty (30) days after the Indemnitee gives such notice to the Indemnitor shall be deemed a waiver by the Indemnitor of its aforesaid right to defend against the Claim.

(C) Subject to the terms of this Section 29.3(C), if the Indemnitor elects to defend against the Claim pursuant to Section 29.3(B) hereof, then the Indemnitee may participate, at the Indemnitee’s expense, in defending against the Claim. The Indemnitor shall have the right to control the defense against the Claim (and, accordingly, the Indemnitee shall cause its counsel to act accordingly). If there exists a conflict between the interests of the Indemnitor and the interests of the Indemnitee, then the Indemnitor shall pay the reasonable fees and disbursements of any counsel that the Indemnitee retains in so participating in the defense against the Claim. Except as otherwise provided in this Section 29.3(C), the Indemnitor shall not be required to pay the costs that Indemnitee otherwise incurs in engaging counsel to consult with Indemnitee in connection with the Claim.

(D) If the Claim is a Claim Against Landlord, then Landlord shall cooperate reasonably with Tenant in connection therewith. If the Claim is a Claim Against Tenant, then Tenant shall cooperate reasonably with Landlord in connection therewith.

(E) The Indemnitor shall not consent to the entry of any judgment or award regarding the Claim, or enter into any settlement regarding the Claim, except in either case with the prior approval of the Indemnitee (any such entry of any judgment or award regarding a Claim to which the Indemnitor consents, or any such settlement regarding a claim to which the Indemnitor agrees, being referred to herein as a “Settlement”). The Indemnitee shall not unreasonably withhold, condition or delay the Indemnitee’s approval of a proposed Settlement, provided that (I) the Indemnitor pays, in cash, to the Person making the Claim, the entire amount of the Settlement contemporaneously with the Indemnitee’s approval thereof (so that neither the Indemnitor nor the Indemnitee have any material obligations regarding the applicable Claim that remain executory from and after the consummation of the Settlement), or (II) the Person making the Claim releases the Indemnitee from any obligations owed to such Person pursuant to such Settlement that remain executory after the consummation thereof). If (x) the terms of the Settlement do not provide for the Indemnitor’s making payment, in cash, to the Person making the Claim, the entire amount of the Settlement, contemporaneously with the Indemnitee’s approval thereof (so that either the Indemnitor or the Indemnitee have any material obligations regarding the applicable Claim that remain executory from and after the consummation of the Settlement), (y) the Person making the Claim does not release the Indemnitee from any obligations owed to such Person pursuant to such Settlement that remain executory after the consummation thereof, and (z) the Indemnitee does not approve the proposed Settlement, then the Indemnitor’s aggregate liability under this Article 29 for the Claim (including, without limitation, the costs incurred by the Indemnitor for legal costs and other costs of defense) shall not exceed an amount equal to the sum of (i) the aggregate legal costs and defense costs that the Indemnitor incurred to the date that the Indemnitor proposes such Settlement, (ii) the amount that the Indemnitor would have otherwise paid to the Person making the applicable Claim under the terms of the proposed Settlement, and (iii) the aggregate legal costs and defense costs that the Indemnitor would have reasonably expected to incur in consummating the proposed Settlement.

(F) If the Indemnitor does not elect to defend against the Claim as contemplated by this Section 29.3, then the Indemnitee may defend against, or settle, such claim, action or proceeding in any manner that the Indemnitee deems appropriate, and the Indemnitor shall be liable for the Claim to the extent provided in this Article 29.

Article 30

LANDLORD’S CONSENTS: ARBITRATION

30.1. Certain Limitations.

Subject to the terms of Section 30.2 hereof, Tenant hereby waives any claim against Landlord for Landlord’s unreasonably withholding, unreasonably conditioning or unreasonably delaying any consent or approval requested by Tenant in cases where Landlord expressly agreed herein not to unreasonably withhold, unreasonably condition or unreasonably delay such consent or approval. If there is a determination that such consent or approval has been unreasonably withheld, unreasonably conditioned or unreasonably delayed, then (1) the requested consent or approval shall be deemed to have been granted, and (2) Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding, conditioning or delaying consent or approval shall be as provided in this Article 30.

30.2. Expedited Arbitration.

(A) If (i) this Lease obligates Landlord to not unreasonably withhold, condition or delay Landlord’s consent or approval for a particular matter, (ii) Landlord withholds, delays or conditions its consent or approval for such matter, and (iii) Tenant believes that Landlord did so unreasonably, then Tenant shall have the right to submit the issue of whether Landlord unreasonably withheld, delayed or conditioned such consent or approval to an Expedited Arbitration Proceeding only by giving notice thereof to Landlord on or prior to the thirtieth (30th) day after the date that Landlord denied or conditioned such consent or approval, or the thirtieth (30th) day after the date that Tenant claims that Landlord’s delaying such consent or approval first became unreasonable, as the case may be.

(B) The sole decision to be made in the Expedited Arbitration Proceeding shall be whether Landlord unreasonably withheld, delayed or conditioned its consent with respect to the particular matter being arbitrated. If the decision in the Expedited Arbitration Proceeding is that Landlord unreasonably withheld, conditioned, or delayed consent with respect to such matter, then (i) Landlord shall be deemed to have consented to such matter, and (ii) Landlord shall execute and deliver documentation that is reasonably requested by Tenant to evidence such consent.

(C) The term “Expedited Arbitration Proceeding” shall mean a binding arbitration proceeding conducted in The City of New York under the Commercial Arbitration Rules of the American Arbitration Association (or its successor) and administered pursuant to the Expedited Procedures provisions thereof; provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Section E-5(b) shall be returned within five (5) Business Days from the date of mailing; (ii) the parties shall notify the American Arbitration Association (or its successor) by telephone, within four (4) Business Days, of any objections to the arbitrator appointed and, subject to clause (vii) below, shall have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association (or its successor) and was not objected to in accordance with Section E-4(b) as modified by clause (i) above; (iii) the notification of the hearing referred to in Section E-7 shall be four (4) Business Days in advance of the hearing; (iv) the hearing shall be held within seven (7) Business Days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages or vary, modify or waive any provision of this Lease; (vi) the decision of the arbitrator shall be final and binding on the parties; and (vii) the arbitrator shall not have been employed by either party (or their respective Affiliates) during the period of three (3) years prior to the date of the Expedited Arbitration Proceeding. The arbitrator shall determine the extent to which each party is successful in such Expedited Arbitration Proceeding in addition to rendering a decision on the dispute submitted. If the arbitrator determines that one (1) party is entirely unsuccessful, then such party shall pay all of the fees of such arbitrator. If the arbitrator determines that both parties are partially successful, then each party shall be responsible for such arbitrator’s fees only to the extent such party is unsuccessful (e.g., if Landlord is eighty percent (80%) successful and Tenant is twenty percent (20%) successful, then Landlord shall be responsible for twenty percent (20%) of such arbitrator’s fees and Tenant shall be responsible for eighty percent (80%) of such arbitrator’s fees).

Article 31

ADDITIONAL PROVISIONS

31.1. Tenant’s Property Delivered to Building Employees.

Any Building employee to whom any property is entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property.

31.2. Not Binding Until Execution.

This Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant have executed and unconditionally delivered a fully executed counterpart of this Lease to each other.

31.3. No Third Party Beneficiaries.

Landlord and Tenant hereby acknowledge that they do not intend for any other Person to constitute a third-party beneficiary hereof, except to the extent otherwise set forth herein.

31.4. Extent of Landlord’s Liability.

(A) The obligations of Landlord under this Lease shall not be binding upon the Person that constitutes Landlord initially after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be (or upon any other Person that constitutes Landlord after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be), (x) to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer and (y) to the extent such obligations accrue prior to the date of such sale, conveyance, assignment or transfer, provided that such transferee assumes or is deemed to have assumed by operation of law the obligations of Landlord under this Lease.

(B) The members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord shall not be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder.

(C) The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property and the proceeds thereof (including, without limitation, proceeds of a sale or refinancing of Landlord’s interest in the Real Property, casualty insurance proceeds, and condemnation awards). Tenant shall not look to any property or assets of Landlord (other than Landlord’s interest in the Real Property and such proceeds thereof) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

31.5. Extent of Tenant’s Liability.

If Tenant is a corporation, limited partnership, limited liability partnership or limited liability company, then (i) the members, managers, limited partners, shareholders, directors, officers and principals, direct and indirect, comprising Tenant shall not be liable for the performance of Tenant’s obligations under this Lease, and (ii) Landlord shall look solely to Tenant to enforce Tenant’s obligations hereunder.

31.6. Survival.

Subject to the terms hereof, Tenant’s liability for all amounts that are due and payable to Landlord hereunder shall survive the Expiration Date.

31.7. Recording.

Tenant shall not record this Lease. Tenant shall not record a memorandum of this Lease. Landlord shall have the right to record a memorandum of this Lease. If Landlord submits to Tenant a memorandum hereof that is in reasonable form, then Tenant shall execute, acknowledge and deliver such memorandum promptly after Landlord’s submission thereof to Tenant.

31.8. Entire Agreement.

This Lease contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

31.9. Counterparts.

This Lease may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same agreement.

31.10. Exhibits.

If any inconsistency exists between the terms and provisions of this Lease and the terms and provisions of the Exhibits hereto, then the terms and provisions of this Lease shall prevail.

31.11. Gender: Plural.

Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other gender and the singular to include the plural.

31.12. Divisibility.

If any term of this Lease, or the application thereof to any Person or circumstance, is held to be invalid or unenforceable, then the remainder of this Lease or the application of such term to any other Person or any other circumstance shall not be thereby affected, and each term shall remain valid and enforceable to the fullest extent permitted by law.

31.13. Vault Space.

If (i) Tenant uses or occupies any vaults, vault space or other space outside the boundaries of the Real Property that in each case is located below grade, and (ii) such space is diminished by any Governmental Authority or by any utility company, then such diminution shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord.

31.14. Adjacent Excavation.

If an excavation is made upon land adjacent to the Building, or is authorized to be made, then Tenant, upon reasonable advance notice, shall grant to the Person causing or authorized to cause such excavation a license to enter upon the Premises for the purpose of doing such work as said Person deems necessary to preserve the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental. Landlord acknowledges that Landlord’s right to access the Premises as provided in this Section 31.14 is subject to the provisions of Article 9 hereof.

31.15. Captions.

The captions are inserted only for convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

31.16. Parties Bound.

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

31.17. Authority.

(A) Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the laws of Delaware, and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Tenant’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any Requirement, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made.

(B) Landlord hereby represents and warrants to Tenant that (i) Landlord is duly organized and validly existing in good standing under the laws of New York, and possesses all licenses and authorizations necessary to carry on its business, (ii) Landlord has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Landlord’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Landlord, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Landlord (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Landlord will not cause or constitute a default under, or conflict with, the organizational documents of Landlord or any agreement to which Landlord is a party, (vii) the execution, delivery and performance of this Lease by Landlord does not violate any Requirement, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Landlord for the execution, delivery and performance of this Lease have been obtained or made.

31.18. Rent Control.

If at the commencement of, or at any time or times during, the Term, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, then Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to allow Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to the excess of (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction, over (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

31.19. Consequential Damages.

Tenant shall have no liability for any consequential, indirect or punitive damages that Landlord suffers (it being understood, however, that nothing contained in this Section 31.19 limits Landlord’s right to recover damages (x) as expressly provided in Section 21.3(A) hereof and in Section 24.2 hereof, or (y) for Tenant’s failure to remove Specialty Alterations to the extent provided in Section 7.8 hereof). Landlord shall have no liability for any consequential, indirect or punitive damages that are suffered by Tenant or any Person claiming by, through or under Tenant.

31.20. Tenant’s Advertising.

Tenant shall not use a picture, photograph or drawing of the Building (or a silhouette thereof) in Tenant’s letterhead or promotional materials without Landlord’s prior approval.

31.21. Specially Designated Nationals: Blocked Persons: Embargoed Persons.

(A) Tenant represents and warrants to Landlord that (a) Tenant and each person or entity directly or indirectly owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by Requirements or that the Lease is in violation of Requirements, and (e)

Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by Requirements or Tenant is in violation of Requirements.

(B) Tenant covenants and agrees (a) to comply with all Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(C) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be an Event of Default under this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be an Event of Default under this Lease.

This page constitutes the signature page to the Lease, dated as of the 30th day of September, 2007, between ONE PENN PLAZA LLC, as landlord, and OPHTHOTECH CORPORATION, as tenant, for certain space in the building known by the street address of One Penn Plaza, New York, New York 10119

IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the date first above written.

ONE PENN PLAZA LLC, Landlord

By:	Vornado Realty L.P., member

	By:	Vornado Realty Trust, general partner

By:
			Name:	David R. Greenbaum

			Title:	President- New York Office Division

OPHTHOTECH CORPORATION, Tenant

By:
	Name:	Samir Patel

	Title:	President & CEO

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Within New York State)

STATE OF	)

: ss.:

COUNTY OF	)

On the      day of             , in the year 2007, before me, the undersigned personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Outside of New York State)

STATE OF	NEW JERSEY	)

: ss.:

COUNTY OF	MERCER	)

On the 28th day of September, in the year 2007, before me, the undersigned, personally appeared Samir Patel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Princeton, NJ. (Insert the city or other political subdivision and the state or country or other place the acknowledgement was taken.)

(Signature and office of individual taking acknowledgement)

Exhibit “A”

Premises

[See Attached]

34TH STREET
8TH AVENUE
7TH AVENUE
33RD STREET

SCALE: N.T.S

0 4' 16' 24' 40'

ALL DIMENSIONS ARE APPROXIMATE AND ARE SUBJECT TO NORMAL BUILDING VARIANCES.

Date: 02-26-04

N

1 Penn Plaza
35th Floor

VORNADO REALTY TRUST

888 7TH AVENUE
NEW YORK N.Y. 10019
(212) 894-7000

Exhibit “B”

List of Charges during Overtime Periods

[See Attached]

TENANT CHARGE PRICE LIST - Effective January 1, 2007

TYPE OF SERVICE	SERVICE COST
FREIGHT ELEVATOR	$80.00/hr	*

* (min 4 hours on Sat, Sun & Holidays)

ENGINEER	$80.00/hr
PLUMBER	$70.00/hr
ELECTRICIAN	$70.00/hr
PORTER	$50.00/hr
SECURITY GUARD	$50.00/hr
Loading dock after hours
DUMPSTERS
Demo	$65.00
Large	$44.00
Small	$22.00
20 Yard Container	$985.00
30 Yard Container	$1,150.00
LOCKSMITH	$70.00/hr
key change (schlage)	$5.00
medeco key	$10.00
ACCESS CARD	$25.00
DIRECTORY ADDITIONS (above Lease)	$25.00
deletions/changes	$4.00
ELEVATOR DIRECTORY STRIPS	$25.00
AIR CONDITIONING
all	$1,202.00 per hour
upper (Floors 35-55)	$801.00 per hour
middle (Floors 7-34)	$655.00 per hour
lower (Floors 2-6)	$645.00 per hour
VENTILATION
all	$502.00 per hour
upper (Floors 35-55)	$346.00 per hour
middle (Floors 7-34)	$371.00 per hour
lower (Floors 2-6)	$371.00 per hour
HEATING
all	$998.00 per hour
upper (Floors 35-55)	$537.00 per hour
middle (Floors 7-34)	$537.00 per hour
lower (Floors 2-6)	$620.00 per hour

All labor is charged with a half-hour minimum and does not include materials needed. All weekend labor is charged with a four (4) hour minimum.

Overtime freight elevator hours are before 8:00 AM and after 5:00 PM, Monday through Friday. Please be advised that anytime the freight elevator is reserved for after business hours use, the Tenant will be charged for the freight elevator plus the security guard stationed in the loading dock.

Other services can be requested. Wherever possible, we will obtain the service for you, at a charge. Also check your BMS brochure for additional cleaning service.

Exhibit “3.3”

Rules

1.                                      Tenant shall not obstruct the common areas of the Building. Tenant shall not use the common areas of the Building for any purpose other than for the purpose that the applicable common area is used ordinarily.

2.                                      Tenant shall not use any plumbing fixtures that are connected to Building Systems for any purpose other than the ordinary purpose for which such plumbing fixtures are installed.

3.                                      Tenant shall not use the Premises in any manner that materially and unreasonably interferes with the use of any other portion of the Building for ordinary business purposes.

4.                                      Tenant shall not at any time keep in the Premises any flammable, combustible or explosive substance, except for any such substances that are incidental to the use or maintenance of the Premises for ordinary office purposes or the performance of Alterations that are performed in accordance with the terms of this Lease.

5.                                      Tenant shall not bring any bicycles, vehicles or animals of any kind (except for service animals) into the Premises or the Building.

6.                                      Subject to Section 3.3 of the Lease, Tenant shall comply with the security procedures that Landlord reasonably adopts from time to time for the Building. Tenant acknowledges that Landlord’s security procedures may include, without limitation, (i) Landlord’s denying entry to the Building by any person who does not present a Building pass or who does not comply with Landlord’s procedures regarding the registration of visitors to the Building, and (ii) procedures governing the inspection of freight that arrives at the loading facilities for the Building.

7.                                      Landlord shall have the right to require Tenant to (x) direct Persons who are delivering packages to the Premises to make delivery to an office in the Building that Landlord designates (in which case Landlord shall make arrangements for such packages to be delivered to Tenant using other personnel that Landlord engages), or (y) arrange for such Persons to be escorted by a representative of Tenant while such Person makes delivery to the Premises.

8.                                      Tenant shall subject to inspection by Landlord or Landlord’s designee all items being brought into the Building by or on behalf of Tenant (including, without limitation, packages, boxes, bags, handbags, attaché cases, and suitcases). Landlord may refuse entry into the Building to any Person who refuses to cooperate with such inspection or who is carrying any item which has a reasonable likelihood of being dangerous to persons or property.

9.                                      Tenant, at Tenant’s expense, shall operate its interior lights for the employees of Landlord during the period that such employees make repairs in the Premises or perform cleaning services in accordance with the terms of this Lease.

10.                               Tenant shall not canvass or solicit the other occupants of the Building. Tenant shall cooperate reasonably with Landlord in connection with Landlord’s efforts to prevent any Person from canvassing, soliciting or peddling in the Building.

11.                               Tenant shall use in the Building only hand trucks and hand carts that in either case are equipped with rubber tires and side guards.

12.                               Tenant shall implement a policy that precludes its personnel from smoking in the Building and shall use reasonable efforts to enforce such policy.

Exhibit “4.4”

Cleaning Specifications

NIGHTLY (ON BUSINESS DAYS)

•                                          Sweep hard-surfaced flooring in general office space using a dust-down preparation.

•                                          Carpet sweep carpets in general office areas without moving heavy furniture (such as desks, file cabinets, computer stands, and sofas).

•                                          Hand dust and wipe clean all furniture, fixtures and window sills in the general office areas that are within reach of the cleaning staff without ladders.

•                                          Empty and clean waste receptacles in the general office areas and remove wastepaper.

•                                          Dust the interior of waste receptacles in the general office areas.

•                                          Wash clean water fountains and coolers in the general office areas.

•                                          Sweep private stairways within the premises.

•                                          Sweep and wash (using disinfectant) all floors in the base building lavatories that are located in the Building core.

•                                          Wash and polish mirrors, shelves, bright work and enameled surfaces in the base building lavatories that are located in the Building core.

•                                          Wash and disinfect basins, bowls and urinals in the base building lavatories that are located in the Building core.

•                                          Wash toilet seats in the base building lavatories that are located in the Building core.

•                                          Hand dust and clean all partitions, tile walls, dispensers and receptacles in the base building lavatories that are located in the Building core.

•                                          Empty paper receptacles and remove wastepaper in the base building lavatories that are located in the Building core.

•                                          Fill toilet tissue holders in the base building lavatories that are located in the Building core.

•                                          Empty and clean sanitary disposal receptacles in the base building lavatories that are located in the Building core.

WEEKLY

•                                          Vacuum clean carpeting and rugs in the general office areas without moving heavy furniture (such as desks, file cabinets, computer stands, and sofas).

•                                          Dust door louvres and other ventilating louvres that are within reach of the cleaning staff without ladders.

•                                          Wipe clean bright work.

QUARTERLY

•                                          High dust the Premises, including the following:

•                                          Dust pictures, frames, charts, graphs and similar wall hangings that are not reached in nightly or weekly cleaning.

•                                          Dust clean vertical surfaces, such as walls, partitions, doors and door bucks and other surfaces not reached in nightly or weekly cleaning.

•                                          Dust pipes, ventilating and air-conditioning louvers, ducts, high moldings and other high areas not reached in nightly or weekly cleaning.

•                                          Dust Venetian blinds.

ADDITIONAL SERVICES

•                                          Wash the exterior of windows periodically, subject to weather conditions and Requirements.

Tom Biancardi

From:	Panzirer, Craig [CPanzirer@vno.com]

Sent:	Tuesday, March 12, 2013 4:10 PM

To:	Tom Biancardi

Subject:	1 Penn Plaza Lease

Tom-

Per our conversation, we will continue to let Ophthotech remain month to month tenant for the next few months. As I said to you recently, we would like to finalize your plans in the next couple of weeks.

Please call me with any questions.

Thanks

CP

Craig Panzirer

Senior Vice President — Leasing

Vornado Realty Trust

888 Seventh Avenue — 44th Floor

New York, NY 10019

Telephone 212-894-7438

Fax 212-894-7483

cpanzirer@vno.com

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AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE, made as of the 30th day of August, 2013 (this “Amendment”), by and between ONE PENN PLAZA LLC, a New York limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 (“Landlord”), and OPHTHOTECH CORPORATION, a Delaware corporation, having an office at One Penn Plaza, New York, New York 10019 (“Tenant”).

WITNESSETH:

WHEREAS, by Lease, dated as of September 30, 2007 (the “Original Lease”), between Landlord and Tenant, Landlord did demise and let unto Tenant and Tenant did hire and take from Landlord, a portion of the rentable area located on the thirty-fifth (35th) floor of the building known by the street address of One Penn Plaza, New York, New York (the “Building”), as more particularly described therein (the “Original Premises”);

WHEREAS, the Original Lease was amended and modified by a letter agreement, dated as of September 28, 2012 (as so amended, the “Lease”), between Landlord and Tenant;

WHEREAS, the term of the Lease expired on October 31, 2012 (the “Prior Expiration Date”):

WHEREAS, from and after the Prior Expiration Date, Tenant continued to occupy and use and as of the date hereof, continues to occupy and use the Original Premises on a month-to-month basis in accordance with the terms of the Lease; and

WHEREAS, (x) Tenant desires surrender the Original Premises to Landlord and Landlord has agreed to accept the surrender thereof on the terms and conditions more particularly set forth herein, (y) Landlord desires to let unto Tenant and Tenant desires to hire and take from Landlord, a portion of the nineteenth (19th) floor of the Building, as more particularly shown on the floor plan attached hereto as Exhibit “A” and made a part hereof (the “New Premises”), and (z) Landlord and Tenant desire to extend the term of the Lease and to otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1. Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2. Surrender.

(A) On or prior to the date which is ten (10) days after the New Premises Commencement Date (as hereinafter defined) (the date which is ten (10) days after the New Premises Commencement Date, the “Surrender Date”), Tenant shall vacate, quit and surrender to Landlord possession of the Original Premises, vacant, broom clean, free of all liens, encumbrances, tenancies and occupancies, with all of Tenant’s Property and any property of any subtenant or other occupant removed therefrom and otherwise in the condition required by the Lease, as if the Surrender Date were the Fixed Expiration Date set forth in the Lease with respect to the Original Premises only, and, to the intent and purpose that the term of the Lease with respect to the Original Premises only, be wholly merged and extinguished effective as of the Surrender Date, Tenant hereby gives, grants and surrenders all of its right, title and interest in, to and under the Lease with respect to the Original Premises only, to Landlord. If possession of the Original Premises is not surrendered to Landlord on or prior to the Surrender Date, the provisions of Article 24 of the Lease shall be applicable to such holdover by Tenant. Nothing contained in this Paragraph 2(A) shall permit Tenant to retain possession of the Original

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Premises or limit in any manner Landlord’s right to regain possession of the Original Premises, through summary proceedings or otherwise. The provisions of this Paragraph 2(A) shall survive the surrender of the Original Premises and the Surrender Date.

(B) Tenant covenants, represents and warrants to Landlord that (i) Tenant is the sole and present tenant under the Lease and Tenant has not assigned, conveyed, encumbered, pledged, sublet or otherwise transferred, in whole or in part, its interest in the Lease or the Original Premises, nor shall Tenant do any of the foregoing prior to the Surrender Date, (ii) there are no persons or entities claiming under Tenant, or who or which may claim under Tenant, any rights with respect to the Original Premises, nor shall Tenant permit any such claim to arise prior to the Surrender Date, (iii) Tenant has the right, power and authority to execute and deliver this Amendment and to perform Tenant’s obligations hereunder and (iv) this Amendment is a valid and binding obligation of Tenant enforceable against Tenant in accordance with the terms hereof. The foregoing covenants, representations and warranties shall survive the surrender of the Original Premises and the Surrender Date.

(C) Subject to the terms of Paragraph 2(A) hereof, (x) any and all provisions of the Lease which impose obligations on Tenant to pay Fixed Rent and Escalation Rent with respect to the Original Premises only, shall cease as of the New Premises Commencement Date; provided, however, that such payments shall be apportioned as of such date, and the obligation to pay any such amounts shall survive the surrender of the Original Premises and the Surrender Date and (y) any and all provisions of the Lease which impose obligations on Tenant to pay any other items of Rental with respect to the Original Premises only, shall cease as of the Surrender Date; provided, however, that such payments shall be apportioned as of such date, and the obligation to pay any such amounts shall survive the surrender of the Original Premises and the Surrender Date. Nothing contained herein shall be deemed to relieve Tenant from Tenant’s obligation to pay Rental with respect to the New Premises as set forth in Paragraph 5(A) hereof.

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(D) Effective as of Surrender Date, Tenant hereby releases and relieves Landlord and its successors and assigns from and against any and all actions, causes of action, suits, controversies, damages, judgments, claims and demands whatsoever, at law or in equity, of every kind and nature whatsoever arising out of, or in connection with, the Original Premises or the Lease with respect to the Original Premises only.

(E) Provided that Tenant has complied with all of the terms and conditions of this Amendment (other than those obligations which by the terms of this Amendment are to be performed after the Surrender Date), Landlord, on the Surrender Date, shall accept Tenant’s surrender of the Original Premises and, effective as of the Surrender Date, except as otherwise set forth in this Amendment, hereby releases and relieves Tenant and its respective successors and assigns from and against all claims, obligations and liabilities of every kind and nature whatsoever thereafter arising out of or in connection with the Original Premises and the Lease with respect to the Original Premises only, relating to the period from and after the Surrender Date. Notwithstanding the foregoing, Tenant shall not be released from any covenant, representation or warranty contained in this Amendment and the Lease, which by the terms of this Amendment or the Lease is specifically stated to survive the Surrender Date, the surrender of the Original Premises, or the expiration of the Lease.

(F) Landlord and Tenant shall each complete, execute and deliver, within seven (7) days after request by either party of the other party, any questionnaire, affidavit or document with respect to the tax imposed by Title 11, Chapter 21 of the New York City Administrative Code (the “City Transfer Tax”) and Article 31 of the Tax Law of the State of

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New York (the “State Transfer Tax”), required to be completed, executed and delivered by Landlord and Tenant with respect to the transactions contemplated by this Amendment. The provisions of this Paragraph 2(F) shall survive the Surrender Date and the surrender of the Original Premises.

(G) Landlord and Tenant, each upon request of the other party, at any time and from time to time hereafter and without further consideration, shall execute, acknowledge and deliver to the other any instruments or documents, or take such further action, as shall be reasonably requested or as may be necessary to more effectively assure the vacation, quitting and surrender of the Original Premises and the full benefits intended to be created by this Amendment.

3. New Premises. (A) From and after the date on which Landlord delivers vacant and exclusive possession of the New Premises to Tenant with Landlord’s New Work (as hereinafter defined) Substantially Complete (such date, the “New Premises Commencement Date”). Landlord leases to Tenant, and Tenant hires from Landlord, the New Premises upon all of the same terms, covenants and conditions set forth in the Lease, except as modified and amended herein. From and after the New Premises Commencement Date until the Surrender Date, all references in the Lease to the Premises shall be deemed to mean, collectively, the Original Premises and the New Premises, and from and after the Surrender Date, all references in the Lease to the Premises shall be deemed to mean the New Premises only, for all purposes of the Lease, as amended hereby.

(B) If the New Premises Commencement Date does not occur on or prior to May 1, 2014, as such date may be extended by periods of Unavoidable Delays (as hereinafter defined), Tenant New Work Delays and/or delays in connection with items of Long Lead Work

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(May 1, 2014, as such date may be so extended, the “Outside Date”), then from and after the Outside Date, Tenant, shall have the right to terminate the Lease by giving Landlord notice of such termination by the tenth (10th) day after the Outside Date (the tenth (10th) day after the Outside Date, the “Termination Notice Deadline”), time being of the essence with respect thereto, which notice shall state in bold capital letters the following: “TENANT SHALL TERMINATE THE LEASE EFFECTIVE AS OF THE NINETIETH (90th) DAY FOLLOWING THE TERMINATION NOTICE DEADLINE, UNLESS LANDLORD SHALL DELIVER VACANT AND EXCLUSIVE POSSESSION OF THE NEW PREMISES TO TENANT WITH LANDLORD’S NEW WORK SUBSTANTIALLY COMPLETE ON OR PRIOR TO THE FIFTH (5th) BUSINESS DAY FOLLOWING THE TERMINATION NOTICE DEADLINE” and if the Tenant delivers such notice to Landlord in accordance with the terms hereof, and the New Premises Commencement Date shall not occur on or prior to the fifth (5th) Business Day after the Termination Notice Deadline, then the Lease shall be deemed terminated effective as of the ninetieth (90th) day following the Termination Notice Deadline and shall be of no force and effect except for obligations expressly surviving the Expiration Date. The foregoing shall be the only remedy available to Tenant in the event that the New Premises Commencement Date does not occur by the Outside Date. As used herein the term “Unavoidable Delays” shall mean collectively, any cause beyond Landlord’s reasonable control, including, without limitation, strikes, labor troubles, acts of terrorism, the occurrence of an act of God, the impact of Requirements or the failure of the Building Systems.

4. Lease Term. The Term is hereby extended on all of the same terms and conditions set forth in the Lease, as hereinafter modified, so that the Term shall expire at 11:59 PM on the day immediately preceding the sixth (6th) anniversary of the New Premises Rent

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Commencement Date (as hereinafter defined) (the day immediately preceding the sixth (6th) anniversary of the New Premises Rent Commencement Date, the “New Expiration Date”), unless it shall sooner expire pursuant to any of the terms, covenants or conditions of the Lease, as amended by this Amendment, or pursuant to law. Accordingly, the New Expiration Date shall be deemed the Fixed Expiration for all purposes of the Lease, as amended hereby. The foregoing shall not be deemed to modify the provisions of Paragraph 2 hereof.

5. Modification of Lease. From and after the New Premises Commencement Date, the Lease with respect to the New Premises only, is hereby amended and modified as follows:

(A) The Fixed Rent shall be an amount equal to:

(i) Three Hundred Ninety-Eight Thousand Nine Hundred Forty-Three and 00/100 Dollars ($398,943.00) per annum for the period commencing on the New Premises Commencement Date and ending on the day immediately preceding the date which is the third (3rd) anniversary of the New Premises Rent Commencement Date (as hereinafter defined) ($33,245.25 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease; provided; however, that if no Event of Default has occurred and is then continuing, the Fixed Rent for the period commencing on the New Premises Commencement Date and ending on the New Premises Rent Commencement Date shall be abated. The term “New Premises Rent Commencement Date” shall mean the date which is sixty (60) days after the New Premises Commencement Date; and

(ii) Four Hundred Thirty-Three Thousand Nine Hundred Thirty-Eight and 00/100 Dollars ($433,938.00) per annum for the period commencing on the third (3rd) anniversary of the New Premises Rent Commencement Date and ending on the New Expiration Date ($36,161.50 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease.

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(B) The term “Rental” (as such term is defined in Section 1.2(B) of the Lease) shall mean, collectively, the Fixed Rent, the Tax Payment, the Operating Expense Payment (as such term is defined in new Section 2.5(E) of the Lease, as set forth on Exhibit “B” attached hereto and made a part hereof), additional rent payable by Tenant to Landlord under the Lease as amended hereby, and all other amounts payable by Tenant to Landlord under the Lease, as amended hereby.

(C) The term “Rentable Area” (as such term is defined in Section 1.6(J) of the Lease) shall mean, with respect to a particular floor area, the area thereof (expressed as a particular number of square feet), as determined in accordance with the standards that the parties used to calculate that the area of the New Premises is six thousand nine hundred ninety-nine (6,999) square feet in the aggregate.

(D) The term “Base Taxes” (as such term is defined in Section 2.1(B) of the Lease) shall mean the average of the Taxes payable during the Base Tax Year.

(E) The term “Base Tax Year” (as such term is defined in Section 2.1(C) of the Lease) shall mean the period consisting of two (2) fiscal years which commences on July 1, 2013 and ends on June 30, 2015 (it being understood that the Tax Payment shall be due with respect to each Tax Year following the first Tax Year in the Base Tax Year).

(F) The term “Tenant’s Tax Share” (as such term is defined in Section 2.1(I) of the Lease) shall mean, subject to the terms of the Lease, as amended hereby, two thousand eight hundred seventy-seven ten-thousandths percent (0.2877%), as the same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million four hundred thirty-two thousand eight hundred fifty-one (2,432,851).

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(G) The following shall be deemed added to the Lease as a new Section 3.8 thereto:

“3.8 Risers.

Subject to the terms of this Section 3.8. Landlord hereby consents to Tenant’s installing and maintaining electrical lines, telecommunications lines, or other similar lines, and conduits (collectively, the “Risers”) in the shaft locations shown on Exhibit “C” attached to that certain Amendment of Lease, dated as of August 30, 2013 (the “Amendment”), between Landlord and Tenant and made a part thereof (the “Designated Shaftway”). Landlord shall provide Tenant with reasonably necessary access in accordance with good construction practice for the installation, operation and maintenance of the Risers, provided that such access shall (i) not unreasonably interfere with or interrupt the operation and maintenance of the Building, and (ii) be upon such other terms reasonably designated by Landlord. Tenant shall install the Risers at Tenant’s expense. Tenant shall perform such installation in accordance with the provisions of this Lease, including, without limitation, the provisions pertaining to the performance of Alterations. If Tenant exercises Tenant’s right to install the Risers as contemplated by this Section 3.8, then Tenant, at Tenant’s expense, shall maintain the Risers in good condition during the Term. Landlord, at Landlord’s cost and expense and at no cost to Tenant, and upon reasonable prior notice to Tenant of not less than ninety (90) days, may, at any time and from time to time during the Term, relocate any of the Risers; provided, however, that (i) Landlord shall perform such relocation in a manner that does not interfere with the operation of Tenant’s business in any material respect during ordinary business hours or Business Days, and (ii) if Landlord’s aforesaid relocation of any Risers would interfere in any respect with a system that Tenant uses on a continuous basis for the conduct of Tenant’s business, then Landlord, prior to removing such Risers, shall install and make operative new Risers and cooperate with Tenant to enable Tenant to maintain the continuous operation of such systems. Tenant, upon the Expiration Date, shall not be required to remove the Risers.”

(H) Section 5.1 of the Lease is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“5.1 Capacity.

Landlord shall provide to the electrical closet on the nineteenth (19th) floor of the Building for Tenant’s use in the Premises, six (6) watts of electrical capacity (demand load) per square foot of Usable Area (exclusive of the electrical capacity

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that is required to operate the Building Systems) (such electrical capacity being referred to herein as the “Base Electrical Capacity”). Tenant, during the Term, shall use electricity in the Premises only in such manner that complies with the requirements of the Utility Company. Tenant shall not permit the demand for electricity in the Premises to exceed the Base Electrical Capacity. The term “Usable Area” shall mean, with respect to a particular floor area, the usable area thereof (expressed as a particular number of square feet), as determined in accordance with The Recommended Method of Floor Measurement of Office Buildings, Effective January 1, 1987, as published by The Real Estate Board of New York, Inc.”

(I) Pursuant to terms of Section 5.3(J) of the Lease, Landlord hereby exercises the Submeter Conversion Right with respect to the New Premises and the provisions of Section 5.4 of the Lease, as amended hereby, shall be deemed applicable with respect to the New Premises from and after the New Premises Effective Date. For the avoidance of doubt, the provisions of Sections 5.3(A)-(I) shall not be applicable to the New Premises from and after the New Premises Effective Date. Landlord shall use commercially reasonable efforts to coordinate the installation of the submeter or submeters in the New Premises simultaneously with the performance of Landlord’s New Work (as hereinafter defined); it being understood that in the event that it is not reasonably practicable for Landlord to install the submeter or submeters in the New Premises simultaneously with the performance of Landlord’s New Work, Landlord and Tenant shall cooperate with each other in good faith to coordinate the installation of such submeter or such submeters with Tenant’s performance of the Initial Alterations in the New Premises.

(J) Section 5.4 of the Lease is hereby amended and modified to:

(i) delete from Section 5.4(B) thereof, the percentage “one hundred four percent (104%)” and to insert the percentage “one hundred seven percent (107%)” in lieu thereof;

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(ii) insert in clause (ii) of Section 5.4(G) thereof, immediately after the words “installing a submeter or submeters in the Premises”, the words “or prior to the date on which such submeter or submeters become operational”;

(iii) delete from Section 5.4(G) thereof, the amount of “$.0045” therefrom and insert the amount of “$.0041” in lieu thereof;

(iv) insert in clause (ii) of Section 5.4(H) thereof, immediately after the words “installing a submeter or submeters in the Premises”, the words “or prior to the date on which such submeter or submeters become operational”; and

(v) delete from Section 5.4(H) thereof, the amount of “$.0089” and insert the amount of “$.0041” in lieu thereof.

(K) Sections 13.4, 14.1(A), 15.3(A), 15.3(B), 17.3(E)(2)(c)(ii) and 17.3(F)(3)(a) of the Lease shall be deemed amended and modified to insert after the words “the Tax Payment” in each section thereof, the words “and the Operating Expense Payment (as such term is defined in Section 2.5 hereof, as set forth in Exhibit “B” attached to the Amendment and made a part thereof), between Landlord and Tenant)” except that the language in the parenthetical shall only be added the first time such language is inserted into the Lease.

(L) Section 21.3(A)(2) of the Lease shall be deemed amended and modified to insert after the words “or Tax Payment” in the twelfth (12th) line thereof, the words “or Operating Expense Payment” in lieu thereof.

(M) The provisions set forth on Exhibit “B” attached hereto and made a part hereof are hereby added to the Lease as new Sections 2.5, 2.6, 2.7, 2.8 and 2.9 thereof.

6. Modification of Lease from and after the date hereof. From and after the date hereof, the Lease is hereby amended and modified as follows:

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(A) The definition of the term “Taxes”, as such term is defined in Section 2.1(E) of the Lease, is hereby amended and modified to:

(i) delete the word “and” at the end of clause (i) in the first (1st) sentence thereof;

(ii) insert the word “, fees” after the words “any taxes” at the beginning of clause (ii) in the first (1st) sentence thereof; and

(iii) insert the following words at the end of the first (1st) sentence thereof:”, and (iii) any taxes, fees and assessments that are levied based on the extent of Landlord’s or the Building’s use of water or energy.”

(B) Section 3.2 of the Lease is hereby amended and modified to:

(i) delete the word “or” at the end of subsection (4) thereof;

(ii) delete the period from the last line of subsection (5) thereof and insert a semi colon followed by the word “; or” in lieu thereof; and

(iii) insert the following as a new subsection (6) thereof:

“(6) for any pornographic or obscene purpose, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling or sexual conduct of any kind.”

(C) Section 7.4(B) is hereby deleted in its entirety and the following is deemed inserted in lieu thereof:

“Prior to performing any Alteration, Tenant shall maintain on behalf of its contractors (of any tier) and vendors or cause its contractors (of any tier) and vendors to maintain (1) worker’s compensation and disability insurance in amounts not less than the statutory limits required by Requirements (covering all persons to be employed by Tenant, and Tenant’s contractors, subcontractors, and vendors in connection with such Alteration); (2) commercial general liability insurance (covering bodily injury including death, personal injury and property damage), in each case in customary form, and in amounts that are not less than Five Million Dollars ($5,000,000) per occurrence and in the annual policy aggregate with respect to general contractors and Three Million Dollars ($3,000,000) per occurrence and in the annual policy aggregate with respect to

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subcontractors, such policies shall be endorsed to name the Landlord Indemnitees as additional insureds; it being understood that the foregoing insurance shall be required in addition to Tenant’s Liability Policy; and (3) commercial auto liability insurance, if the contractor or vendor uses a vehicle at the Real Property, covering all vehicles with a minimum combined single limit of One Million Dollars ($1,000,000). A contractor’s or vendor’s liability shall in no way be limited by the amount of insurance recovery or the amount of insurance in force, or available, or required by any provisions of this Lease. The limits listed above are minimum requirements only. Tenant shall include in any agreement that Tenant consummates with a contractor or vendor in either case for a particular Alteration, and Tenant shall cause any contractor to include in any agreement that such contractor consummates with a subcontractor regarding the applicable Alteration, a provision pursuant to which the contractor, subcontractor or vendor agrees to indemnify the Landlord Indemnitees, and hold the Landlord Indemnitees harmless, from and against, any Claim Against Landlord that arises from any wrongful act or wrongful omission of such contractor, such subcontractor or such vendor, and such provision shall state expressly that the Landlord Indemnitees constitute third-party beneficiaries thereof. Prior to the start of any such Alterations and prior to the expiration of any policy, Tenant shall deliver to Landlord certificates of insurance (on a form reasonably acceptable to Landlord) along with copies of endorsements naming Landlord Indemnitees as additional insureds. The liabilities of any contractor or vendor shall survive and not be terminated, reduced or otherwise limited by any expiration or termination of such insurance coverage. Neither approval nor failure to disapprove insurance furnished by the contractor or vendor shall relieve the contractor, its subcontractors or vendors from responsibility to provide insurance as required herein.”

(D) Section 7.10 of the Lease is hereby amended and modified to insert the following at the end thereof:

“If Tenant requests during the Term that Landlord coordinate and supervise any Alterations then Landlord shall do so for an arm’s length fee agreed to by Landlord and Tenant.”

(E) Section 11.1(A) of the Lease is hereby amended and modified to (i) delete the word “and” from the fourth (4th) line thereof and (ii) insert after the word “Premises” and before the period on the sixth (6th) line thereof, the words “and (iv) Local Law No. 88 of the City of New York”.

(F) Sections 17.4(J) and (K) of the Lease are hereby amended and modified to insert after the word “Building” and before the semicolon on the last line thereof, the words “or in any of the buildings owned by Landlord’s Affiliates and known as Two Penn Plaza and/or Eleven Penn Plaza”.

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(G) Section 19.1 of the Lease is hereby amended and modified to:

(i) delete the word “or” at the end of subsection (H) thereof;

(ii) delete the period from the last line of subsection (I) thereof and insert a semicolon followed by the word “; or” in lieu thereof; and

(iii) insert the following as a new subsection (J) thereto:

“(J) an Insolvency Event occurs.”

(H) Section 19.2 of the Lease is hereby amended and modified to insert the following at the end thereof:

“provided, however, that if the Event of Default derives from an Insolvency Event, then the provisions of Article 20 hereof shall apply. Notwithstanding anything to the contrary contained in this Article 19, in the event of a monetary default by Tenant under this Lease, Landlord retains its right to avail itself of any and all remedies provided for in Section 711(2) of the New York Real Property Actions and Proceedings Law (the “RPAPL”) and, in the event that Landlord elects to avail itself of its rights thereunder, no Event of Default need be declared by Landlord and no notices need be served by Landlord under this Article 19 or this Lease; instead, in such instances, Landlord shall be required to serve upon Tenant only such notice(s) as may be required by said Section 711(2) of the RPAPL including, without limitation, a statutory demand for rent.”

(I) Section 27.1 of the Lease is hereby amended and modified to delete the names “Daniel E. North” and “Joseph Macnow” therefrom and insert the titles “President - New York Division” and “Executive Vice President - Finance and Administration and Chief Financial Officer”, respectively, in lieu thereof.

(J) As of the date hereof, subject to and in accordance with the provisions of Article 23 of the Lease, as amended hereby, Tenant has deposited the Letter of Credit with Landlord to be held as security for the performance of Tenant’s obligations under the Lease, as amended hereby. Notwithstanding anything to the contrary contained in the Lease, including,

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without limitation, Article 23 thereof, all references in the Lease to the “Cash Security Deposit” are hereby deleted; it being the intent and purpose hereof that Tenant shall not have the right to maintain the security deposit in the form of cash.

(K) The Lease shall be deemed modified to insert after the words “generally accepted accounting principles” each time such words shall appear, the words “or, international financial reporting standards, if and when the same may be adopted, as the case may be”.

7. Condition of Premises. (A) Tenant acknowledges that Landlord has made no representations to Tenant with respect to the condition of the Original Premises. Tenant acknowledges that it is currently occupying the Original Premises and agrees to take the same “as is” in the condition existing on the date hereof and that, notwithstanding anything to the contrary contained in the Lease, as amended by this Amendment, Landlord shall have no obligation to perform any work, provide any work allowance or rent credit, alter, improve, decorate, or otherwise prepare the Original Premises for Tenant’s continued occupancy.

(B) Tenant represents that it has made a thorough inspection of the New Premises and, subject to the provisions of Paragraph 8 hereof, agrees to take the New Premises in its “as-is” condition existing on the New Premises Commencement Date. Tenant further acknowledges and agrees that notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord has made no representations with respect to the New Premises and Landlord shall have no obligation to perform any work (other than Landlord’s New Work) provide any work allowance or rent credit (other than as expressly set forth in Paragraph 5(A)(i) hereof), alter, improve, decorate, or otherwise prepare the New Premises for Tenant’s occupancy prior to the New Premises Commencement Date. On the New Premises Commencement Date, the New Premises shall be in broom clean condition. Promptly following the New Premises Commencement Date, Landlord shall deliver to Tenant a form ACP-5 (or the then current equivalent thereof) covering the New Premises.

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8. Landlord’s New Work. (A) Landlord shall, at Landlord’s expense, perform the work necessary to modify the Premises in accordance with the New Work Final Plans (as hereinafter defined) to be prepared by Spin Design, Inc. (“Architect”), at Landlord’s own cost and expense, which New Work Final Plans shall be based upon that certain drawing identified as SP-1, prepared by Architect and dated May 10, 2013 (the “New Work Final Space Plan”), a copy of which is attached hereto as Exhibit “D” and made a part hereof (such work, “Landlord’s New Work”). Landlord shall perform Landlord’s New Work using materials and finishes which are reasonably comparable to the materials and finishes installed in the Original Premises (such materials and finishes, “Building Standard Installations”). Notwithstanding the foregoing to the contrary, Landlord shall not be obligated to install any supplemental air-conditioning system furniture or built-ins or telecommunication wiring or equipment even if same are shown on the Tenant’s New Work Initial Plans (as hereinafter defined), the New Work Final Space Plan or the New Work Final Plans.

(B) Tenant shall cause Architect to deliver to Landlord on or prior to September 1, 2013 (the “Plan Deadline”) in the manner set forth in Paragraph 8(D) hereof, six (6) copies of the plans (“Tenant’s New Work Initial Plans”) for Landlord’s New Work, which shall be (x) one hundred percent (100%) complete and ready to bid and build (including, without limitation, layout, architectural, mechanical, structural, engineering and plumbing drawings, to the extent applicable), (y) stamped and approved by Architect, and (z) in format containing sufficient detail (i) for Landlord and Landlord’s consultants to reasonably assess the proposed work to prepare the New Premises for Tenant’s initial occupancy, and (ii) to permit Landlord to

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make all necessary filings with Governmental Authorities to obtain the required permits, approvals and certificates to allow Landlord to commence Landlord’s New Work (the requirements set forth in clauses (x)-(z) hereof, the “Plan Requirements”).

(C) Tenant shall cause Architect to revise Tenant’s New Work Initial Plans if and to the extent that Landlord objects or comments thereto and deliver to Landlord in the manner set forth in Paragraph 8(D) hereof, six (6) copies of Tenant’s New Work Initial Plans, as so revised, which revised plans shall (i) address all of Landlord’s objections and comments to Landlord’s reasonable satisfaction and (ii) satisfy all of the Plan Requirements (the Tenant’s New Work Initial Plans either (x) revised as aforesaid, or (y) if Landlord shall not object or comment thereto, as applicable, shall constitute the “New Work Final Plans”). Tenant shall deliver or cause Architect to deliver the New Work Final Plans to Landlord on or prior to the earlier to occur of (x) the date which is five (5) days following the date that Landlord gives Tenant Landlord’s objections and/or comments, if any, to Tenant’s New Work Initial Plans and (y) October 1,2013 (such earlier date, the “Revision Deadline”).

(D) Notwithstanding anything to the contrary set forth in this Lease, Tenant shall (I) deliver or cause Architect to deliver (x) five (5) copies of Tenant’s New Work Initial Plans and the New Work Final Plans to Landlord at the Building, Attention: Property Manager and (y) one (1) copy of Tenant’s New Work Initial Plans and the New Work Final Plans to Landlord, c/o Vornado Office Management LLC, 888 Seventh Avenue, 44th Floor, New York, New York 10019, Attention: Steve Sonitis and (II) cause Tenant’s New Work Initial Plans and the New Work Final Plans to be clearly labeled in large, bold, capitalized font on the exterior thereof “TENANT’S PLANS ENCLOSED- TIME SENSITIVE”.

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(E) Landlord shall perform Landlord’s New Work in a good and workmanlike manner. Landlord shall perform Landlord’s New Work in accordance with all applicable Requirements.

(F) On or prior to five (5) Business Days after Landlord’s rendition of a statement therefor, Tenant shall pay Landlord for Landlord’s actual, out-of-pocket costs to perform any Tenant New Extra Work, which statement shall have annexed thereto documentation that reasonably substantiates the charges set forth thereon. For purposes hereof, the term “Tenant New Extra Work” shall mean collectively, (i) any above Building Standard Installations (to the extent the hard and soft costs incurred in connection with performing the applicable portion of Landlord’s New Work in connection therewith exceed the hard and soft costs which Landlord would have incurred in performing such portion of Landlord’s New Work using Building Standard Installations), and/or (ii) any portion of Landlord’s New Work that is denoted on the New Work Final Plans (including, without limitation, the “Note” and “Legends” sections of the New Work Final Plans) as “Alternate Pricing”, “Alt. Pricing” or similar language denoting any alternatives from the New Work Final Space Plan. The cost for performing any Tenant New Extra Work shall be determined in accordance with Landlord’s standard bidding procedure. Notwithstanding the foregoing to the contrary, Landlord shall have the right to let the construction contract to the lowest responsible bidder without taking into account the cost of any items of Tenant New Extra Work (with the understanding that Landlord shall have the right to exercise Landlord’s reasonable business judgment in selecting the form of contractual arrangement for the construction contract). Landlord shall notify Tenant pursuant to Paragraph 8(K) hereof as promptly as reasonably practicable after Landlord’s bidding procedure is completed of the estimated price for each item of Tenant New Extra Work. On or prior to five

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(5) Business Days after Landlord gives Tenant notice of such estimated price, Tenant shall notify Landlord if Tenant (w) elects for Landlord to perform such items of Tenant New Extra Work, (x) elects for Landlord not to perform a particular item of Tenant New Extra Work and instead elects to have Landlord perform the particular item of work at Landlord’s cost using a Building Standard Installation (if such item is capable of being replaced with a Building Standard Installation), (y) elects to choose a finish or specification that costs less than the original estimated price given by Landlord to Tenant but for which Tenant would pay Landlord pursuant to the terms of this Paragraph 8(F), or (z) elects, at Tenant’s cost and expense, to perform such item of Tenant New Extra Work itself, in which event Tenant shall perform such item as an Alteration; provided, however, Landlord shall be permitted to install a Building Standard Installation or otherwise in lieu of any such item if Tenant’s delay in performing such item would delay Landlord’s New Work. If Tenant elects the immediately preceding clause (z), then such item of work shall be performed by Tenant as an Alteration, in accordance with the applicable terms and provisions of the Lease, as amended hereby, governing Alterations except that such item of work shall be deemed to be approved by Landlord to the extent Tenant performs such item or work in accordance with the New Work Final Plans; it being understood, however, that Landlord shall be deemed to have Substantially Completed Landlord’s New Work even if certain items are incomplete as a result of Tenant’s failure to complete any portion of Tenant New Extra Work. In the event that any item of Tenant New Extra Work creates a field condition that requires a change to Landlord’s New Work resulting in an increase of the cost of Landlord’s New Work Landlord shall have the right before proceeding with such change to require Tenant (x) to agree in writing to such increase in cost within two (2) Business Days from the date of Landlord’s request (which request may be verbal) for Tenant’s agreement and (y) to

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pay such increase within five (5) Business Days of Landlord’s invoice therefor; it being understood, however, that Landlord shall not have the aforesaid right unless such field condition arises as a result of any item of Tenant New Extra Work. If Tenant shall fail or refuse to so agree to and/or pay for such increase then Landlord shall have the right (but not the obligation) to either refuse to perform such Tenant New Extra Work, and continue the performance of Landlord’s New Work without making the changes thereto contemplated by such Tenant New Extra Work or to revise the scope of Landlord’s New Work so as not to require a change resulting from a field condition.

(G) Landlord shall have the right to delegate Landlord’s obligations to perform all or any portion of Landlord’s New Work to an affiliate of Landlord (it being understood, however, that Landlord’s delegating such obligations to an affiliate of Landlord shall not diminish Landlord’s liability for the performance of Landlord’s New Work in accordance with the terms of this Paragraph 8). Landlord shall also have the right to assign to such affiliate of Landlord the rights of Landlord hereunder to receive from Tenant the payments for the performance of the portions of Landlord’s New Work pursuant to Paragraph 8(F) hereof (it being understood that if (i) Landlord so assigns such rights to such affiliate of Landlord, and (ii) Landlord gives Tenant notice thereof, then Tenant shall pay directly to such affiliate any such amounts otherwise due and payable to Landlord hereunder). Landlord shall not be required to maintain or repair during the Term any items of Landlord’s New Work except as otherwise expressly provided in the Lease, as amended hereby, it being agreed that Landlord shall make available to Tenant all guaranties or warranties received by Landlord in connection with Landlord’s New Work to the extent such guaranties and warranties shall not be rendered invalid thereby.

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(H) The following terms shall have the following meanings:

(i) The term “Long Lead Work” shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery of such item will need to be reshipped or redelivered or repaired so that, in Landlord’s reasonable judgment, the item in question cannot be completed when the standard items are completed even though the items of Long Lead Work in question are (1) ordered together with the other items required and (2) installed or performed (after the manufacture or fabrication thereof) in order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice. In addition, Long Lead Work shall include any standard item, which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence. Landlord shall notify Tenant in accordance with Paragraph 8(K) hereof, if any items on the New Work Final Plans constitute items of Long Lead Work and advise Tenant of the reasonably anticipated time period for the delivery of such items, and subject to the terms hereof, Tenant shall have two (2) Business Days from receipt of such notice to revise such plans to change or remove such items; provided, however, in such event, to the extent Tenant revises the New Work Final Plans, any period beyond such two (2) Business Day period shall constitute a Tenant Work Delay, subject to the terms of Paragraph 8(H)(ii) hereof.

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(ii) The term “Tenant New Work Delays” shall mean Tenant’s acts or omissions (including, without limitation, (w) changes or change orders to plans or finishes, (x) the failure to deliver or cause Architect to deliver Tenant’s New Work Initial Plans to Landlord on or prior to the Plan Deadline, and/or the failure to deliver or cause Architect to deliver the New Work Final Plans to Landlord on or prior to the Revision Deadline, in either case in compliance with the Plan Requirements and in accordance with the provisions of Paragraph 8(D) hereof, (y) delays or failures to notify or respond to requests of Landlord and/or (z) the failure to make any of the payments required by Paragraph 8(F) hereof within the time periods specified therein) that delay Landlord in the performance of Landlord’s New Work.

(I) Notwithstanding the provisions of Paragraph 5(A) hereof to the contrary, in the event that Substantial Completion of Landlord’s New Work shall be delayed by reason of any Tenant New Work Delays and/or items of Long Lead Work, then only for purposes of determining the date on which the New Premises Rent Commencement Date shall occur, the New Premises Commencement Date and the Substantial Completion of Landlord’s New Work shall each be deemed to have occurred on the date the same would have otherwise occurred but for such Tenant New Work Delays and/or such items of Long Lead Work, notwithstanding that Landlord has not yet delivered possession of the New Premises to Tenant.

(J) Tenant during the Term, shall not remove Landlord’s New Work or any portion thereof (or Alterations that replace Landlord’s New Work (or such portion thereof) unless Tenant replaces Landlord’s New Work (or such portion thereof), or such Alterations, as the case may be, with Alterations that have a fair value that is equal to or greater than such portion of Landlord’s New Work (it being understood that such Alterations that Tenant performs to replace Landlord’s New Work (or such portion thereof), or such other Alterations, as the case may be, shall constitute the property of Landlord as contemplated by this Paragraph 8(J).

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(K) Notwithstanding the provisions of Article 27 of the Lease, as amended hereby to the contrary, any notices required to be given pursuant to this Paragraph 8 shall be deemed given if sent to Tenant via electronic mail to the attention of Tom Biancardi at tom.biancardi@ophthotech.com.

9. Tenant’s Early Termination Right. (A) Subject to the terms of this Paragraph 9, Tenant shall have the one-time only right to terminate the Lease, as amended hereby (“Tenant’s Termination Right”), effective as of the last day of the month in which the day immediately preceding the date that is four (4) years after the New Premises Rent Commencement Date occurs (such last day of the month in which the day immediately preceding the date that is four (4) years after the New Premises Rent Commencement Date occurs being referred to herein as the “Tenant’s Termination Date”) provided that (i) no Event of Default has occurred and is then continuing on the date that Tenant gives Landlord the Tenant’s Termination Notice and (ii) Ophthotech Corporation is the Tenant hereunder on the date that Tenant gives Landlord the Tenant’s Termination Notice (as hereinafter defined). Tenant shall have the right to exercise Tenant’s Termination Right effective as of Tenant’s Termination Date only by giving notice thereof (a “Tenant’s Termination Notice”) to Landlord not later than the date which is three hundred sixty-five (365) days prior to the Tenant’s Termination Date (as to which date time shall be of the essence). Tenant’s exercise of Tenant’s right to terminate the Lease, as amended hereby, as provided in this Paragraph 9 shall be ineffective unless Tenant pays to Landlord, on the date that Tenant gives the Termination Notice to Landlord, an amount equal to the Termination Payment (as hereinafter defined), as additional rent. If Tenant effectively exercises

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Tenant’s right to terminate the Lease, as amended hereby, as of Tenant’s Termination Date as provided in this Paragraph 9, then Tenant, on Tenant’s Termination Date, shall vacate the Premises and surrender the Premises to Landlord in accordance with the terms of this Lease, as amended hereby, that govern Tenant’s obligations upon the expiration or earlier termination of the Term.

(B) The term “Termination Payment” shall mean an amount equal to Two Hundred Fifty-Four Thousand Eight Hundred Twenty-Seven and 24/100 Dollars ($254,827.24) which amount represents the sum of (I) the cost of Landlord’s New Work, the free rent to which Tenant is entitled pursuant to this Amendment, and the brokerage commission that Landlord pays in connection with this Amendment, to the extent that such amount remains unamortized as of the Tenant’s Termination Date (assuming that such amount is amortized, in equal monthly installments, over the period from the date that Landlord incurs the applicable cost to the New Expiration Date, with an interest factor equal to eight percent (8%)) plus (II) an amount equal to the product obtained by multiplying (x) the Fixed Rent due hereunder for the calendar month immediately preceding the calendar month during which Tenant’s Termination Date occurs (without taking into account any abatement or credit to which Tenant may be entitled during such month hereunder), by (y) three (3).

10. Use of Freight Elevator During Overtime Periods. Notwithstanding the provisions of Section 4.2(B) of the Lease to the contrary, Tenant shall not be required to pay for the first ten (10) hours of Tenant’s overtime use of the freight elevator only for Tenant’s initial move from the Original Premises into the New Premises (but not for purposes associated with the ordinary conduct of Tenant’s business).

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11. Liability of Landlord. The obligations of Landlord under the Lease, as amended by this Amendment, shall not be binding upon the Person that constitutes Landlord initially after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be (or upon any other Person that constitutes Landlord after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be), to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer. The members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord (collectively, the “Parties”) shall not be liable for the performance of Landlord’s obligations under the Lease, as amended by this Amendment. Tenant shall look solely to Landlord to enforce Landlord’s obligations under the Lease, as amended by this Amendment and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under the Lease, as amended by this Amendment, shall be limited to Landlord’s interest in the Real Property and the proceeds thereof. Tenant shall not look to any property or assets of Landlord (other than Landlord’s interest in the Real Property and the proceeds thereof) in seeking either to enforce Landlord’s obligations under the Lease, as amended hereby, or to satisfy a judgment for Landlord’s failure to perform such obligations.

12. Brokerage.

(A) Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment other than CBRE Inc. (“Broker”). Tenant does hereby indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent other than Broker who shall claim to have dealt with Tenant in connection herewith.

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(B) Landlord represents and warrants to Tenant that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Broker. Landlord does hereby indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, finder or like agent, including Broker, who shall claim to have dealt with Landlord in connection herewith. Landlord shall pay a commission to Broker in connection with this amendment pursuant to a separate agreement between Broker and Landlord.

(C) The provisions of this Paragraph 12 shall survive the expiration or termination of the Lease, as amended by this Amendment.

12. Authorization. Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval is required with respect to this transaction. Landlord represents and warrants to Tenant that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Landlord has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

13. Full Force and Effect of Lease. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

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14. Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

15. Enforceability. This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.

16. Counterparts. This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ONE PENN PLAZA LLC, Landlord

By:	Vornado Realty L.P., sole member

	By:	Vornado Realty Trust, general partner

		By:	/s/ David R. Greenbaum

David R. Greenbaum

President - New York Division

OPHTHOTECH CORPORATION. Tenant

By:

Name:

Title:

TENANT’S EIN#:

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ONE PENN PLAZA LLC, Landlord

By:	Vornado Realty L.P., sole member

	By:	Vornado Realty Trust, general partner

By:

David R. Greenbaum

President - New York Division

OPHTHOTECH CORPORATION. Tenant

By:	/s/ Thomas Biancardi

Name: Thomas Biancardi

Title:VP Finance

TENANT’S EIN#: 20 818 5347

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UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Within New York State)

STATE OF		)

: ss.:

COUNTY OF		)

On the      day of                     , in the year 2013, before me, the undersigned personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Outside of New York State)

STATE OF	NJ		)

: ss.:

COUNTY OF	Mercer		)

On the 27 day of August, in the year 2013, before me, the undersigned, personally appeared Tom Biancardi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Princeton, NJ (Insert the city or other political subdivision and the state or country or other place the acknowledgement was taken.)

/s/ Melanie Rice	/s/ Tom Biancardi

Melanie J. Rice A NOTARY PUBLIC OF NEW JERSEY My Commission Expires June 12, 2017	(Signature and office of individual taking acknowledgement)

Exhibit “A”

New Premises

Exhibit “B

New Lease Sections 2.5, 2.6, 2.7, 2.8 and 2.9

2.5. Operating Expense Definitions.

(A) The term “Base Operating Expenses” shall mean the Operating Expenses for the Base Operating Expense Year.

(B) The term “Base Operating Expense Year” shall mean the 2014 calendar year.

(C) The term “GAAP” shall mean generally accepted accounting principles, consistently applied, except that if, at any time from and after the date hereof, the American Institute of Certified Public Accountants adopts international financial reporting standards as the basis for financial reporting in the United States, then references in this Lease to GAAP shall be deemed to be references to such international financial reporting standards, consistently applied.

(D) The term “Operating Expenses” shall mean, subject to the terms of this Section 2.5 and to Section 2.6(C) hereof, the expenses paid or incurred by or on behalf of Landlord in insuring, maintaining, repairing, managing and operating the Real Property (and employing personnel therefor) as reflected on Landlord’s books (which Landlord shall keep in accordance with GAAP). Landlord shall have the right to include in Operating Expenses for a particular Operating Expense Year a property management charge in an amount equal to the product obtained by multiplying (i) three percent (3%), by (ii) the gross rents that Landlord collects from Tenant and the other tenants in the Building during such Operating Expense Year (such amount being referred to herein as the “Property Management Charge”). Operating Expenses shall exclude:

(1)	Taxes,

(2)	Excluded Amounts,

(3)	subject to Section 2.6(C) hereof, payments of interest or principal in respect of Landlord’s debt (including, without limitation, any debt that is secured by Mortgages),

(4)

expenses that relate to leasing space in the Building (including, without limitation, the cost of tenant improvements (or allowances that Landlord provides to a tenant therefor), the cost of performing improvements to prepare a particular portion of the Building for occupancy by a tenant, the cost of rent concessions, advertising expenses, leasing commissions and the cost of lease buy-outs),

(5)	expenses that Landlord incurs in selling, purchasing, financing or refinancing the Real Property,

(6)

the cost of any repairs, replacements or improvements to the Building that are required to be capitalized by GAAP (including, without limitation, lease obligations that are required to be capitalized under GAAP) (except in each case as otherwise provided in Section 2.6(C) hereof),

(7)	depreciation or amortization expense (subject, however, to Section 2.6(C) hereof),

(8)

the cost of electricity that is furnished to the portions of the Building that Landlord has leased, that Landlord is offering for lease, or that otherwise constitutes leasable space that is not used for the general benefit of the occupants the Building (it being understood that Operating Expenses shall include the cost of electricity that is required to operate the Building Systems as provided in Section 2.6(B) hereof),

(9)	salaries and the cost of benefits in either case for personnel above the grade of building manager,

(10)	charges for the general overhead costs that Landlord incurs in managing, operating, maintaining, or staffing its offices that are not located at the Building,

(11)

rent paid or payable under Superior Leases (except to the extent that (I) such rent that is paid or payable under Superior Lease is for Taxes or Operating Expenses, and (II) Landlord has not otherwise included such Taxes or Operating Expenses in the calculation of the Tax Payment or the Operating Expense Payment, as the case may be, under this Article 2),

(12)

subject to Section 2.6 hereof, any expense for which Landlord is otherwise compensated, whether by virtue of insurance proceeds, condemnation proceeds, claims under warranties, Tenant or other tenants in the Building making payment directly to Landlord for Landlord’s services in the Building or otherwise (other than by virtue of other tenants in the Building making payments to Landlord for Operating Expenses as escalation rental),

(13)	the cost of providing any level of service that exceeds the level of service that Landlord furnishes to Tenant hereunder,

(14)	legal or arbitration fees and disbursements that are paid or incurred in connection with the negotiation of, or disputes arising out of, any lease for space in the Real Property,

(15)	costs that Landlord incurs in restoring the Building after the occurrence of a fire or other casualty or after a partial condemnation thereof,

(16)	advertising, entertainment and promotional costs that are paid or incurred for the Building,

(17)

management fees that Landlord pays to a property manager (it being understood, however, that nothing in this clause (17) limits Landlord’s right to include in Operating Expenses the Property Management Charge),

(18)	the expenses paid or incurred by or on behalf of Landlord in owning, maintaining, repairing, managing and operating the portion of the Real Property that is used for retail purposes,

(19)

any fee or expenditure that is paid or payable to any Affiliate of Landlord to the extent that such fee or expenditure exceeds the amount that would be reasonably expected to be paid in the absence of such relationship,

(20)

interest, penalties and late charges that in either case are paid or incurred as a result of late payments made by Landlord or by reason of Landlord’s failure to comply with Requirements (to the extent that Landlord is required to comply with such Requirements pursuant to the terms hereof),

(21)

costs incurred in operating any sign or other similar device designed principally for advertising or promotion to the extent that Landlord leases or licenses to a third party such sign or device, or the portion of the Building where such sign or device is installed,

(22)

the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord (other than liability for amounts otherwise includible in Operating Expenses hereunder) and all expenses incurred in connection therewith,

(23)	amounts payable by Landlord for withdrawal liability or unfunded pension liability to a multi-employer pension plan (under Title IV of the Employee Retirement Income Security Act of 1974, as amended),

(24)	costs incurred by Landlord which result from Landlord’s breach of this Lease or Landlord’s negligence or willful misconduct,

(25)	costs that Landlord incurs to correct a representation made by Landlord in this Lease,

(26)	fines or penalties that are assessed against Landlord by a Governmental Authority by virtue of violations at the Building of applicable Requirements,

(27)	fees, dues or contributions that Landlord pays voluntarily to civic organizations, charities, political parties or political action committees,

(28)

the cost of providing HVAC during Overtime Periods to portions of the Building that Landlord has leased, that Landlord is offering for lease, or that otherwise constitutes leasable space that is not used for the general benefit of the occupants the Building (except that Landlord shall have the right to include in Operating Expenses the cost of providing HVAC during Overtime Periods that Landlord ordinarily supplies to the Building generally in accordance with good management practices),

(29)

the cost of providing freight elevator or loading dock service during Overtime Periods (except that Landlord shall have the right to include in Operating Expenses the cost of providing freight elevator or loading dock service during Overtime Periods that Landlord ordinarily supplies to the Building generally in accordance with good management practices),

(30)

the cost of objects of fine art that Landlord installs in the Building (with the understanding, however, that (x) Landlord shall have the right to include in Operating Expenses the cost of fine art that Landlord installs in the Building to the extent that such installation is required by applicable Requirements (subject, however, to Section 2.6(C) hereof), and (y) nothing contained in this clause (30) precludes Landlord from including in Operating Expenses the cost of maintaining and repairing objects of fine art that Landlord installs in the common areas of the Building),

(31)

costs associated with the construction, installation, repair or operation of any broadcasting facility, conference center, luncheon club, athletic facility, child care facility, auditorium, cafeteria, or any other similar specialty facility, except to the extent that any such facility exists in the Building as of the date hereof for the general benefit of tenants in the Building,

(32)

costs that Landlord incurs in operating an ancillary service in the Building in respect of which users pay a separate charge (such as a shoe shine stand, a newsstand, a stationery store or a parking facility),

(33)	costs that are duplicative of any other cost that is included in Operating Expenses,

(34)

costs that Landlord incurs in organizing or maintaining in good standing the entity that constitutes Landlord, or in authorizing Landlord to do business in the jurisdiction where the Building is located,

(35)	the portion of any costs that are properly allocable to any building other than Building,

(36)	costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests, and

(37)	costs incurred in connection with expanding the Rentable Area of the Building.

(E) The term “Operating Expense Payment” shall mean, with respect to any Operating Expense Year, the product obtained by multiplying (i) the excess (if any) of (A) the Operating Expenses for such Operating Expense Year, over (B) the Base Operating Expenses, by (ii) Tenant’s Operating Expense Share.

(F) The term “Operating Expense Statement” shall mean a statement that shows the Operating Expense Payment for a particular Operating Expense Year.

(G) The term “Operating Expense Year” shall mean the Base Operating Expense Year and each subsequent calendar year.

(H) The term “Tenant’s Operating Expense Share” shall mean, subject to the terms hereof, three thousand two hundred ninety-nine ten-thousandths percent (0.3299%), as the same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million one hundred twenty-one thousand four hundred thirty-five (2,121,435).

2.6. Calculation of Operating Expenses.

(A)

(1) Subject to the terms of this Section 2.6(A), if the entire Rentable Area of the Building (other than the retail portion thereof) is not occupied by Persons conducting business therein for the entire Operating Expense Year, then, for purposes of calculating the Operating Expense Payment, Landlord shall have the right to increase Operating Expenses that vary based on the extent to which the Building is so occupied by the amount that Landlord would have included in Operating Expenses if the entire Rentable Area of the Real Property (other than the retail portion thereof) was occupied by Persons conducting business therein for the entire Operating Expense Year.

(2) Subject to the terms of this Section 2.6(A), if (i) for any particular period, Landlord performs a particular service or a particular level of service for the benefit of Tenant in operating the Real Property, (ii) Tenant does not otherwise pay to Landlord additional rent for the costs incurred by Landlord in performing such service or such level of service, (iii) Landlord includes the cost of performing such service or such level of service in Operating Expenses for purposes of calculating the Operating Expense Payment for the applicable Operating Expense Year, and (iv) Landlord does not perform such service or such level of service for the benefit of all of the other portions of the Real Property that are occupied by Persons conducting business therein for the applicable period, then, for purposes of calculating the Operating Expense Payment, Landlord shall have the right to increase Operating Expenses that vary based on the extent to which Landlord performs such service or such level of service for the benefit of occupants of the Building by the amount that Landlord would have included in Operating Expenses if Landlord performed such service or such level of service for the entire Rentable Area of the Real Property (other than the retail portion thereof) that is occupied by Persons conducting business therein for the applicable period.

(3) Subject to the terms of this Section 2.6(A), if Landlord does not collect rents for all or any portion of the leasable space in the Building for any particular Operating Expense Year (or a portion thereof), then Landlord shall have the right to increase Operating Expenses to reflect the Property Management Charge that Landlord would have incurred if Landlord had collected rents for the entire applicable Operating Expense Year for all of the leasable area in the Building. If (x) a lease for the leasable space in the Building (or a portion thereof) is in effect, and (y) Landlord does not collect rent therefor for any reason (including, without limitation, the effectiveness of a rent abatement or the tenant’s default under the applicable lease), then Landlord shall calculate the Property Management Charge as provided in this Section 2.6(A)(3) at the rental rate that applies thereunder (it being understood that if a rental abatement is in effect, then the Property Management Charge shall be calculated at the rental rate that applies immediately after the last day of the abatement period). If a lease for the leasable space in the Building (or a portion thereof) is not in effect, then Landlord shall calculate the Property Management Charge as provided in this Section 2.6(A)(3) at the then market rental rate.

(4) Subject to the terms of this Section 2.6(A), if Landlord, during a particular Operating Expense Year (or a portion thereof), does not perform repair and maintenance on a particular element of the Building because such element of the Building is out of service or not fully in use, then Landlord shall have the right to increase Operating Expenses to reflect the amount of expenses that Landlord would have incurred if Landlord had performed such repair and maintenance for the entire Operating Expense Year. Accordingly, if, for example, during a particular Operating Expense Year, Landlord does not incur costs to repair and maintain the finishes in the lobby of the Building because the lobby is not in service for such Operating Expense Year, then Landlord shall have the right to include in Operating Expenses for such Operating Expense Year the costs that Landlord would have incurred in repairing and maintaining the finishes in the lobby of the Building for the entire Operating Expense Year.

(5) In the event that Landlord increases the Operating Expenses for a particular Operating Expense Year as contemplated by subsections (1)-(4) of this Section 2.6(A), Landlord shall increase the Operating Expenses for the Base Operating Expense Year as described in subsections (1)-(4) of this Section 2.6(A). For purposes of calculating the Operating

Expenses for the Base Operating Expense Year, any fee or expenditure that otherwise constitutes an Operating Expense and that is paid or payable to any Affiliate of Landlord shall not be less than the amount that would be reasonably expected to be paid in the absence of such relationship.

(B) Landlord shall have the right to include in Operating Expenses (and Landlord shall include in Base Operating Expenses), for the electricity supplied to the Building Systems and other common elements of the Building, an amount equal to one hundred five percent (105%) of the sum of:

(1) the product obtained by multiplying (i) the Average Cost per Peak Demand Kilowatt, by (ii) the number of kilowatts that constituted the peak demand for electricity for the Building Systems and the other common elements of the Building for the applicable period (as registered on a submeter or submeters, or, at Landlord’s option, as determined from time to time by a survey prepared by an independent and reputable electrical consultant) (it being understood that such number of kilowatts as described in clause (ii) above shall not include the number of kilowatts that are attributable to the operation of the Building Systems to the extent that Tenant (or other tenants in the Building) make separate payment to Landlord therefor), and

(2) the product obtained by multiplying (i) the Average Cost per Kilowatt Hour, by (ii) the number of kilowatt hours of electricity used by the Building Systems and the other common elements of the Building for the applicable period (as registered on a submeter or submeters, or, at Landlord’s option, as determined by a survey prepared by an independent and reputable electrical consultant) (it being understood that such number of kilowatt hours as described in clause (ii) above shall not include the number of kilowatt hours that are attributable to the operation of the Building Systems to the extent that Tenant (or other tenants in the Building) make separate payment to Landlord therefor).

(C) If (i) Landlord makes an improvement to the Real Property or a replacement of equipment at the Real Property in either case in connection with the maintenance, repair, management or operation thereof, (ii) GAAP requires Landlord to capitalize the cost of such improvement or such replacement, and (iii) such improvement or replacement is made (a) to comply with a Requirement, (b) in lieu of repairs, or (c) for the purpose of saving or reducing Operating Expenses (such as, for example, an improvement that reduces labor costs or an improvement that saves energy costs), then Landlord shall have the right to include in Operating Expenses for each Operating Expense Year the amount that amortizes the cost of such improvement or such replacement, together with interest on the unamortized portion thereof that is calculated at two hundred (200) basis points in excess of the Base Rate, in equal annual installments over the useful life of such improvement or such equipment as determined in accordance with GAAP (until the cost of such improvement or such equipment is amortized fully); provided, however, that (I) for any such improvement or replacement that Landlord makes for the purpose of saving or reducing Operating Expenses, Landlord shall have the right to include in Operating Expenses for each Operating Expense Year the amount that amortizes the cost of such improvement or such replacement, together with interest on the unamortized portion of the cost of such improvement or replacement that is calculated at two hundred (200) basis points in excess of the Base Rate, in equal annual installments over the period that Landlord reasonably determines that the cost of such improvement or replacement (and such interest) will equal the aggregate amount of the reduction in other Operating Expenses for each Operating Expense Year that derives from such improvement or such replacement (with the understanding, however, that such period shall in no event exceed the useful life of such improvement or replacement as determined in accordance with GAAP), and (II) for any such improvement or replacement that Landlord makes in lieu of a repair (and that Landlord does not make to comply with a Requirement or for the purpose of saving or reducing Operating Expenses), the aforesaid amount that Landlord includes in Operating Expenses for any particular Operating Expense Year shall not exceed the cost of the repairs that Landlord would have otherwise made if Landlord did not make such improvement or replacement.

2.7. Operating Expense Payment.

(A) Tenant shall pay the Operating Expense Payment to Landlord in accordance with the terms of this Section 2.7.

(B) Landlord shall have the right to give a statement to Tenant from time to time pursuant to which Landlord sets forth Landlord’s good faith estimate of the Operating Expense Payment for a particular Operating Expense Year (any such statement that Landlord gives to Tenant being referred to herein as a “Prospective Operating Expense Statement”; one-twelfth (1/12th) of the Operating Expense Payment shown on a Prospective Operating Expense Statement being referred to herein as the “Monthly Operating Expense Payment Amount”). If Landlord gives to Tenant a Prospective Operating Expense Statement (or Landlord is deemed to have given to Tenant a Prospective Operating Expense Statement pursuant to Section 2.7(C) hereof), then Tenant shall pay to Landlord, as additional rent, on account of the Operating Expense Payment due hereunder for such Operating Expense Year, the Monthly Operating Expense Payment Amount, on the first (1st) day of each subsequent calendar month for the remainder of such Operating Expense Year, in the same manner as the monthly installments of the Fixed Rent hereunder (it being understood that Tenant shall not be required to commence such payments of the Monthly Operating Expense Payment Amount (x) before the first (1st) day of the Operating Expense Year to which relates the applicable Monthly Operating Expense Payment Amount, or (y) earlier than the thirtieth (30th) day after the date that Landlord gives the Prospective Operating Expense Statement to Tenant). If Landlord gives (or is deemed to have given) to Tenant a Prospective Operating Expense Statement after the first (1st) day of the applicable Operating Expense Year, then Tenant shall also pay to Landlord, within thirty (30) days after the date that Landlord gives the Prospective Operating Expense Statement to Tenant, an amount equal to the excess of (I) the product obtained by multiplying (x) the Monthly Operating Expense Payment Amount, by (y) the number of calendar months that have theretofore elapsed during such Operating Expense Year, over (II) the aggregate amount theretofore paid by Tenant to Landlord on account of the Operating Expense Payment for such Operating Expense Year. If Landlord gives (or is deemed to have given) to Tenant a Prospective Operating Expense Statement for a particular Operating Expense Year, then Landlord shall also provide to Tenant, within two hundred seventy (270) days after the last day of such Operating Expense Year, an Operating Expense Statement for such Operating Expense Year.

(C) Tenant shall pay to Landlord an amount equal to the excess (if any) of (i) the Operating Expense Payment as reflected on an Operating Expense Statement that Landlord gives to Tenant, over (ii) the aggregate amount that Tenant has theretofore paid to Landlord on account of the Operating Expense Payment (if any) as contemplated by Section 2.7(B) hereof, within thirty (30) days after the date that Landlord gives such Operating Expense Statement to Tenant. Tenant shall have the right to credit against the Rental thereafter coming due hereunder an amount equal to the excess (if any) of (i) the aggregate amount that Tenant has theretofore paid to Landlord on account of the Operating Expense Payment as contemplated by Section 2.7(B) hereof, over (ii) the Operating Expense Payment as reflected on such Operating Expense Statement; provided, however, that if the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (it being understood that Landlord’s obligation to make such payment to Tenant shall survive the Expiration Date). If Landlord gives Tenant an Operating Expense Statement, then, unless Landlord otherwise specifies in such Operating Expense Statement, Landlord shall be deemed to have given to Tenant a Prospective Operating Expense Statement for the Operating Expense Year immediately succeeding the Operating Expense Year that is covered by such Operating Expense Statement, that reflects an Operating Expense Payment for such immediately succeeding Operating Expense Year in an amount equal to the Operating Expense Payment for such Operating Expense Year that is covered by such Operating Expense Statement.

(D) If the New Premises Rent Commencement Date (as such term is defined in the Amendment) occurs later than the first (1st) day of the Operating Expense Year that immediately succeeds the Base Operating Expense Year, then the Operating Expense Payment for the Operating Expense Year during which the New Premises Rent Commencement Date occurs shall be an amount equal to the product obtained by multiplying (X) the Operating Expense Payment that would have been due hereunder if the New Premises Rent Commencement Date was the first (1st) day of such Operating Expense Year, by (Y) a fraction, the numerator of which is the number of days in the period beginning on the New Premises Rent Commencement Date and ending on the last day of such Operating Expense Year, and the denominator of which is three hundred sixty-five (365) (or three hundred sixty-six (366), if such Operating Expense Year is a leap year).

(E) If the Expiration Date is not the last day of an Operating Expense Year, then the Operating Expense Payment for the Operating Expense Year during which the Expiration Date occurs shall be an amount equal to the product obtained by multiplying (X) the Operating Expense Payment that would have been due hereunder if the Expiration Date was the last day of such Operating Expense Year, by (Y) a fraction, the numerator of which is the number of days in the period beginning on the first (1st) day of such calendar year and ending on the Expiration Date, and the denominator of which is three hundred sixty-five (365) (or three hundred sixty-six (366), if such Operating Expense Year is a leap year).

(F) Landlord’s failure to give Tenant an Operating Expense Statement or a Prospective Operating Expense Statement for any Operating Expense Year shall not impair Landlord’s right to give Tenant an Operating Expense Statement or a Prospective Operating Expense Statement for any other Operating Expense Year.

(G) Landlord shall have the right to give to Tenant an Operating Expense Statement at any time after the last day of the Base Operating Expense Year that reflects the Base Operating Expenses (regardless of whether such Operating Expense Statement reflects a payment that is due from Tenant on account of the Operating Expense Payment).

(H) If the Operating Expenses for the Base Operating Expense Year are redetermined at any time after the date that Landlord gives an Operating Expense Statement to Tenant for an Operating Expense Year, then Landlord shall give to Tenant a revised Operating Expense Statement that recalculates the Operating Expense Payment for an Operating Expense Year (using the Operating Expenses that reflects such redetermination for the Base Operating Expense Year). If such revised Operating Expense Statements indicates that Tenant has underpaid the Operating Expense Payment for any Operating Expense Year, then Tenant shall pay to Landlord an amount equal to the amount of such underpayment within thirty (30) days after Landlord gives such revised Operating Expense Statement to Tenant. If such revised Operating Expense Statement indicates that Tenant has overpaid the Operating Expense Payment for any Operating Expense Year, then Tenant shall have the right to credit against the Rental thereafter coming due hereunder an amount equal to the amount of such overpayment; provided, however, that if the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (it being understood that (I) Landlord’s obligation to make such payment to Tenant shall survive the Expiration Date, and (II) nothing contained in this Section 2.7(H) limits Tenant’s rights under Section 2.8 hereof).

(I) If, during any particular Operating Expense Year, Landlord receives a reimbursement, rebate or refund of an Operating Expense that Landlord incurred in a prior Operating Expense Year that occurs after the Base Operating Expense Year, then Landlord shall (x) adjust the Operating Expenses for such Operating Expense Year retroactively, and (y) give promptly to Tenant a revised Operating Expense Statement for such Operating Expense Year. If such revised Operating Expense Statement indicates that Tenant overpaid the Operating Expense Payment for such Operating Expense Year, then Tenant shall be entitled to credit the amount of such overpayment of the Operating Expense Payment against the Rental thereafter coming due hereunder, together with interest thereon calculated at the Base Rate from the date that Tenant paid such overpayment to Landlord to the date that Tenant uses such credit. If (x) Tenant is entitled to a credit against Rental pursuant to this Section 2.7(I), and (y) the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date).

2.8. Auditing of Operating Expense Statements.

(A) Any Operating Expense Statement that Landlord gives to Tenant shall be binding upon Tenant conclusively unless, within ninety (90) days after the date that Landlord gives Tenant such Operating Expense Statement, Tenant gives a notice to Landlord objecting to such Operating Expense Statement. Tenant’s right to give such notice (and conduct the audit contemplated by this Section 2.8(A)) shall survive the Expiration Date (to the extent that the Expiration Date occurs earlier than the ninetieth (90th) day after the date that Landlord gives the applicable Operating Expense Statement to Tenant). Tenant shall have the right to audit the Base Operating Expenses as contemplated by this Section 2.8(A) only after receiving the first Operating Expense Statement that sets forth the Base Operating Expenses (including, without limitation, an Operating Expense Statement that Landlord gives to Tenant as described in Section 2.7(G) hereof), and, accordingly, once Tenant’s right to so audit Base Operating Expenses lapses, Tenant shall not have the right to thereafter audit Base Operating Expenses, notwithstanding that Base Operating Expenses is included in the calculation of the Operating Expense Payment for subsequent Operating Expense Years). If Tenant gives such notice to Landlord, then, subject to the terms of this Section 2.8(A), Tenant may examine Landlord’s books and records relating to such Operating Expense Statement to determine the accuracy thereof, provided that Tenant uses Tenant’s diligent efforts to consummate such examination within a reasonable period after the date that Tenant gives such notice to Landlord. Tenant may perform such examination on reasonable advance notice to Landlord, at reasonable times, in Landlord’s office or, at Landlord’s option, at the office of Landlord’s managing agent or accountants. Tenant shall not have the right to conduct an audit of Landlord’s books and records as described in this Section 2.8 during the period that an Event of Default has occurred and is continuing. Tenant shall have the right to conduct such examination using Tenant’s own employees. Tenant, in performing such examination, shall also have the right to be accompanied by a certified public accountant from a reputable firm that is reasonably acceptable to Landlord; provided, however, that Tenant shall not be entitled to be so accompanied by any certified public accountant unless Tenant and such certified public accountant certify to Landlord in a written instrument that is reasonably satisfactory to Landlord that the compensation being paid by Tenant to such certified public accountant is not conditioned or otherwise contingent (in whole or in part) on the extent of any reduction in the Operating Expense Payment that derives from such examination. Tenant shall not have the right to conduct any such audit unless Tenant delivers to Landlord a statement, in a form reasonably designated by Landlord, signed by Tenant and Tenant’s certified public accountant to which such books and records are proposed to be disclosed, pursuant to which Tenant and such certified public accountants agree to maintain the information obtained from such examination in confidence (subject, however, to the disclosure of the information that Tenant or Tenant’s certified public accountant derive from such examination as required by law or to Tenant’s counsel or other professional advisors that in either case agree to maintain such information in confidence).

(B) If it is determined ultimately that (i) Landlord, in an Operating Expense Statement, overstated the Operating Expense Payment, and (ii) Tenant overpaid the Operating Expense Payment for a particular Operating Expense Year, then Tenant shall be entitled to credit the amount of such overpayment of the Operating Expense Payment against the Rental thereafter coming due hereunder. If (x) Tenant is entitled to a credit against Rental pursuant to this Section 2.8(B), and (y) the Expiration Date occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit on or prior to the thirtieth (30th) day after the Expiration Date (and Landlord’s obligation to make such payment shall survive the Expiration Date).

(C) Nothing contained in this Section 2.8 shall constitute an extension of the date by which Tenant is required to pay the Operating Expense Payment to Landlord hereunder.

2.9. Building Additions.

If Landlord makes improvements to the Building to expand the Rentable Area thereof, then, with respect to the period from and after the date that such improvements are Substantially

Completed, (I) Tenant’s Operating Expense Share shall be recalculated as of the date that such improvements are Substantially Completed as the quotient (expressed as a percentage) that is obtained by dividing (x) the number of square feet of Rentable Area in the Premises, by (y) the number of square feet of Rentable Area in the Building (other than any retail portion thereof) (after taking such expansion into account) and (II) Base Operating Expenses shall be deemed to be an amount equal to the product obtained by multiplying (x) Base Operating Expenses prior to the date that such improvements are Substantially Completed, by (y) a fraction, the numerator of which is the Operating Expenses for the Building (after such improvements are Substantially Completed), and the denominator of which is the Operating Expenses for the Building (prior to such improvements being Substantially Completed).

Exhibit “C”

The Designated Shaftway

One Penn Plaza (N001) - Floor 19 - Occupancy

Exhibit “D”

New Work Final Space Plan

(See Attached)

ELEV 19
ELEV 20
ELEV 21
ELEV # 42
ELEV # 41
KITCHEN EXH
UP
DN
ELEV # 23
ELEV # 22
AC SHAFT
ELEV # 26
ELEV # 27
ELEV # 28
AC SHAFT
IT 5'-5" X 6'
P.O. 9'-10" X 8'-5"
P.O. 9'-10" X 8'-5"
OPEN AREA (7) WORKSTATIONS
P.O. 13'-10" X 9'-8"
P.O. 13'-10" X 9'-8"
P.O. 13'-10" X 13'-10"
P.O. 13'-7" X 7'-5"
P.O. 7'-8" X 13'-4"
OPEN AREA (3) WORKSTATIONS
RECEPTION 23'-4" X 12'-10"
PANTRY 16'-8" X 7'-6"
P.O. 14'-6" X 11'-6"
P.O. 9'-8" X 11'-6"
P.O. 9'-8" X 11'-6"
CONFERENCE 23'-4" X 11'-6"
P.O. 11' X 11'-6"
P.O. 9'-8" X 11'-6"
P.O. 9' X 11'-6"
33RD STREET

SPIN DESIGN, INC.
7 PENN PLAZA, SUITE 1710
NEW YORK, N.Y. 10001
T 212 629 8900
F 212 629 6901

ORTHOTECH
1 PENN PLAZA
NEW YORK, NY

SPACE PLAN

SCALE 1/8" = 1'-0"	DRAWN BY LMR	FLOOR NO. 19	
JOB NO. -	DESIGNED BY -		
DATE 5-10-13	REVISION DATE -	DRAWING NO. SP-1

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE, made as of the 20th day of December, 2013 (this “Amendment”), by and between ONE PENN PLAZA LLC, a New York limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 (“Landlord”), and OPHTHOTECH CORPORATION, a Delaware corporation, having an office at One Penn Plaza, New York, New York 10019 (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Lease, dated as of September 30, 2007 (the “Original Lease”). between Landlord and Tenant, Landlord did demise and let unto Tenant and Tenant did hire and take from Landlord, a portion of the rentable area located on the thirty-fifth (35th) floor of the building known by the street address of One Penn Plaza, New York, New York (the “Building”), as more particularly described therein (the “Original Premises”);

WHEREAS, the Original Lease was amended and modified by a letter agreement, dated as of September 28, 2012 (as so amended, the “Letter Agreement”), between Landlord and Tenant; and

WHEREAS, by Amendment of Lease, dated as of August 30, 2013 (the “First Amendment” and the Original Lease as modified by the Letter Agreement and the First Amendment, the “Lease”), (x) Tenant surrendered the Original Premises to Landlord, (y) Landlord leased to Tenant and Tenant hired from Landlord, a portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the “First Nineteenth Floor Premises”), and (z) Landlord and Tenant extended the term of the Lease; and

WHEREAS, Landlord desires to lease to Tenant and Tenant desires to hire from Landlord an additional portion of the nineteenth (19th) floor of the Building, as more particularly shown on the floor plan attached hereto as Exhibit “A” and made a part hereof (the “Second Nineteenth Floor Premises”) and to otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1.                                      Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2.                                      Second Nineteenth Floor Premises. From and after the date on which Landlord delivers vacant and exclusive possession of the Second Nineteenth Floor Premises to Tenant with Landlord’s Second Nineteenth Floor Premises Work (as hereinafter defined) Substantially Complete (such date, the “Second Nineteenth Floor Premises Commencement Date”), Landlord leases to Tenant, and Tenant hires from Landlord, the Second Nineteenth Floor Premises upon all of the same terms, covenants and conditions set forth in the Lease, except as modified and amended herein. From and after the Second Nineteenth Floor Premises Commencement Date, all references in the Lease to the “Premises” shall be deemed to mean, collectively, the First Nineteenth Floor Premises and the Second Nineteenth Floor Premises, for all purposes of the Lease, as modified and amended hereby.

3.                                      Modification of Lease. From and after the Second Nineteenth Floor Premises Commencement Date, the Lease with respect to the Second Nineteenth Floor Premises only, is hereby amended and modified as follows:

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(A)                               The Fixed Rent shall be an amount equal to:

(i)                                     One Hundred  Sixty-Six Thousand  Six Hundred Sixty- Eight and 00/100 Dollars ($166,668.00) per annum for the period commencing on the Second Nineteenth Floor Premises Commencement Date and ending on December 31, 2016 ($13,889.00 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease; provided; however, that if no Event of Default has occurred and is then continuing, the Fixed Rent for the period commencing on the Second Nineteenth Floor Premises Commencement Date and ending on the Second Nineteenth Floor Premises Rent Commencement Date shall be abated. The term “Second Nineteenth Floor Premises Rent Commencement Date” shall mean the date which is sixty (60) days after the Second Nineteenth Floor Premises Commencement Date; and

(ii)                                  One Hundred Eighty-One Thousand Two Hundred Eighty-Eight and 00/100 Dollars ($181,288.00) per annum for the period commencing on January 1, 2017 and ending on the New Expiration Date ($15,107.33 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease. It being agreed that the term “New Expiration Date” means February 29, 2020.

(B)                               The Rentable Area of the Second Nineteenth Floor Premises is two thousand nine hundred twenty-four (2,924) square feet in the aggregate.

(C)                               The term “Base Taxes” (as such term is defined in Section 2.1(B) of the Lease) shall mean the average of the Taxes payable during the Base Tax Year.

(D)                               The term “Base Tax Year” (as such term is defined in Section 2.1(C) of the Lease) shall mean the period consisting of two (2) fiscal years which commences on July 1, 2013 and ends on June 30, 2015 (it being understood that the Tax Payment shall be

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due with respect to each Tax Year following the first Tax Year in the Base Tax Year).

(E)                                The term “Tenant’s Tax Share” (as such term is defined in Section 2.1(I) of the Lease) shall mean, subject to the terms of the Lease, as amended hereby, one thousand two hundred two ten-thousandths percent (.1202%), as the same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million four hundred thirty-two thousand eight hundred fifty-one (2,432,851).

(F)                                 Section 2.5 of the Lease (as set forth in Exhibit “B” to the First Amendment) shall be applicable to the Second Nineteenth Floor Premises, provided that with respect to the Second Nineteenth Floor Premises only, the term Tenant’s Operating Expense shall mean one thousand three hundred seventy-eight ten-thousandths percent (.1378%), as same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million one hundred twenty-one thousand six hundred eighty-five (2,121,685) which is the Rentable Area of the Building, excluding the retail portion thereof.

(G)                               Section 5.1 of the Lease (as amended by the First Amendment) shall be applicable to the Second Nineteenth Floor Premises:

(H)                              Pursuant to the terms of Section 5.3(J) of the Lease, Landlord hereby exercises the Submeter Conversion Right with respect to the Second Nineteenth Floor Premises and the provisions of Section 5.4 of the Lease, as amended hereby, shall be deemed applicable with respect to the Second Nineteenth Floor Premises from and after the Second Nineteenth Floor Premises Commencement Date. For the avoidance of doubt, the provisions of Sections 5.3(A)-(I) shall not be applicable to the Second Nineteenth Floor Premises from and

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after the Second Nineteenth Floor Premises Commencement Date. Landlord shall use commercially reasonable efforts to coordinate the installation of the submeter or submeters in the Second Nineteenth Floor Premises simultaneously with the performance of Landlord’s Second Nineteenth Floor Premises Work; it being understood that in the event that it is not reasonably practicable for Landlord to install the submeter or submeters in the Second Nineteenth Floor Premises simultaneously with the performance of Landlord’s Second Nineteenth Floor Premises Work, Landlord and Tenant shall cooperate with each other in good faith to coordinate the installation of such submeter or such submeters with Tenant’s performance of the Initial Alterations in the Second Nineteenth Floor Premises.

(I)                                   Section 5.4 of the Lease is hereby amended and modified to:

(i)                                     delete from Section 5.4(B) thereof, the percentage “one hundred four percent (104%)” and to insert the percentage “one hundred seven percent (107%)” in lieu thereof;

(ii)                                  insert in clause (ii) of Section 5.4(G) thereof, immediately after the words “installing a submeter or submeters in the Premises”, the words “or prior to the date on which such submeter or submeters become operational”;

(iii)                               delete from Section 5.4(G) thereof, the amount of “$.0045” therefrom and insert the amount of “$.0041” in lieu thereof;

(iv)                              insert in clause (ii) of Section 5.4(H) thereof, immediately after the words “installing a submeter or submeters in the Premises”, the words “or prior to the date on which such submeter or submeters become operational”; and

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(v)                                 delete from Section 5.4(H) thereof, the amount of “$.0089” and insert the amount of “$.0041” in lieu thereof.

(J)                                   Sections 13.4, 14.1(A), 15.3(A), 15.3(B), 17.3(E)(2)(c)(ii) and 17.3(F)(3)(a) of the Lease shall be deemed amended and modified to insert after the words “the Tax Payment” in each section thereof, the words “and the Operating Expense Payment (as such term is defined in Section 2.5 hereof, as set forth in Exhibit “B” attached to the Amendment and made a part thereof), between Landlord and Tenant)” except that the language in the parenthetical shall only be added the first time such language is inserted into the Lease.

(K)                              Section 21.3(A)(2) of the Lease shall be deemed amended and modified to insert after the words “or Tax Payment” in the twelfth (12th) line thereof, the words “or Operating Expense Payment” in lieu thereof.

4.                                      Expansion Right. (A) Tenant shall have option to lease an additional portion of the nineteenth (19th) floor of the Building, as more particularly described on Exhibit “C” attached hereto and made a part hereof (the “Third Nineteenth Floor Premises”) by giving notice to Landlord by December 23, 2013 (time being of the essence) that Tenant is exercising such option. If Tenant exercises such option then and only in such event shall the provisions of this Paragraph 4 be applicable.

(B)                               From and after the date on which Landlord delivers vacant and exclusive possession thereof to Tenant, the Third Nineteenth Floor Premises shall be leased to Tenant subject to and in accordance with this Paragraph 4. If Tenant does not give such notice to Landlord on or prior to such date, then Landlord shall thereafter have the right to lease the Third Nineteenth Floor Premises (or any part thereof) to any other Person on terms acceptable to Landlord, in Landlord’s sole discretion, without being required to make any other offer to Tenant

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regarding the Third Nineteenth Floor Premises under this Paragraph 4. Tenant shall not have the right to revoke such notice given to Landlord pursuant to this Paragraph 4. Tenant shall not have the right to exercise such option for only a portion of the Third Nineteenth Floor Premises.

(C)                               From and after the date on which Landlord delivers vacant and exclusive possession of the Third Nineteenth Floor Premises to Tenant with Landlord’s Third Nineteenth Floor Premises Work (as hereinafter defined) Substantially Complete (such date, the “Third Nineteenth Floor Premises Commencement Date”), Landlord leases to Tenant, and Tenant hires from Landlord, the Third Nineteenth Floor Premises upon all of the same terms, covenants and conditions set forth in the Lease, except as modified and amended herein. From and after the Third Nineteenth Floor Premises Commencement Date, all references in the Lease to the “Premises” shall be deemed to mean, collectively, the First Nineteenth Floor Premises, the Second Nineteenth Floor Premises (subject to the terms hereof) and the Third Nineteenth Floor Premises for all purposes of the Lease, as modified and amended hereby.

(D)                                 From and after the Third Nineteenth Floor Premises Commencement Date, the Lease with respect to the Third Nineteenth Floor Premises only, is hereby amended and modified as follows:

(i)                                     The Fixed Rent shall be an amount equal to:

(x)                                 One Hundred Seventy-Four Thousand Three Hundred Sixty-Three and 00/100 Dollars ($174,363.00) per annum for the period commencing on the Third Nineteenth Floor Premises Commencement Date and ending on December 31, 2016 ($14,530.25 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease; provided; however, that if no Event of Default has occurred and is then continuing, the Fixed Rent for the period commencing on the Third Nineteenth Floor Premises

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Commencement Date and ending on the Third Nineteenth Floor Premises Rent Commencement Date shall be abated. The term “Third Nineteenth Floor Premises Rent Commencement Date” shall mean the date which is sixty (60) days after the Third Nineteenth Floor Premises Commencement Date; and

(y)                                 One Hundred Eighty-Nine Thousand Six Hundred Fifty-Eight and 00/100 Dollars ($189,658.00) per annum for the period commencing on January 1, 2017 and ending on the New Expiration Date ($15,804.83 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease. It being agreed that the term “New Expiration Date” means February 29, 2020.

(ii)                                  The Rentable Area of the Third Nineteenth Floor Premises is three thousand fifty-nine (3,059) square feet in the aggregate.

(iii)                               The term “Base Taxes” (as such term is defined in Section 2.1(B) of the Lease) shall mean the average of the Taxes payable during the Base Tax Year.

(iv)                              The term “Base Tax Year” (as such term is defined in Section 2.1(C) of the Lease) shall mean the period consisting of two (2) fiscal years which commences on July 1, 2013 and ends on June 30, 2015 (it being understood that the Tax Payment shall be due with respect to each Tax Year following the first Tax Year in the Base Tax Year).

(v)                                 The term “Tenant’s Tax Share” (as such term is defined in Section 2.1(I) of the Lease) shall mean, subject to the terms of the Lease, as amended hereby, one thousand two hundred fifty-seven ten-thousandths percent (.1257%), as the same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million four hundred thirty-two thousand eight hundred fifty-one (2,432,851), which is the Rentable Area of the Building on the date hereof.

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(vi)                              Section 2.5 of the Lease (as set forth in Exhibit “B” to the First Amendment) shall be applicable to the Third Nineteenth Floor Premises, provided that with respect to the Third Nineteenth Floor Premises only, the term Tenant’s Operating Expense shall mean two million one hundred twenty-one thousand six hundred eighty-five (2,121,685), as same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million one hundred twenty-one thousand six hundred eighty-five (2,121,685) which is the Rentable Area of the Building, excluding the retail portion thereof.

(vii)                           Section 5.1 of the Lease (as amended by the First Amendment) shall be applicable to the Third Nineteenth Floor Premises:

(viii)                        Pursuant to the terms of Section 5.3(J) of the Lease, Landlord hereby exercises the Submeter Conversion Right with respect to the Third Nineteenth Floor Premises and the provisions of Section 5.4 of the Lease, as amended hereby, shall be deemed applicable with respect to the Third Nineteenth Floor Premises from and after the Third Nineteenth Floor Premises Commencement Date. For the avoidance of doubt, the provisions of Sections 5.3(A)-(I) shall not be applicable to the Third Nineteenth Floor Premises from and after the Third Nineteenth Floor Premises Commencement Date. Landlord shall use commercially reasonable efforts to coordinate the installation of the submeter or submeters in the Third Nineteenth Floor Premises simultaneously with the performance of Landlord’s Third Nineteenth Floor Premises Work; it being understood that in the event that it is not reasonably practicable for Landlord to install the submeter or submeters in the Third Nineteenth Floor Premises simultaneously with the performance of Landlord’s Third Nineteenth Floor Premises Work, Landlord and Tenant shall cooperate with each other in good faith to coordinate the installation

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of such submeter or such submeters with Tenant’s performance of the Initial Alterations in the Third Nineteenth Floor Premises.

(ix)                              Section 5.4 of the Lease is hereby amended and modified to:

(a)                                 delete from Section 5.4(B) thereof, the percentage “one hundred four percent (104%)” and to insert the percentage “one hundred seven percent (107%)” in lieu thereof;

(b)                           insert in clause (ii) of Section 5.4(G) thereof, immediately after the words “installing a submeter or submeters in the Premises”, the words “or prior to the date on which such submeter or submeters become operational”;

(c)                            delete from Section 5.4(G) thereof, the amount of “$.0045” therefrom and insert the amount of “$.0041” in lieu thereof;

(d)                                 insert in clause (ii) of Section 5.4(H) thereof, immediately after the words “installing a submeter or submeters in the Premises”, the words “or prior to the date on which such submeter or submeters become operational”; and

(e)                                  delete from Section 5.4(H) thereof, the amount of “$.0089” and insert the amount of “$.0041” in lieu thereof.

(x)                                 Sections 13.4, 14.1(A), 15.3(A), 15.3(B), 17.3(E)(2)(c)(ii) and 17.3(F)(3)(a) of the Lease shall be deemed amended and modified to insert after the words “the Tax Payment” in each section thereof, the words “and the Operating Expense Payment (as such term is defined in Section 2.5 hereof, as set forth in Exhibit “B” attached to the Amendment and made a part thereof), between Landlord and Tenant)” except that the language in the parenthetical shall only be added the first time such language is inserted into the Lease.

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(xi)                                 Section 21.3(A)(2) of the Lease shall be deemed amended and modified to insert after the words “or Tax Payment” in the twelfth (12th) line thereof, the words “or Operating Expense Payment” in lieu thereof.

5.                                  Condition of Premises.   (A) Tenant represents that it has made a thorough inspection of the Second Nineteenth Floor Premises and, subject to the provisions of Paragraph 6 hereof, agrees to take the Second Nineteenth Floor Premises in its “as-is” condition existing on the Second Nineteenth Floor Premises Commencement Date. Tenant further acknowledges and agrees that notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord has made no representations with respect to the Second Nineteenth Floor Premises and Landlord shall have no obligation to perform any work (other than Landlord’s Second Nineteenth Floor Premises Work) provide any work allowance or rent credit (other than as expressly set forth in Paragraph 3(A)(i) hereof), alter, improve, decorate, or otherwise prepare the Second Nineteenth Floor Premises for Tenant’s occupancy prior to the Second Nineteenth Floor Premises Commencement Date. On the Second Nineteenth Floor Premises Commencement Date, the Second Nineteenth Floor Premises shall be in broom clean condition. Promptly following the Second Nineteenth Floor Premises Commencement Date, Landlord shall deliver to Tenant a Form ACP-5 (or the then current equivalent thereof) covering the Second Nineteenth Floor Premises.

(B)                               In the event that Tenant effectively exercises its option pursuant to Paragraph 4 hereof to lease the Third Nineteenth Floor Premises, the terms of this Paragraph 5(B) shall be applicable. Tenant represents that it has made a thorough inspection of the Third Nineteenth Floor Premises and, subject to the provisions of Paragraph 6 hereof, agrees to take the Third Nineteenth Floor Premises in its “as-is” condition existing on the Third

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Nineteenth Floor Premises Commencement Date. Tenant further acknowledges and agrees that notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord has made no representations with respect to the Third Nineteenth Floor Premises and Landlord shall have no obligation to perform any work (other than Landlord’s Third Nineteenth Floor Premises Work) provide any work allowance or rent credit (other than as expressly set forth in Paragraph 4(D)(i)(x) hereof), alter, improve, decorate, or otherwise prepare the Third Nineteenth Floor Premises for Tenant’s occupancy prior to the Third Nineteenth Floor Premises Commencement Date. On the Third Nineteenth Floor Premises Commencement Date, the Third Nineteenth Floor Premises shall be in broom clean condition. Promptly following the Third Nineteenth Floor Premises Commencement Date, Landlord shall deliver to Tenant a Form ACP-5 (or the then current equivalent thereof) covering the Third Nineteenth Floor Premises.

6.                                  Landlord’s Second Nineteenth Floor Work. (A) Landlord shall, at Landlord’s expense, perform the work necessary to modify the Premises in accordance with the Second Nineteenth Floor Premises Work Final Plans (as hereinafter defined) to be prepared by Spin Design, Inc. (“Architect”), at Landlord’s own cost and expense, which Second Nineteenth Floor Premises Work Final Plans shall be based upon that certain drawing identified as SP-1, prepared by Architect and dated October 18, 2013 (the “Second Nineteenth Floor Premises Work Final Space Plan”), a copy of which is attached hereto as Exhibit “B” and made a part hereof (such work, “Landlord’s Second Nineteenth Floor Premises Work”). Landlord shall perform Landlord’s Second Nineteenth Floor Premises Work using materials and finishes which are reasonably comparable to the materials and finishes installed in the Original Premises (such materials and finishes, “Building Standard Installations”). Notwithstanding the foregoing to the contrary, Landlord shall not be obligated to install any supplemental air-conditioning system

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furniture or built-ins or telecommunication wiring or equipment even if same are shown on the Second Nineteenth Floor Premises Work Initial Plans (as hereinafter defined), the Second Nineteenth Floor Premises Work Final Space Plan or the Second Nineteenth Floor Premises Work Final Plans.

(B)                            Tenant shall cause Architect to deliver to Landlord on or prior to January 1, 2014 (the “Plan Deadline”) in the manner set forth in Paragraph 6(D) hereof, six (6) copies of the plans (“Tenant’s Second Nineteenth Floor Premises Work Initial Plans”) for Landlord’s Second Nineteenth Floor Premises Work, which shall be (x) one hundred percent (100%) complete and ready to bid and build (including, without limitation, layout, architectural, mechanical, structural, engineering and plumbing drawings, to the extent applicable), (y) stamped and approved by Architect, and (z) in format containing sufficient detail (i) for Landlord and Landlord’s consultants to reasonably assess the proposed work to prepare the Second Nineteenth Floor Premises for Tenant’s initial occupancy, and (ii) to permit Landlord to make all necessary filings with Governmental Authorities to obtain the required permits, approvals and certificates to allow Landlord to commence Landlord’s Second Nineteenth Floor Premises Work (the requirements set forth in clauses (x)-(z) hereof, the “Plan Requirements”).

(C)                            Tenant shall cause Architect to revise Tenant’s Second Nineteenth Floor Premises Initial Plans if and to the extent that Landlord objects or comments thereto and deliver to Landlord in the manner set forth in Paragraph 6(D) hereof, six (6) copies of Tenant’s Second Nineteenth Floor Premises Work Initial Plans, as so revised, which revised plans shall (i) address all of Landlord’s objections and comments to Landlord’s reasonable satisfaction and (ii) satisfy all of the Plan Requirements (the Tenant’s Second Nineteenth Floor Premises Initial Plans either (x) revised as aforesaid, or (y) if Landlord shall not object or comment thereto, as

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applicable, shall constitute the “Second Nineteenth Floor Premises Final Plans”). Tenant shall deliver or cause Architect to deliver the Second Nineteenth Floor Premises Final Plans to Landlord on or prior to the earlier to occur of (x) the date which is five (5) days following the date that Landlord gives Tenant Landlord’s objections and/or comments, if any, to Tenant’s Second Nineteenth Floor Premises Initial Plans and (y) January 31, 2014 (such earlier date, the “Revision Deadline’’).

(D)                            Notwithstanding anything to the contrary set forth in this Lease, Tenant shall (I) deliver or cause Architect to deliver (x) five (5) copies of Tenant’s Second Nineteenth Floor Premises Initial Plans and the Second Nineteenth Floor Premises Initial Final Plans to Landlord at the Building, Attention: Property Manager and (y) one (1) copy of Tenant’s Second Nineteenth Floor Premises Initial Plans and the Second Nineteenth Floor Premises Final Plans to Landlord, c/o Vornado Office Management LLC, 888 Seventh Avenue, 44th Floor, New York, New York 10019, Attention: Steve Sonitis and (II) cause Tenant’s Second Nineteenth Floor Premises Initial Plans and the Second Nineteenth Floor Premises Final Plans to be clearly labeled in large, bold, capitalized font on the exterior thereof “TENANT’S PLANS ENCLOSED- TIME SENSITIVE”.

(E)                             Landlord shall perform Landlord’s Second Nineteenth Floor Premises Work in a good and workmanlike manner. Landlord shall perform Landlord’s Second Nineteenth Floor Premises Work in accordance with all applicable Requirements.

(F)                              On or prior to five (5) Business Days after Landlord’s rendition of a statement therefor, Tenant shall pay Landlord for Landlord’s actual, out-of-pocket costs to perform any Tenant Second Nineteenth Floor Premises Extra Work, which statement shall have annexed thereto documentation that reasonably substantiates the charges set forth thereon.  For

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purposes hereof, the term “Tenant Second Nineteenth Floor Premises Extra Work” shall mean collectively, (i) any above Building Standard Installations (to the extent the hard and soft costs incurred in connection with performing the applicable portion of Landlord’s Second Nineteenth Floor Premises Work in connection therewith exceed the hard and soft costs which Landlord would have incurred in performing such portion of Landlord’s Second Nineteenth Floor Premises Work using Building Standard Installations), and/or (ii) any portion of Landlord’s Second Nineteenth Floor Premises Work that is denoted on the Second Additional Nineteenth Floor Premises Work Final Plans (including, without limitation, the “Note” and “Legends” sections of the Second Nineteenth Floor Premises Work Final Plans) as “Alternate Pricing”, “Alt. Pricing” or similar language denoting any alternatives from the Second Nineteenth Floor Premises Final Space Plan. The cost for performing any Tenant Second Nineteenth Floor Premises Extra Work shall be determined in accordance with Landlord’s standard bidding procedure. Notwithstanding the foregoing to the contrary, Landlord shall have the right to let the construction contract to the lowest responsible bidder without taking into account the cost of any items of Tenant Second Nineteenth Floor Premises Extra Work (with the understanding that Landlord shall have the right to exercise Landlord’s reasonable business judgment in selecting the form of contractual arrangement for the construction contract). Landlord shall notify Tenant pursuant to Paragraph 6(K) hereof as promptly as reasonably practicable after Landlord’s bidding procedure is completed of the estimated price for each item of Tenant Second Nineteenth Floor Premises Extra Work. On or prior to five (5) Business Days after Landlord gives Tenant notice of such estimated price, Tenant shall notify Landlord if Tenant (w) elects for Landlord to perform such items of Tenant Second Nineteenth Floor Premises Extra Work, (x) elects for Landlord not to perform a particular item of Tenant Second Nineteenth Floor Premises Extra

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Work and instead elects to have Landlord perform the particular item of work at Landlord’s cost using a Building Standard Installation (if such item is capable of being replaced with a Building Standard Installation), (y) elects to choose a finish or specification that costs less than the original estimated price given by Landlord to Tenant but for which Tenant would pay Landlord pursuant to the terms of this Paragraph 6(F), or (z) elects, at Tenant’s cost and expense, to perform such item of Tenant Second Nineteenth Floor Premises Extra Work itself, in which event Tenant shall perform such item as an Alteration; provided, however, Landlord shall be permitted to install a Building Standard Installation or otherwise in lieu of any such item if Tenant’s delay in performing such item would delay Landlord’s Second Nineteenth Floor Premises Extra Work. If Tenant elects the immediately preceding clause (z), then such item of work shall be performed by Tenant as an Alteration, in accordance with the applicable terms and provisions of the Lease, as amended hereby, governing Alterations except that such item of work shall be deemed to be approved by Landlord to the extent Tenant performs such item or work in accordance with the Second Nineteenth Floor Work Final Plans; it being understood, however, that Landlord shall be deemed to have Substantially Completed Landlord’s Second Nineteenth Floor Premises Work even if certain items are incomplete as a result of Tenant’s failure to complete any portion of Tenant Second Nineteenth Floor Premises Extra Work. In the event that any item of Tenant Second Nineteenth Floor Premises Extra Work creates a field condition that requires a change to Landlord’s Second Nineteenth Floor Premises Work resulting in an increase of the cost of Landlord’s Second Nineteenth Floor Premises Landlord shall have the right before proceeding with such change to require Tenant (x) to agree in writing to such increase in cost within two (2) Business Days from the date of Landlord’s request (which request may be verbal) for Tenant’s agreement and (y) to pay such increase within five (5) Business Days of Landlord’s

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invoice therefor; it being understood, however, that Landlord shall not have the aforesaid right unless such field condition arises as a result of any item of Second Nineteenth Floor Premises Extra Work. If Tenant shall fail or refuse to so agree to and/or pay for such increase then Landlord shall have the right (but not the obligation) to either refuse to perform such Second Nineteenth Floor Premises Extra Work, and continue the performance of Landlord’s Second Nineteenth Floor Premises without making the changes thereto contemplated by such Tenant Second Nineteenth Floor Premises Extra Work or to revise the scope of Landlord’s Second Nineteenth Floor Premises Work so as not to require a change resulting from a field condition.

(G)                               Landlord shall have the right to delegate Landlord’s obligations to perform all or any portion of Landlord’s Second Nineteenth Floor Premises Work to an affiliate of Landlord (it being understood, however, that Landlord’s delegating such obligations to an affiliate of Landlord shall not diminish Landlord’s liability for the performance of Landlord’s Second Nineteenth Floor Premises Work in accordance with the terms of this Paragraph 5). Landlord shall also have the right to assign to such affiliate of Landlord the rights of Landlord hereunder to receive from Tenant the payments for the performance of the portions of Landlord’s Second Nineteenth Floor Premises Work pursuant to Paragraph 6(F) hereof (it being understood that if (i) Landlord so assigns such rights to such affiliate of Landlord, and (ii) Landlord gives Tenant notice thereof, then Tenant shall pay directly to such affiliate any such amounts otherwise due and payable to Landlord hereunder). Landlord shall not be required to maintain or repair during the Term any items of Landlord’s Second Nineteenth Floor Premises Work except as otherwise expressly provided in the Lease, as amended hereby, it being agreed that Landlord shall make available to Tenant all guaranties or warranties received by Landlord in connection

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with Landlord’s Second Nineteenth Floor Premises Work to the extent such guaranties and warranties shall not be rendered invalid thereby.

(H)                                 The following terms shall have the following meanings:

(i)                                     The term “Long Lead Work” shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery of such item will need to be reshipped or redelivered or repaired so that, in Landlord’s reasonable judgment, the item in question cannot be completed when the standard items are completed even though the items of Long Lead Work in question are (1) ordered together with the other items required and (2) installed or performed (after the manufacture or fabrication thereof) in order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice. In addition, Long Lead Work shall include any standard item, which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence. Landlord shall notify Tenant in accordance with Paragraph 6(K) hereof, if any items on the Second Nineteenth Floor Premises Work Final Plans constitute items of Long Lead Work and advise Tenant of the reasonably anticipated time period for the delivery of such items, and subject to the terms hereof, Tenant shall have two (2) Business Days from receipt of such notice to revise such plans to change or remove such items; provided, however, in such event, to the extent Tenant revises the Second Nineteenth Floor Premises Work Final Plans, any period beyond such two (2) Business Day period shall constitute a Tenant Work Delay, subject to the terms of Paragraph 6(H)(ii) hereof.

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(ii)                                       The term “Tenant Second Nineteenth Floor Premises Work Delays” shall mean Tenant’s acts or omissions (including, without limitation, (w) changes or change orders to plans or finishes, (x) the failure to deliver or cause Architect to deliver Tenant’s Second Nineteenth Floor Premises Work Initial Plans to Landlord on or prior to the Plan Deadline, and/or the failure to deliver or cause Architect to deliver the Second Nineteenth Floor Premises Work Final Plans to Landlord on or prior to the Revision Deadline, in either case in compliance with the Plan Requirements and in accordance with the provisions of Paragraph 6(D) hereof, (y) delays or failures to notify or respond to requests of Landlord and/or (z) the failure to make any of the payments required by Paragraph 6(F) hereof within the time periods specified therein) that delay Landlord in the performance of Landlord’s Second Nineteenth Floor Premises Work.

(I)                                       Notwithstanding anything to the contrary contained in this Amendment, in the event that Substantial Completion of Landlord’s Second Nineteenth Floor Premises Work shall be delayed by reason of any Tenant Second Nineteenth Floor Premises Work Delays and/or items of Long Lead Work, then only for purposes of determining the date on which the Second Nineteenth Floor Premises Rent Commencement Date shall occur, the Second Nineteenth Floor Premises Commencement Date and the Substantial Completion of Landlord’s Second Nineteenth Floor Premises Work shall each be deemed to have occurred on the date the same would have otherwise occurred but for such Tenant Second Nineteenth Floor Premises Work Delays and/or such items of Long Lead Work, notwithstanding that Landlord has not yet delivered possession of the Second Nineteenth Floor Premises to Tenant.

(J)                                        Tenant during the Term, shall not remove Landlord’s Second Nineteenth Floor Premises Work or any portion thereof (or Alterations that replace Landlord’s

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Second Nineteenth Floor Premises Work (or such portion thereof) unless Tenant replaces Landlord’s Second Nineteenth Floor Premises Work (or such portion thereof), or such Alterations, as the case may be, with Alterations that have a fair value that is equal to or greater than such portion of Landlord’s Second Nineteenth Floor Premises Work (it being understood that such Alterations that Tenant performs to replace Landlord’s Second Nineteenth Floor Premises Work (or such portion thereof), or such other Alterations, as the case may be, shall constitute the property of Landlord as contemplated by this Paragraph 6(J).

(K)                                   Notwithstanding the provisions of Article 27 of the Lease, as amended hereby to the contrary, any notices required to be given pursuant to this Paragraph 5 shall be deemed given if sent to Tenant via electronic mail to the attention of Tom Biancardi at tom.biancardii@ophthotech.com.

(L)                                      In the event that Tenant effectively exercises its option pursuant to Paragraph 4 hereof to lease the Third Nineteenth Floor Premises, the foregoing provisions of this Paragraph 6 shall be applicable provided that the terms “Second Nineteenth Floor Premises”, “Second Nineteenth Floor Premises Work Final Plans”, “Second Nineteenth Floor Premises Work Final Space Plan”, “Landlord’s Second Nineteenth Floor Premises Work”, “Second Nineteenth Floor Premises Work Initial Plans”, “Second Nineteenth Floor Premises Extra Work” and any similar terms referring to the Second Nineteenth Floor Premises shall be deemed modified to apply to the Third Nineteenth Floor Premises by changing the word “Second” to “Third” in each term. It being understood and agreed that Landlord shall have the right to Substantially Complete Landlord’s Second Nineteenth Floor Premises Work and Landlord’s Third Nineteenth Floor Premises Work on different dates and deliver the Second Nineteenth

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Floor Premises and the Third Nineteenth Floor Premises on such different dates, as the case may be.

7.                                      Modification of Tenant’s Early Termination Right.  Paragraph 9 of the First Amendment shall be deemed deleted in its entirety and the following shall be applicable in lieu thereof:

(A)                               Subject to the terms of this Paragraph 6, Tenant shall have the one-time only right to terminate the Lease, as amended hereby (“Tenant’s Termination Right”), effective as of January 31, 2018 (the “Tenant’s Termination Date”) provided that (i) no Event of Default has occurred and is then continuing on the date that Tenant gives Landlord the Tenant’s Termination Notice and (ii) Ophthotech Corporation is the Tenant hereunder on the date that Tenant gives Landlord the Tenant’s Termination Notice (as hereinafter defined). Tenant shall have the right to exercise Tenant’s Termination Right effective as of Tenant’s Termination Date only by giving notice thereof (a “Tenant’s Termination Notice”) to Landlord not later than January 31, 2017 (as to which date time shall be of the essence). Tenant’s exercise of Tenant’s right to terminate the Lease, as amended hereby, as provided in this Paragraph 7 shall be ineffective unless Tenant pays to Landlord, on the date that Tenant gives the Termination Notice to Landlord, an amount equal to the Termination Payment (as hereinafter defined), as additional rent. If Tenant effectively exercises Tenant’s right to terminate the Lease, as amended hereby, as of Tenant’s Termination Date as provided in this Paragraph 7, then Tenant, on Tenant’s Termination Date, shall vacate the Premises and surrender the Premises to Landlord in accordance with the terms of this Lease, as amended hereby, that govern Tenant’s obligations upon the expiration or earlier termination of the Term.

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(B)                               The term “Termination Payment” shall mean an amount equal to the sum of (i) Three Hundred Seventy-Five Thousand Six Hundred Eighty-Five and 91/100 Dollars ($375, 685.91) which amount represents the sum of (I) the cost of Landlord’s New Work and Landlord’s Second Nineteenth Floor Premises Work and (ii) if applicable, the cost of Landlord’s Third Nineteenth Floor Premises Work, the free rent to which Tenant is entitled pursuant to the First Amendment and this Amendment, and the brokerage commission that Landlord pays in connection with the First Amendment and this Amendment, to the extent that such amount remains unamortized as of the Tenant’s Termination Date (assuming that such amount is amortized, in equal monthly installments, over the period from the date that Landlord incurs the applicable cost to the New Expiration Date, with an interest factor equal to eight percent (8%)) plus (II) an amount equal to the product obtained by multiplying (x) the Fixed Rent due under the Lease, as modified hereby, for both the First Nineteenth Floor Premises, the Second Nineteenth Floor Premises and if applicable the Third Nineteenth Floor Premises for January, 2018 (without taking into account any abatement or credit to which Tenant may be entitled during such month hereunder), by (y) three (3).

8.                                         Liability of Landlord. The obligations of Landlord under the Lease, as amended by this Amendment, shall not be binding upon the Person that constitutes Landlord initially after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be (or upon any other Person that constitutes Landlord after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be), to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer. The members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord

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(collectively, the “Parties”) shall not be liable for the performance of Landlord’s obligations under the Lease, as amended by this Amendment. Tenant shall look solely to Landlord to enforce Landlord’s obligations under the Lease, as amended by this Amendment and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under the Lease, as amended by this Amendment, shall be limited to Landlord’s interest in the Real Property and the proceeds thereof. Tenant shall not look to any property or assets of Landlord (other than Landlord’s interest in the Real Property and the proceeds thereof) in seeking either to enforce Landlord’s obligations under the Lease, as amended hereby, or to satisfy a judgment for Landlord’s failure to perform such obligations.

9.                                      Brokerage.

(A)                               Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment other than CBRE Inc. (“Broker”). Tenant does hereby indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent other than Broker who shall claim to have dealt with Tenant in connection herewith.

(B)                               Landlord represents and warrants to Tenant that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Broker. Landlord does hereby indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, finder or like agent, including Broker, who shall claim to have dealt with Landlord in connection herewith. Landlord shall pay a commission to

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Broker in connection with this amendment pursuant to a separate agreement between Broker and Landlord.

(C)                               The provisions of this Paragraph 9 shall survive the expiration or termination of the Lease, as amended by this Amendment.

10.                               Authorization. Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval is required with respect to this transaction. Landlord represents and warrants to Tenant that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Landlord has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

11.                               Full Force and Effect of Lease. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

12.                               Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

13.                               Enforceability. This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.

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14.                               Counterparts. This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ONE PENN PLAZA LLC, Landlord

By:	Vornado Realty L.P., sole member

	By:	Vornado Realty Trust, general partner

	By:	/s/ David R. Greenbaum
David R. Greenbaum
President – New York Division

OPHTHOTECH CORPORATION, Tenant

By:	/s/ Thomas Biancardi
	Name:	Thomas Biancardi
	Title:	Vice President, Finance and Operations

TENANT’S EIN#:		20 818 5347

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UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Within New York State)

STATE OF		)
: ss.:
COUNTY OF		)

On the          day of                                      , in the year 2013, before me, the undersigned personally appeared                                   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Outside of New York State)

STATE OF New Jersey		)
: ss.:
COUNTY OF Mercer		)

On the 20th day of December, in the year 2013, before me, the undersigned, personally appeared Thomas Biancardi personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Princeton. (Insert the city or other political subdivision and the state or country or other place the acknowledgement was taken.)

/s/ Melanie J. Rice
(Signature and office of individual taking acknowledgement)

MELANIE J. RICE
A NOTARY PUBLIC OF NEW JERSEY My Commission Expires June 12, 2017

Exhibit “A”

Second Nineteenth Floor Premises

One Penn Plaza (N001) - Floor 19 - Floorplan

Exhibit “B”

Second Nineteenth Floor Premises Work Final Space Plan

(See Attached)

Exhibit “C”

“Third Nineteenth Floor Premises”

(See Attached)

One Penn Plaza (N001) - Floor 19 - Floorplan

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE, made as of the 18th day of April, 2014 (this “Amendment”), by and between ONE PENN PLAZA LLC, a New York limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 (“Landlord”), and OPHTHOTECH CORPORATION, a Delaware corporation, having an office at One Penn Plaza, New York, New York 10019 (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Lease, dated as of September 30, 2007 (the “Original Lease”), between Landlord and Tenant, Landlord did demise and let unto Tenant and Tenant did hire and take from Landlord, a portion of the rentable area located on the thirty-fifth (35th) floor of the building known by the street address of One Penn Plaza, New York, New York (the “Building”), as more particularly described therein (the “Original Premises”);

WHEREAS, the Original Lease was amended and modified by a letter agreement, dated as of September 28, 2012 (as so amended, the “Letter Agreement”), between Landlord and Tenant;

WHEREAS, by Amendment of Lease, dated as of August 30, 2013 (the “First Amendment”), (x) Tenant surrendered the Original Premises to Landlord, (y) Landlord did demise and let unto to Tenant and Tenant did hire and take from Landlord, a portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the “First 19th Floor Premises”), and (z) Landlord and Tenant extended the term of the Lease;

WHEREAS, by Second Amendment of Lease, dated as of December 20, 2013 (the “Second Amendment”; the Original Lease, as so amended, the “Lease”), Landlord did demise and let unto to Tenant and Tenant did hire and take from Landlord, an additional portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the “Second 19th Floor Premises”); and

WHEREAS, Landlord desires to lease to Tenant and Tenant desires to hire from Landlord an additional portion of the nineteenth (19th) floor of the Building, as more particularly shown on the floor plan attached hereto as Exhibit “A” and made a part hereof (the “Third 19th Floor Premises”) and to otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1.                                      Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2.                                      Third 19th Floor Premises. From and after the date on which Landlord delivers vacant and exclusive possession of the Third 19th Floor Premises to Tenant with Landlord’s Third 19th Floor Premises Work (as hereinafter defined) Substantially Complete (such date, the “Third 19th Floor Premises Commencement Date”), Landlord leases to Tenant, and Tenant hires from Landlord, the Third 19th Floor Premises upon all of the same terms, covenants and conditions set forth in the Lease, except as modified and amended herein. From and after the Third 19th Floor Premises Commencement Date, all references in the Lease to the “Premises” shall be deemed to mean, collectively, the First 19th Floor Premises, the Second 19th Floor Premises and the Third 19th Floor Premises for all purposes of the Lease, as modified and amended hereby.

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3.                                      Modification of Lease. From and after the Third 19th Floor Premises Commencement Date, the Lease with respect to the Third 19th Floor Premises only, is hereby amended and modified as follows:

(A)                     The Fixed Rent shall be an amount equal to:

(i)                                     One Hundred Eighty-Seven Thousand Four Hundred Forty-Three and 00/100 Dollars ($187,443.00) per annum for the period commencing on the Third 19th Floor Premises Commencement Date and ending on December 31, 2016 ($15,620.25 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease; provided; however, that if no Event of Default has occurred and is then continuing, the Fixed Rent for the period commencing on the Third 19th Floor Premises Commencement Date and ending on the Third 19th Floor Premises Rent Commencement Date (as hereinafter defined) shall be abated. The term “Third 19th Floor Premises Rent Commencement Date” shall mean, subject to Paragraph 6(I) hereof, the date which is sixty (60) days after the Third 19th Floor Premises Commencement Date; and

(ii)                        Two Hundred Three Thousand Three Hundred Twenty-Eight and 00/100 Dollars ($203,328.00) per annum for the period commencing on January 1, 2017 and ending on the New Expiration Date ($16,944.00 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease.

(B)                     The Rentable Area of the Third 19th Floor Premises is three thousand one hundred seventy-seven (3,177) square feet in the aggregate.

(C)                     The term “Base Taxes” (as such term is defined in Section 2.1(B) of the Lease) shall mean the average of the Taxes payable during the Base Tax Year.

(D)                     The term “Base Tax Year” (as such term is defined in Section

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2.1(C) of the Lease) shall mean the period consisting of two (2) fiscal years which commences on July 1, 2013 and ends on June 30, 2015 (it being understood that the Tax Payment shall be due with respect to each Tax Year following the first Tax Year in the Base Tax Year).

(E)                      The term “Tenant’s Tax Share” (as such term is defined in Section 2.1(I) of the Lease) shall mean, subject to the terms of the Lease, as amended hereby, one thousand three hundred six ten-thousandths percent (.1306%), as the same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million four hundred thirty-two thousand eight hundred fifty-one (2,432,851).

(F)                       Section 2.5 of the Lease (as set forth in Exhibit “B” to the First Amendment) shall be applicable to the Third 19th Floor Premises, provided that with respect to the Third 19th Floor Premises only, the term Tenant’s Operating Expense shall mean one thousand four hundred ninety-seven ten-thousandths percent (.1497%), as same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million one hundred twenty-one thousand six hundred eighty-five (2,121,685) which is the Rentable Area of the Building, excluding the retail portion thereof.

(G)                          Section 5.1 of the Lease (as amended by the First Amendment) shall be applicable to the Third 19th Floor Premises:

(H)                         Pursuant to the terms of Section 5.3(J) of the Lease, Landlord hereby exercises the Submeter Conversion Right with respect to the Third 19th Floor Premises and the provisions of Section 5.4 of the Lease, as amended by Paragraph 3(I) of the First Amendment, shall be deemed applicable with respect to the Third 19th Floor Premises from and

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after the Third 19th Floor Premises Commencement Date. For the avoidance of doubt, the provisions of Sections 5.3(A)-(I) of the Lease shall not be applicable to the Third 19th Floor Premises from and after the Third 19th Floor Premises Commencement Date. Landlord shall use commercially reasonable efforts to coordinate the installation of the submeter or submeters in the Third 19th Floor Premises simultaneously with the performance of Landlord’s Third 19th Floor Premises Work; it being understood that in the event that it is not reasonably practicable for Landlord to install the submeter or submeters in the Third 19th Floor Premises simultaneously with the performance of Landlord’s Third 19th Floor Premises Work, Landlord and Tenant shall cooperate with each other in good faith to coordinate the installation of such submeter or such submeters with Tenant’s performance of the Initial Alterations in the Third 19th Floor Premises.

(J)                                   The modifications to Sections 13.4, 14.1(A), 15.3(A), 15.3(B), 17.3(E)(2)(c)(ii) and 17.3(F)(3)(a) of the Lease, as set forth in Paragraph 3(J) of the First Amendment and the modification to Section 21.3(A)(2) of the Lease, as set forth in Paragraph 3(K) of the First Amendment, shall be applicable with respect to the Third 19th Floor Premises.

4.                                      Modification of Lease. From and after the date hereof, the Lease is hereby amended and modified as follows:

(A)                               Notwithstanding anything to the contrary contained in the Lease, as amended hereby, including, without limitation, Article 23 thereof, all references in the Lease to the “Cash Security Deposit” are hereby deleted; it being the intent and purpose hereof that Tenant shall not have the right to maintain the security deposit in the form of cash.

(B)                               Paragraph 4 of the Second Amendment is hereby deleted in its entirety.

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(C)                               Paragraph 7 of the Second Amendment is hereby deleted in its entirety; it being the intent and purpose hereof that Paragraph 9 of this Amendment shall be applicable in lieu thereof.

5.                                      Condition of Premises. (A) Tenant represents that it has made a thorough inspection of the Third 19th Floor Premises and, subject to the provisions of Paragraph 6 hereof, agrees to take the Third 19th Floor Premises in its “as-is” condition existing on the Third 19th Floor Premises Commencement Date. Tenant further acknowledges and agrees that notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord has made no representations with respect to the Third 19th Floor Premises and Landlord shall have no obligation to perform any work (other than Landlord’s Third 19th Floor Premises Work) provide any work allowance or rent credit (other than as expressly set forth in Paragraph 3(A)(i) hereof), alter, improve, decorate, or otherwise prepare the Third 19th Floor Premises for Tenant’s occupancy prior to the Third 19th Floor Premises Commencement Date. On the Third 19th Floor Premises Commencement Date, the Third 19th Floor Premises shall be in broom clean condition. Promptly following the Third 19th Floor Premises Commencement Date, Landlord shall deliver to Tenant a Form ACP-5 (or the then current equivalent thereof) covering the Third 19th Floor Premises.

6.                                 Landlord’s Third 19th Floor Premises Work. (A) Landlord shall, at Landlord’s expense, but subject to Paragraph 7 hereof, perform the work necessary to construct the Premises in accordance with the Third 19th Floor Premises Final Plans (as hereinafter defined) to be prepared by Spin Design, Inc. (“Architect”), at Landlord’s own cost and expense but subject to Paragraph 7 hereof, which Third19th Floor Premises Final Plans shall be based upon that certain drawing identified as LP-1, prepared by Architect and dated April 4, 2014 (the

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“Third 19th Floor Premises Final Space Plan”), a copy of which is attached hereto as Exhibit “B” and made a part hereof (such work, “Landlord’s Third 19th Floor Premises Work”). Notwithstanding the foregoing to the contrary, Landlord shall not be obligated to install any supplemental air-conditioning system furniture or built-ins or telecommunication wiring or equipment even if same are shown on the Third 19th Floor Premises Initial Plans (as hereinafter defined), the Third 19th Floor Premises Final Space Plan or the Third 19th Floor Premises Final Plans.

(B)                               Tenant shall cause Architect to deliver to Landlord on or prior to June 1, 2014 (the “Third 19th Floor Premises Plan Deadline”) in the manner set forth in Paragraph 6(D) hereof, six (6) copies of the plans ( the “Third 19th Floor Premises Initial Plans”) for Landlord’s Third 19th Floor Premises Work, which shall be (x) one hundred percent (100%) complete and ready to bid and build (including, without limitation, layout, architectural, mechanical, structural, engineering and plumbing drawings, to the extent applicable), (y) stamped and approved by Architect, and (z) in format containing sufficient detail (i) for Landlord and Landlord’s consultants to reasonably assess the proposed work to prepare the Third 19th Floor Premises for Tenant’s initial occupancy, and (ii) to permit Landlord to make all necessary filings with Governmental Authorities to obtain the required permits, approvals and certificates to allow Landlord to commence Landlord’s Third 19th Floor Premises Work (the requirements set forth in clauses (x)-(z) hereof, the “Third 19th Floor Premises Plan Requirements”).

(C)                                    Tenant shall cause Architect to revise the Third 19th Floor Premises Initial Plans if and to the extent that Landlord objects or comments thereto and deliver to Landlord in the manner set forth in Paragraph 6(D) hereof, six (6) copies of the Third 19th Floor Premises Initial Plans, as so revised, which revised plans shall (i) address all of Landlord’s

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objections and comments to Landlord’s reasonable satisfaction and (ii) satisfy all of the Third 19th Floor Premises Plan Requirements (the Third 19th Floor Premises Initial Plans either (x) revised as aforesaid, or (y) if Landlord shall not object or comment thereto, as applicable, shall constitute the “Third 19th Floor Premises Final Plans”). Tenant shall deliver or cause Architect to deliver the Third 19th Floor Premises Final Plans to Landlord on or prior to the earlier to occur of (x) the date which is five (5) days following the date that Landlord gives Tenant Landlord’s objections and/or comments, if any, to Tenant’s Third 19th Floor Premises Initial Plans and (y) July 1, 2014 (such earlier date, the “Third 19th Floor Premises Revision Deadline”).

(D)                               Notwithstanding anything to the contrary set forth in this Lease, Tenant shall (I) deliver or cause Architect to deliver (x) five (5) copies of the Third 19th Floor Premises Initial Plans and the Third 19th Floor Premises Final Plans to Landlord at the Building, Attention: Property Manager and (y) one (1) copy of the Third 19th Floor Premises Initial Plans and the Third 19th Floor Premises Final Plans to Landlord, c/o Vornado Office Management LLC, 888 Seventh Avenue, 44th Floor, New York, New York 10019, Attention: Steve Sonitis and (II) cause the Third 19th Floor Premises Initial Plans and the Third 19th Floor Premises Final Plans to be clearly labeled in large, bold, capitalized font on the exterior thereof “TENANT’S PLANS ENCLOSED- TIME SENSITIVE”.

(E)                                Landlord shall perform Landlord’s Third 19th Floor Premises Work in a good and workmanlike manner. Landlord shall perform Landlord’s Third 19th Floor Premises Work in accordance with all applicable Requirements.

(F)                                 Landlord shall have the right to delegate Landlord’s obligations to perform all or any portion of Landlord’s Third 19th Floor Premises Work to an affiliate of Landlord (it being understood, however, that Landlord’s delegating such obligations to an

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affiliate of Landlord shall not diminish Landlord’s liability for the performance of Landlord’s Third 19th Floor Premises Work in accordance with the terms of this Paragraph 6). Landlord shall also have the right to assign to such affiliate of Landlord the rights of Landlord hereunder to receive from Tenant the payments for the performance of the portions of Landlord’s Third 19th Floor Premises Work pursuant to Paragraph 7 hereof (it being understood that if (i) Landlord so assigns such rights to such affiliate of Landlord, and (ii) Landlord gives Tenant notice thereof, then Tenant shall pay directly to such affiliate any such amounts otherwise due and payable to Landlord hereunder). Landlord shall not be required to maintain or repair during the Term any items of Landlord’s Third 19th Floor Premises Work except as otherwise expressly provided in the Lease, as amended hereby, it being agreed that Landlord shall make available to Tenant all guaranties or warranties received by Landlord in connection with Landlord’s Third 19th Floor Premises Work to the extent such guaranties and warranties shall not be rendered invalid thereby.

(G)                               Landlord shall notify Tenant in accordance with Paragraph 8 hereof, if any items on the Third 19th Floor Premises Final Plans constitute items of Long Lead Work and advise Tenant of the reasonably anticipated time period for the delivery of such items, and subject to the terms hereof, Tenant shall have two (2) Business Days from receipt of such notice to revise such plans to change or remove such items; provided, however, in such event, to the extent Tenant revises the Third 19th Floor Premises Final Plans, any period beyond such two (2) Business Day period shall constitute a Tenant Third 19th Floor Premises Work Delay, subject to the terms of Paragraph 6(H) hereof.

(H)                              The term “Tenant Third 19th Floor Premises Work Delays” shall mean Tenant’s acts or omissions (including, without limitation, (w) changes or change orders to

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plans or finishes, (x) the failure to deliver or cause Architect to deliver the Third 19th Floor Premises Initial Plans to Landlord on or prior to the Third 19th Floor Premises Plan Deadline, and/or the failure to deliver or cause Architect to deliver the Third 19th Floor Premises Final Plans to Landlord on or prior to the Third 19th Floor Premises Revision Deadline, in either case in compliance with the Third 19th Floor Premises Plan Requirements and in accordance with the provisions of Paragraph 6(D) hereof, (y) delays or failures to notify or respond to requests of Landlord and/or (z) the failure to make any of the payments required by Paragraph 7 hereof within the time periods specified therein) that delay Landlord in the performance of Landlord’s Third 19th Floor Premises Work.

(I)                                   Notwithstanding anything to the contrary contained in this Amendment, in the event that Substantial Completion of Landlord’s Third 19th Floor Premises Work shall be delayed by reason of any Tenant Third 19th Floor Premises Work Delays and/or items of Long Lead Work, then only for purposes of determining the date on which the Third 19th Floor Premises Rent Commencement Date shall occur, the Third 19th Floor Premises Commencement Date and the Substantial Completion of Landlord’s Third 19th Floor Premises Work shall each be deemed to have occurred on the date the same would have otherwise occurred but for such Tenant Third 19th Floor Premises Work Delays and/or such items of Long Lead Work, notwithstanding that Landlord has not yet delivered possession of the Third 19th Floor Premises to Tenant.

(J)                                   To the extent that Landlord has performed all or any part of Landlord’s Third 19th Floor Premises Work using Landlord’s Contribution (as hereinafter defined), Tenant during the Term, shall not remove Landlord’s Third 19th Floor Premises Work or any portion thereof (or Alterations that replace Landlord’s Third 19th Floor Premises Work (or

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such portion thereof) unless Tenant replaces Landlord’s Third 19th Floor Premises Work (or such portion thereof), or such Alterations, as the case may be, with Alterations that have a fair value that is equal to or greater than such portion of Landlord’s Third 19th Floor Premises Work (it being understood that such Alterations that Tenant performs to replace Landlord’s Third 19th Floor Premises Work (or such portion thereof), or such other Alterations, as the case may be, shall constitute the property of Landlord as contemplated by this Paragraph 6(J).

7.                                      Landlord’s Contribution to Third 19th Floor Premises Work Cost.

(A)                               Subject to the terms of this Paragraph 7, Tenant shall pay to Landlord, as additional rent, an amount equal to the excess, if any, of (I) the Third 19th Floor Premises Work Cost, over (II) One Hundred Seventy-Four Thousand Seven Hundred Thirty-Five Dollars and No Cents ($174,735.00) (such amount, “Landlord’s Contribution”; the amount of any such excess being referred to herein as “Tenant’s Third 19th Floor Premises Work Cost”). The term “Third 19th Floor Premises Work Cost” shall mean the sum of (x) the “hard” costs that Landlord incurs in performing Landlord’s Third 19th Floor Premises Work and (y) the “soft” costs that Landlord incurs in performing Landlord’s Third 19th Floor Premises Work, such as architects’ and engineers’ fees, permit costs, and filing fees, and the cost of electricity consumed at the Third 19th Floor Premises during the performance of Landlord’s Third 19th Floor Premises Work; provided that in no event shall Tenant be entitled to use more than twenty percent (20%) of Landlord’s Contribution towards such “soft” costs.

(B)                               Landlord shall submit to at least three (3) reputable construction companies as reasonably designated by Landlord, with reasonable promptness after the date Landlord receives the Third 19th Floor Premises Final Plans, a bid package that describes Landlord’s Third 19th Floor Premises Work. Landlord shall use Landlord’s diligent efforts to

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obtain from each of such construction companies a bona fide bid to perform Landlord’s Third 19th Floor Premises Work. Landlord shall have the right to request that the construction companies submit alternative bids, assuming, for example, that (a) the construction company acts as a general contractor for a fixed price, (b) the construction company acts as a construction manager for a construction management fee (without providing a guaranteed maximum price), and (c) the construction company acts as a construction manager for a construction management fee and provides a guaranteed maximum price. Landlord shall advise Tenant of Landlord’s receipt of the bids from the aforesaid construction companies. Tenant shall have three (3) Business Days to review such bids and modify the Third 19th Floor Premises Final Plans or any items described therein in an attempt to lower the amount of such bids. Following such three (3) Business Day period, Landlord shall have the right to let the construction contract to the lowest responsible bidder (with the understanding that Landlord shall have the right to exercise Landlord’s reasonable business judgment in selecting the form of contractual arrangement for the construction contract) (the aforesaid construction contract that Landlord lets for Landlord’s Third 19th Floor Premises Work being referred to herein as the “Construction Contract”).

(C)                               Landlord shall have the right to give to Tenant, after Landlord lets the Construction Contract, a notice of Landlord’s reasonable estimate of the Third 19th Floor Premises Work Cost and the Tenant’s Third 19th Floor Premises Work Cost that derives therefrom (such notice being referred to herein as the “Work Estimate Notice”). Tenant shall pay to Landlord, within ten (10) Business Days after the date that Landlord gives such notice to Tenant, an amount equal to Tenant’s Third 19th Floor Premises Work Cost as reflected in the Work Estimate Notice (any such payment that Tenant makes to Landlord being referred to herein as the “Original Work Estimate Payment”). In the event that Landlord’s reasonable estimate of

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the Third 19th Floor Premises Work Cost increases during Landlord’s performance of Landlord’s Third 19th Floor Premises Work, Landlord shall have the right, from time to time, to give to Tenant a revised notice of Landlord’s reasonable estimate of the Third 19th Floor Premises Work Cost and the Tenant’s Third 19th Floor Premises Work Cost that derives therefrom (any such notice being referred to herein as the “Revised Work Estimate Notice”). Tenant shall pay to Landlord, within ten (10) Business Days after the date that Landlord gives a Revised Work Estimate Notice to Tenant, an amount equal to the difference between (x) the Tenant’s Third 19th Floor Premises Work Cost as reflected in the Revised Work Estimate Notice and (y) the amount of the Original Work Estimate Payment plus the amount(s) of any other Increased Work Estimate Payments that Tenant has theretofore paid to Landlord and which Landlord has received (any such payment that Tenant makes to Landlord pursuant to a Revised Work Estimate Notice being referred to herein as an “Increased Work Estimate Payment”; the Original Work Estimate Payment, together with any Increased Work Estimate Payment(s), if any, the “Work Estimate Payment”). Landlord shall give to Tenant, within sixty (60) days after the date that Landlord Substantially Completes Landlord’s Third 19th Floor Premises Work, a notice that sets forth the Third 19th Floor Premises Work Cost therefor and the Tenant’s Third 19th Floor Premises Work Cost that derives therefrom (such notice being referred to herein as the “Final Cost Notice”). Landlord shall have the right to cease performance of Landlord’s Third 19th Floor Premises Work if Tenant fails to make any of the aforesaid payments within the time periods set forth herein. Tenant shall pay to Landlord, within ten (10) Business Days after the date that Landlord gives the Final Cost Notice to Tenant, an amount equal to the excess (if any) of (I) Tenant’s Third 19th Floor Premises Work Cost, as reflected in the Final Cost Notice, over (II) the Work Estimate Payment (if any). Landlord shall pay to Tenant, within thirty (30) days after the

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date that Landlord gives the Final Cost Notice to Tenant, an amount equal to the excess (if any) (I) the Work Estimate Payment, over (II) Tenant’s Third 19 th Floor Premises Work Cost as reflected in the Final Cost Notice.

8.                                      Notices Regarding Landlord’s Third 19th Floor Premises Work. Notwithstanding the provisions of Article 27 of the Lease, as amended hereby to the contrary, any notices required to be given pursuant to Paragraphs 7 and 8 of this Amendment shall be deemed given if sent to Tenant via electronic mail to the attention of Tom Biancardi at tom. biancardi@ophthotech. com.

9.                                      Tenant’s Early Termination Right. (A)                                   Subject to the terms of this Paragraph 9, Tenant shall have the one-time only right to terminate the Lease, as amended hereby (“Tenant’s Termination Right”), effective as of January 31, 2018 (the “Tenant’s Termination Date”) provided that (i) no Event of Default has occurred and is then continuing on the date that Tenant gives Landlord the Tenant’s Termination Notice and (ii) Ophthotech Corporation is the Tenant hereunder on the date that Tenant gives Landlord the Tenant’s Termination Notice (as hereinafter defined). Tenant shall have the right to exercise Tenant’s Termination Right effective as of Tenant’s Termination Date only by giving notice thereof (a “Tenant’s Termination Notice”) to Landlord not later than January 31, 2017 (as to which date time shall be of the essence). Tenant’s exercise of Tenant’s right to terminate the Lease, as amended hereby, as provided in this Paragraph 7 shall be ineffective unless Tenant pays to Landlord, on the date that Tenant gives the Termination Notice to Landlord, an amount equal to the Termination Payment (as hereinafter defined), as additional rent. If Tenant effectively exercises Tenant’s right to terminate the Lease, as amended hereby, as of Tenant’s Termination Date as provided in this Paragraph 9, then Tenant, on Tenant’s Termination Date, shall vacate the

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Premises and surrender the Premises to Landlord in accordance with the terms of this Lease, as amended hereby, that govern Tenant’s obligations upon the expiration or earlier termination of the Term.

(B)                                    The term “Termination Payment” shall mean an amount equal to Five Hundred Thirty-Nine Thousand Thirty-Seven and 34/100 Dollars ($539,037.34) which amount represents the sum of (I) (x) the cost of Landlord’s New Work (as defined in the First Amendment), (y) the cost of Landlord’s Second Nineteenth Floor Premises Work (as defined in the Second Amendment), (z) Landlord’s Contribution, plus (II) the free rent to which Tenant is entitled pursuant to the First Amendment, the Second Amendment and this Amendment, plus (III) the brokerage commission that Landlord paid or pays in connection with the First Amendment, the Second Amendment and this Amendment, to the extent that the amounts set forth in (I), (II) and (III) remain unamortized as of the Tenant’s Termination Date (assuming that such amount is amortized, in equal monthly installments, over the period from the date that Landlord incurs the applicable cost to the New Expiration Date, with an interest factor equal to eight percent (8%)) plus (IV) an amount equal to the product obtained by multiplying (x) the Fixed Rent due under the Lease, as amended hereby, for each of the First 19th Floor Premises, the Second 19th Floor Premises and the Third 19th Floor Premises for the month January, 2018 (without taking into account any abatement or credit to which Tenant may be entitled during such month pursuant to the Lease, as amended hereby), by (y) three (3).

10.                               Liability of Landlord. The obligations of Landlord under the Lease, as amended by this Amendment, shall not be binding upon the Person that constitutes Landlord initially after the sale, conveyance, assignment or transfer by such Person of its interest in the

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Building or the Real Property, as the case may be (or upon any other Person that constitutes Landlord after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be), to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer. The members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord (collectively, the “Parties”) shall not be liable for the performance of Landlord’s obligations under the Lease, as amended by this Amendment. Tenant shall look solely to Landlord to enforce Landlord’s obligations under the Lease, as amended by this Amendment and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under the Lease, as amended by this Amendment, shall be limited to Landlord’s interest in the Real Property and the proceeds thereof. Tenant shall not look to any property or assets of Landlord (other than Landlord’s interest in the Real Property and the proceeds thereof) in seeking either to enforce Landlord’s obligations under the Lease, as amended hereby, or to satisfy a judgment for Landlord’s failure to perform such obligations.

11.                                   Brokerage.

(A)                          Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment other than CBRE Inc. (“Broker”). Tenant does hereby indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent other than Broker who shall claim to have dealt with Tenant in connection herewith.

(B)                          Landlord represents and warrants to Tenant that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Broker.

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Landlord does hereby indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, finder or like agent, including Broker, who shall claim to have dealt with Landlord in connection herewith. Landlord shall pay a commission to Broker in connection with this amendment pursuant to a separate agreement between Broker and Landlord.

(C)                               The provisions of this Paragraph 11 shall survive the expiration or termination of the Lease, as amended by this Amendment.

12.                               Authorization. Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval is required with respect to this transaction. Landlord represents and warrants to Tenant that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Landlord has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

12.                          Full Force and Effect of Lease. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

13.                          Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

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14.                               Enforceability. This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.

15.                               Counterparts. This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ONE PENN PLAZA LLC, Landlord

By:	Vornado Realty L.P., sole member

	By:	Vornado Realty Trust, general partner

		By:	/s/ David R. Greenbaum
David R. Greenbaum
President – New York Division

OPHTHOTECH CORPORATION, Tenant

By:	/s/ Thomas Biancardi
	Name:	Thomas Biancardi
	Title:	VP, Finance & Operations

TENANT’S EIN#: 20-8185347

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UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Within New York State)

STATE OF	)
: ss.:
COUNTY OF	)

On the     day of                  , in the year 2014, before me, the undersigned personally appeared                                  , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Outside of New York State)

STATE OF	New Jersey	)
: ss.:
COUNTY OF	Mercer	)

On the 7 day of April, in the year 2014, before me, the undersigned, personally appeared Thomas Biancardi personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, execute the instrument, and that such individual made such appearance before the undersigned in the Princeton, NJ. (Insert the city or other political subdivision and the state or country or othe place the acknowledgement was taken.)

/s/ Jennifer E Chocolate
(Signature and office of individual taking acknowledgement)

Jennifer E Chocolate
Notary Public of New Jersey
My Commission Expires August 28, 2018

Exhibit “A”

Third 19th F1oor Premises

One Penn Plaza (N4001) - Floor 19 - Floorplan

Exhibit “B”

Third 19th Floor Premises Final Space Plan

(See Attached)

FOURTH AMENDMENT OF LEASE

THIS FOURTH AMENDMENT OF LEASE, made as of the 22nd day of December, 2014 (this “Amendment”), by and between ONE PENN PLAZA LLC, a New York limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 (“Landlord”), and OPHTHOTECH CORPORATION, a Delaware corporation, having an office at One Penn Plaza, New York, New York 10019 (“Tenant”).

WITNESSETH:

WHEREAS, by Lease, dated as of September 30, 2007 (the “Original Lease”), between Landlord and Tenant, Landlord did demise and lease to Tenant and Tenant did hire and take from Landlord, a portion of the rentable area located on the thirty-fifth (35th) floor of the building known by the street address of One Penn Plaza, New York, New York (the “Building”), as more particularly described therein (the “Original Premises”);

WHEREAS, the Original Lease was amended and modified by a letter agreement. dated as of September 28, 2012 (as so amended, the “Letter Agreement”), between Landlord and Tenant;

WHEREAS, by Amendment of Lease, dated as of August 30, 2013 (the “First Amendment”), (x) Tenant surrendered the Original Premises to Landlord, (y) Landlord did demise and lease to Tenant and Tenant did hire and take from Landlord, a portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the “First 19th Floor Premises”), and (z) Landlord and Tenant extended the term of the Lease;

WHEREAS, by Second Amendment of Lease, dated as of December 20, 2013 (the “Second Amendment”; the Original Lease, as so amended, the “Lease”), Landlord did demise and lease to Tenant and Tenant did hire and take from Landlord, an additional portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the “Second 19th Floor Premises”);

WHEREAS, by Third Amendment of Lease, dated as of April 18, 2014 (the “Third Amendment” and the Original Lease, as modified by the First Amendment, the Second Amendment and the Third Amendment, the “Lease”), Landlord did demise and lease to Tenant and Tenant did hire and take from Landlord an additional portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the “Third 19th Floor Premises”, the First 19th Floor Premises, the Second 19th Floor Premises and the Third 19th Floor Premises, collectively, the “Premises”); and

WHEREAS, Landlord desires to demise and lease to Tenant and Tenant desires to hire and take from Landlord three (3) additional portions of the nineteenth (19) floor of the Building, as more particularly shown as Space A (“Space A”), Space B (“Space B”) and Space C (“Space C”) on the floor plan attached hereto as Exhibit “A” and made a part hereof (Space A, Space B and Space C collectively, the “Fourth 19th Floor Premises”) and to otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1.                                      Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

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2.                                      Fourth 19th Floor Premises. (A) From and after the date on which Landlord delivers vacant and exclusive possession of Space A, Space B and Space C, as the case may be, to Tenant with Landlord’s Fourth 19th Floor Premises Work (as hereinafter defined) therein Substantially Complete (such delivery dates respectively, the “Space A Commencement Date”, the “Space B Commencement Date” and the “Space C Commencement Date”), Landlord leases to Tenant, and Tenant hires from Landlord, Space A, Space B and/or Space C, as the case may be, upon all of the same terms, covenants and conditions set forth in the Lease, except as modified and amended herein. From and after the Space A Commencement Date, all references in the Lease to the “Premises” shall be deemed to include Space A for all purposes of the Lease, as modified and amended hereby. In the event that the term of the lease in effect as of the date hereof with respect to Space A or Space B expires or terminates and the tenant thereof fails to surrender possession of Space A or Space B, as the case may be by such expiration or earlier termination date, Landlord shall commence and prosecute holdover proceedings against such tenants as reasonably required to cause such tenant to surrender Space A or Space B, as the case may be. Landlord hereby agrees that if the Space A Commencement Date shall not have occurred by September 1, 2015 (which date shall be adjourned by periods during which occur any of the events referred to in Section 10.1 of the Lease), then Tenant shall be entitled to a credit against the Fixed Rent with respect to Space A, only for each day in the period from September 1, 2015 (as so adjourned) until the day immediately preceding the Space A Commencement Date, which credit shall be applied from and after the Space A Rent Commencement Date (and shall be in addition to the abatement of Fixed Rent referred to in Paragraph 3(A)(i) hereof). Landlord hereby agrees that if the Space B Commencement Date shall not have occurred by February 1, 2016 (which date shall be adjourned by periods during

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which occur any of the events referred to in Section 10.1 of the Lease), then Tenant shall be entitled to a credit against the Fixed Rent with respect to Space B, only for each day in the period from February 1, 2016 (as so adjourned) until the day immediately preceding the Space B Commencement Date, which credit shall be applied from and after the Space B Rent Commencement Date (and shall be in addition to the abatement of Fixed Rent referred to in Paragraph 4(A)(i) hereof). Landlord hereby agrees that if the Space C Commencement Date shall not have occurred by June 1, 2015 (which date shall be adjourned by periods during which occur any of the events referred to in Section 10.1 of the Lease), then Tenant shall be entitled to a credit against the Fixed Rent with respect to Space C, only for each day in the period from June 1, 2015 (as so adjourned) until the day immediately preceding the Space C Commencement Date, which credit shall be applied from and after the Space C Rent Commencement Date (and shall be in addition to the abatement of Fixed Rent referred to in Paragraph 5(A)(i) hereof). In the event the Space A Commencement Date, the Space B Commencement Date or the Space C Commencement Date has not occurred by February 28, 2016 (which date shall be adjourned by periods during which occur any of the events referred to in Section 10.1 of the Lease), then Tenant shall have the right to terminate this Amendment, by giving notice to Landlord thereof by March 5, 2016 (as such date may be so adjourned) (time being of the essence) and if the Space A Commencement Date, the Space B Commencement Date or the Space C Commencement Date shall not have occurred by March 10, 2016 (as so adjourned), then this Amendment shall be deemed terminated effective on March 10, 2016 (as so adjourned) by such notice from Tenant except for provisions hereof that survive the Expiration Date, provided that if the Term has commenced with respect to any such space, then the Term with respect thereto will terminate on March 31, 2016 (as so adjourned) as if such date were the Expiration Date.

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3.                                      Modification of Lease Space A. From and after the Space A Commencement Date, the Lease with respect to Space A only, is hereby amended and modified as follows:

(A)                               The Fixed Rent shall be an amount equal to:

(i)                                     One Hundred Sixty-Seven Thousand Two Hundred Sixty-Two and 00/100 Dollars ($167,262.00) per annum for the period commencing on the Space A Commencement Date and ending on June 31, 2017 ($13,938.50 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease; provided; however, that if no Event of Default has occurred and is then continuing, the Fixed Rent for the period commencing on the Space A Commencement Date and ending on the Space A Rent Commencement Date (as hereinafter defined) shall be abated. The term “Space A Rent Commencement Date” shall mean, subject to Paragraph 9(1) hereof, the date which is one hundred twenty (120) days after the Space A Commencement Date; and

(ii)                                   One Hundred Eighty Thousand Nine Hundred Seventy-Two and 00/100 Dollars ($180,972.00) per annum for the period commencing on July 1, 2017 and ending on the New Expiration Date (as such term is defined in the First Amendent) ($15,081.00 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease.

(B)                               The Rentable Area of Space A is two thousand seven hundred forty-two (2,742) square feet in the aggregate.

(C)                               The term “Base Taxes” (as such term is defined in Section 2.1(B) of the Lease) shall mean the Taxes payable during the Base Tax Year.

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(D)                               The term “Base Tax Year” (as such term is defined in Section 2.1(C) of the Lease) shall mean the fiscal year which commences on July 1, 2015 and ends on June 30, 2016.

(E)                                The term “Tenant’s Tax Share” (as such term is defined in Section 2.1(1) of the Lease) shall mean, subject to the terms of the Lease, as amended hereby, one thousand two hundred ninety-two ten-thousandths percent (.1292%), as the same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million four hundred thirty-two thousand eight hundred fifty-one (2,432,851).

(F)                                 Section 2.5 of the Lease (as set forth in Exhibit “B” to the First Amendment) shall be applicable to Space A, provided that with respect to Space A only, (i) the term “Base Operating Expense Year” (as defined in Section 2.5(B) of the Lease) shall mean the 2015 calendar year, (ii) the term “Tenant’s Operating Expense Share” (as defined in Section 2.5(H) of the Lease) shall mean one thousand one hundred twenty-seven ten-thousandths percent (.1127%), as same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million one hundred twenty-one thousand six hundred eighty-five (2,121,685) which is the Rentable Area of the Building, excluding the retail portion thereof.

4.                                      Modification of Lease Space B. From and after the Space B Commencement Date, the Lease with respect to Space B only, is hereby amended and modified as follows:

(A)                              The Fixed Rent shall be an amount equal to:

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(i)            One Hundred Sixty-Six Thousand Four Hundred Sixty-Nine and 00/100 Dollars ($166,469.00) per annum for the period commencing on the Space B Commencement Date and ending on June 31, 2017 ($13,872.42 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease; provided; however, that if no Event of Default has occurred and is then continuing, the Fixed Rent for the period commencing on the Space B Commencement Date and ending on the Space B Rent Commencement Date (as hereinafter defined) shall be abated. The term “Space B Rent Commencement Date” shall mean, subject to Paragraph 9(I) hereof, the date which is one hundred twenty (120) days after the Space B Commencement Date; and

(ii)           One Hundred Eighty Thousand One Hundred Fourteen and 00/100 Dollars ($180,114.00) per annum for the period commencing on July 1, 2017 and ending on the New Expiration Date ($15,009.50 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease.

(B)          The Rentable Area of Space B is two thousand seven hundred twenty-nine (2,729) square feet in the aggregate.

(C)          The term “Base Taxes” (as such term is defined in Section 2.1(B) of the Lease) shall mean the Taxes payable during the Base Tax Year.

(D)          The term “Base Tax Year” (as such term is defined in Section 2.1(C) of the Lease) shall mean the fiscal year which commences on July 1, 2015 and ends on June 30, 2016.

(E)           The term “Tenant’s Tax Share” (as such term is defined in Section 2.1(I) of the Lease) shall mean, subject to the terms of the Lease, as amended hereby, one thousand two hundred eighty-six ten-thousandths percent (.1286%), as the same may be

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increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million four hundred thirty-two thousand eight hundred fifty-one (2,432,851).

(F)           Section 2.5 of the Lease (as set forth in Exhibit “B” to the First Amendment) shall be applicable to Space B, provided that with respect to Space B only, (i) the term “Base Operating Expense Year” (as defined in Section 2.5(B) of the Lease) shall mean the 2015 calendar year, (ii) the term “Tenant’s Operating Expense Share” (as defined in Section 2.5(H) of the Lease) shall mean one thousand one hundred twenty-two ten-thousandths percent (.1122%), as same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million one hundred twenty-one thousand six hundred eighty-five (2,121,685) which is the Rentable Area of the Building, excluding the retail portion thereof.

5.             Modification of Lease Space C. From and after the Space C Commencement Date, the Lease with respect to Space C only, is hereby amended and modified as follows:

(A)          The Fixed Rent shall be an amount equal to:

(i)            Two Hundred Thirty-Three Thousand Two Hundred Sixty-Four and 00/100 Dollars ($233,264.00) per annum for the period commencing on the Space C Commencement Date and ending on June 31, 2017 ($19,438.67 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease; provided; however, that if no Event of Default has occurred and is then continuing, the Fixed Rent for the period commencing on the Space C Commencement Date and ending on the Space C Rent Commencement Date (as hereinafter defined) shall be abated. The term “Space C Rent

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Commencement Date” shall mean, subject to Paragraph 9(1) hereof, the date which is one hundred twenty (120) days after the Space C Commencement Date; and

(ii)           Two Hundred Fifty-Two Thousand Three Hundred Eighty-Four and 00/100 Dollars ($252,384.00) per annum for the period commencing on July 1, 2017 and ending on the New Expiration Date ($21,032.00 per month), payable in advance in equal monthly installments at the times and in the manner set forth in the Lease.

(B)          The Rentable Area of Space C is three thousand eight hundred twenty-four (3,824) square feet in the aggregate.

(C)          The term “Base Taxes” (as such term is defined in Section 2.1(B) of the Lease) shall mean the Taxes payable during the Base Tax Year.

(D)          The term “Base Tax Year” (as such term is defined in Section 2.1(C) of the Lease) shall mean the fiscal year which commences on July 1, 2015 and ends on June 30, 2016.

(E)           The term “Tenant’s Tax Share” (as such term is defined in Section 2.1(I) of the Lease) shall mean, subject to the terms of the Lease, as amended hereby, one thousand eight hundred two ten-thousandths percent (.1802%), as the same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million four hundred thirty-two thousand eight hundred fifty-one (2,432,851).

(F)           Section 2.5 of the Lease (as set forth in Exhibit “B” to the First Amendment) shall be applicable to Space C, provided that with respect to Space C only, (i) the term “Base Operating Expense Year” (as defined in Section 2.5(B) of the Lease) shall mean the 2015 calendar year, (ii) the term “Tenant’s Operating Expense Share” (as defined in Section

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2.5(H) of the Lease) shall mean one thousand five hundred seventy-two ten-thousandths percent (.1572%), as same may be increased or decreased pursuant to the terms of the Lease, as amended hereby, which was calculated using a denominator of two million one hundred twenty-one thousand six hundred eighty-five (2,121,685) which is the Rentable Area of the Building, excluding the retail portion thereof.

6.             Modification of Lease: Fourth 19th Floor Premises

(A)          Section 5.1 of the Lease (as amended by the First Amendment) shall be applicable to the Fourth 19th Floor Premises:

(B)          Pursuant to the terms of Section 5.3(J) of the Lease, Landlord hereby exercises the Submeter Conversion Right with respect to the Fourth 19th Floor Premises and the provisions of Section 5.4 of the Lease, as amended by Paragraph 3(I) of the First Amendment, shall be deemed applicable with respect to the Fourth 19th Floor Premises from and after the Space A Commencement Date, the Space B Commencement Date and the Space C Commencement Date, as applicable. For the avoidance of doubt, the provisions of Sections 5.3(A)-(I) of the Lease shall not be applicable to the Fourth 19th Floor Premises from and after the Space A Commencement Date, the Space B Commencement Date and the Space C Commencement Date, as applicable. Landlord shall use commercially reasonable efforts to coordinate the installation of the submeter or submeters in the Fourth 19th Floor Premises simultaneously with the performance of Landlord’s Fourth 19th Floor Premises Work; it being understood that in the event that it is not reasonably practicable for Landlord to install the submeter or submeters in the Fourth 19th Floor Premises simultaneously with the performance of Landlord’s Fourth 19th Floor Premises Work, Landlord and Tenant shall cooperate with each

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other in good faith to coordinate the installation of such submeter or such submeters with Tenant’s performance of the Initial Alterations in the Fourth 19th Floor Premises.

(C)          The modifications to Sections 13.4, 14.1(A), 15.3(A), 15.3(B), 17.3(E)(2)(c)(ii) and 17.3(F)(3)(a) of the Lease, as set forth in Paragraph 3(J) of the Second Amendment and the modification to Section 21.3(A)(2) of the Lease, as set forth in Paragraph 3(K) of the Second Amendment, shall be applicable with respect to the Fourth 19th Floor Premises.

7.             Modification of Lease. From and after the date hereof, the Lease is hereby amended and modified as follows:

(A)          Paragraph 3(J) of the Third Amendment is hereby corrected to change the references to the First Amendment therein to be references to the Second Amendment.

(B)          Paragraph 9 of the Third Amendment is hereby deleted in its entirety; it being the intent and purpose hereof that Paragraph 12 of this Amendment shall be applicable in lieu thereof.

8.             Condition of Premises. (A) Tenant represents that it has made a thorough inspection of the Fourth 19th Floor Premises and, subject to the provisions of Paragraph 9 hereof, agrees to take the Fourth 19th Floor Premises in its “as-is” condition existing on the Fourth 19th Floor Premises Commencement Date. Tenant further acknowledges and agrees that notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord has made no representations with respect to the Fourth 19th Floor Premises and Landlord shall have no obligation to perform any work (other than Landlord’s Fourth 19th Floor Premises Work) provide any work allowance or rent credit (other than as expressly set forth in Paragraphs

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3(A)(i), 3(B)(i) and 3(C)(i) hereof), alter, improve, decorate, or otherwise prepare the Fourth 19th Floor Premises for Tenant’s occupancy prior to the Fourth 19th Floor Premises Commencement Date. On the Fourth 19th Floor Premises Commencement Date, the Fourth 19th Floor Premises shall be in broom clean condition. Promptly following the Fourth 19th Floor Premises Commencement Date, Landlord shall deliver to Tenant a Form ACP-5 (or the then current equivalent thereof) covering the Fourth 19th Floor Premises.

9.             Landlord’s Fourth 19th Floor Premises Work. (A) Landlord shall, at Landlord’s expense, but subject to Paragraph 10 hereof, perform the work necessary to construct the Premises in accordance with the Fourth 19th Floor Premises Final Plans (as hereinafter defined) to be prepared by Spin Design (“Architect”), at Landlord’s own cost and expense but subject to Paragraph 8 hereof (such work, “Landlord’s Fourth 19th Floor Premises Work”). Notwithstanding the foregoing to the contrary, Landlord shall not be obligated to install any supplemental air-conditioning system furniture or built-ins or telecommunication wiring or equipment even if same are shown on the Fourth 19th Floor Premises Initial Plans (as hereinafter defined), or the Fourth 19th Floor Premises Final Plans.

(B)          Tenant shall cause Architect to deliver to Landlord on or prior to January 15, 2015 (the “Fourth 19th Floor Premises Plan Deadline”) in the manner set forth in Paragraph 9(D) hereof, six (6) copies of the plans ( the “Fourth 19th Floor Premises Initial Plans”) for Landlord’s Fourth 19th Floor Premises Work, which shall be (x) one hundred percent (100%) complete and ready to bid and build (including, without limitation, layout, architectural, mechanical, structural, engineering and plumbing drawings, to the extent applicable), (y) stamped and approved by Architect, and (z) in format containing sufficient detail (i) for Landlord and Landlord’s consultants to reasonably assess the proposed work to prepare the Fourth 19th

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Floor Premises for Tenant’s initial occupancy, and (ii) to permit Landlord to make all necessary filings with Governmental Authorities to obtain the required permits, approvals and certificates to allow Landlord to commence Landlord’s Fourth 19th Floor Premises Work (the requirements set forth in clauses (x)-(z) hereof, the “Fourth 19th Floor Premises Plan Requirements”).

(C)          Tenant shall cause Architect to revise the Fourth 19th Floor Premises Initial Plans if and to the extent that Landlord objects or comments thereto and deliver to Landlord in the manner set forth in Paragraph 9(D) hereof, six (6) copies of the Fourth 19th Floor Premises Initial Plans, as so revised, which revised plans shall (i) address all of Landlord’s objections and comments to Landlord’s reasonable satisfaction and (ii) satisfy all of the Fourth 19th Floor Premises Plan Requirements (the Fourth 19th Floor Premises Initial Plans either (x) revised as aforesaid, or (y) if Landlord shall not object or comment thereto, as applicable, shall constitute the “Fourth 19th Floor Premises Final Plans”). Tenant shall deliver or cause Architect to deliver the Fourth 19th Floor Premises Final Plans to Landlord on or prior to the earlier to occur of (x) the date which is five (5) days following the date that Landlord gives Tenant Landlord’s objections and/or comments, if any, to Tenant’s Fourth 19th Floor Premises Initial Plans and (y) February 15, 2015 (such earlier date, the “Fourth 19th Floor Premises Revision Deadline”).

(D)          Notwithstanding anything to the contrary set forth in this Lease, Tenant shall (I) deliver or cause Architect to deliver (x) five (5) copies of the Fourth 19th Floor Premises Initial Plans and the Fourth 19th Floor Premises Final Plans to Landlord at the Building, Attention: Property Manager and (y) one (1) copy of the Fourth 19th Floor Premises Initial Plans and the Fourth 19th Floor Premises Final Plans to Landlord, c/o Vornado Office Management LLC, 888 Seventh Avenue, 44th Floor, New York, New York 10019, Attention: Steve Sonitis and

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(II) cause the Fourth 19th Floor Premises Initial Plans and the Fourth 19th Floor Premises Final Plans to be clearly labeled in large, bold, capitalized font on the exterior thereof “TENANT’S PLANS ENCLOSED- TIME SENSITIVE”.

(E)           Landlord shall perform Landlord’s Fourth 19th Floor Premises Work in a good and workmanlike manner. Landlord shall perform Landlord’s Fourth 19th Floor Premises Work in accordance with all applicable Requirements.

(F)           Landlord shall have the right to delegate Landlord’s obligations to perform all or any portion of Landlord’s Fourth 19th Floor Premises Work to an affiliate of Landlord (it being understood, however, that Landlord’s delegating such obligations to an affiliate of Landlord shall not diminish Landlord’s liability for the performance of Landlord’s Fourth 19th Floor Premises Work in accordance with the terms of this Paragraph 9). Landlord shall also have the right to assign to such affiliate of Landlord the rights of Landlord hereunder to receive from Tenant the payments for the performance of the portions of Landlord’s Fourth 19th Floor Premises Work pursuant to Paragraph 7 hereof (it being understood that if (i) Landlord so assigns such rights to such affiliate of Landlord, and (ii) Landlord gives Tenant notice thereof, then Tenant shall pay directly to such affiliate any such amounts otherwise due and payable to Landlord hereunder). Landlord shall not be required to maintain or repair during the Term any items of Landlord’s Fourth 19th Floor Premises Work except as otherwise expressly provided in the Lease, as amended hereby, it being agreed that Landlord shall make available to Tenant all guaranties or warranties received by Landlord in connection with Landlord’s Fourth 19th Floor Premises Work to the extent such guaranties and warranties shall not be rendered invalid thereby.

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(G)                               Landlord shall notify Tenant in accordance with Paragraph 11 hereof, if any items on the Fourth 19th Floor Premises Final Plans constitute items of Long Lead Work and advise Tenant of the reasonably anticipated time period for the delivery of such items, and subject to the terms hereof, Tenant shall have two (2) Business Days from receipt of such notice to revise such plans to change or remove such items; provided, however, in such event, to the extent Tenant revises the Fourth 19th Floor Premises Final Plans, any period beyond such two (2) Business Day period shall constitute a Tenant Fourth 19th Floor Premises Work Delay, subject to the terms of Paragraph 9(H) hereof.

(H)                              The term “Tenant Fourth 19th Floor Premises Work Delays” shall mean Tenant’s acts or omissions (including, without limitation, (w) changes or change orders to plans or finishes, (x) the failure to deliver or cause Architect to deliver the Fourth 19th Floor Premises Initial Plans to Landlord on or prior to the Fourth 19th Floor Premises Plan Deadline, and/or the failure to deliver or cause Architect to deliver the Fourth 19th Floor Premises Final Plans to Landlord on or prior to the Fourth 19th Floor Premises Revision Deadline, in either case in compliance with the Fourth 19th Floor Premises Plan Requirements and in accordance with the provisions of Paragraph 9(D) hereof, (y) delays or failures to notify or respond to requests of Landlord and/or (z) the failure to make any of the payments required by Paragraph 10 hereof within the time periods specified therein) that delay Landlord in the performance of Landlord’s Fourth 19th Floor Premises Work.

(I)                                   Notwithstanding anything to the contrary contained in this Amendment, in the event that Substantial Completion of Landlord’s Fourth 19th Floor Premises Work shall be delayed by reason of any Tenant Fourth 19th Floor Premises Work Delays and/or items of Long Lead Work, then only for purposes of determining the date on which the Fourth

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19th Floor Premises Rent Commencement Date shall occur, the Fourth 19th Floor Premises Commencement Date and the Substantial Completion of Landlord’s Fourth 19th Floor Premises Work shall each be deemed to have occurred on the date the same would have otherwise occurred but for such Tenant Fourth 19th Floor Premises Work Delays and/or such items of Long Lead Work, notwithstanding that Landlord has not yet delivered possession of the Fourth 19th Floor Premises to Tenant.

(J)                                   To the extent that Landlord has performed all or any part of Landlord’s Fourth 19th Floor Premises Work using Landlord’s Second Contribution (as hereinafter defined), Tenant during the Term, shall not remove Landlord’s Fourth 19th Floor Premises Work or any portion thereof (or Alterations that replace Landlord’s Fourth 19th Floor Premises Work (or such portion thereof) unless Tenant replaces Landlord’s Fourth 19th Floor Premises Work (or such portion thereof), or such Alterations, as the case may be, with Alterations that have a fair value that is equal to or greater than such portion of Landlord’s Fourth 19th Floor Premises Work (it being understood that such Alterations that Tenant performs to replace Landlord’s Fourth 19th Floor Premises Work (or such portion thereof), or such other Alterations, as the case may be, shall constitute the property of Landlord as contemplated by this Paragraph 9(J).

10.                               Landlord’s Contribution to Fourth 19th Floor Premises Work Cost.

(A)                               Subject to the terms of this Paragraph 10, Tenant shall pay to Landlord, as additional rent, an amount equal to the excess, if any, of (I) the Fourth 19th Floor Premises Work Cost, over (II) Four Hundred Eighteen Thousand Two Hundred Seventy-Five Dollars ($418,275.00) (such amount, “Landlord’s Second Contribution”; the amount of any such excess being referred to herein as “Tenant’s Fourth 19th Floor Premises Work Cost”). The term

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“Fourth 19th Floor Premises Work Cost” shall mean the sum of (x) the “hard” costs that Landlord incurs in performing Landlord’s Fourth 19th Floor Premises Work and (y) the “soft” costs that Landlord incurs in performing Landlord’s Fourth 19th Floor Premises Work, such as architects’ and engineers’ fees, permit costs, and filing fees, and the cost of electricity consumed at the Fourth 19th Floor Premises during the performance of Landlord’s Fourth 19th Floor Premises Work; provided that in no event shall Tenant be entitled to use more than twenty percent (20%) of Landlord’s Second Contribution towards such “soft” costs.

(B)                               Landlord shall submit to at least three (3) reputable construction companies as reasonably designated by Landlord, with reasonable promptness after the date Landlord receives the Fourth 19th Floor Premises Final Plans, a bid package that describes Landlord’s Fourth 19th Floor Premises Work. Landlord shall use Landlord’s diligent efforts to obtain from each of such construction companies a bona fide bid to perform Landlord’s Fourth 19th Floor Premises Work. Landlord shall have the right to request that the construction companies submit alternative bids, assuming, for example, that (a) the construction company acts as a general contractor for a fixed price, (b) the construction company acts as a construction manager for a construction management fee (without providing a guaranteed maximum price), and (c) the construction company acts as a construction manager for a construction management fee and provides a guaranteed maximum price. Landlord shall advise Tenant of Landlord’s receipt of the bids from the aforesaid construction companies. Tenant shall have three (3) Business Days to review such bids and modify the Fourth 19th Floor Premises Final Plans or any items described therein in an attempt to lower the amount of such bids. Following such three (3) Business Day period, Landlord shall have the right to let the construction contract to the lowest responsible bidder (with the understanding that Landlord shall have the right to exercise

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Landlord’s reasonable business judgment in selecting the form of contractual arrangement for the construction contract) (the aforesaid construction contract that Landlord lets for Landlord’s Fourth 19th Floor Premises Work being referred to herein as the “Construction Contract”).

(C)                               Landlord shall have the right to give to Tenant, after Landlord lets the Construction Contract, a notice of Landlord’s reasonable estimate of the Fourth 19th Floor Premises Work Cost and the Tenant’s Fourth 19th Floor Premises Work Cost that derives therefrom (such notice being referred to herein as the “Work Estimate Notice”). Tenant shall pay to Landlord, within ten (10) Business Days after the date that Landlord gives such notice to Tenant, an amount equal to Tenant’s Fourth 19th Floor Premises Work Cost as reflected in the Work Estimate Notice (any such payment that Tenant makes to Landlord being referred to herein as the “Original Work Estimate Payment”). In the event that Landlord’s reasonable estimate of the Fourth 19th Floor Premises Work Cost increases during Landlord’s performance of Landlord’s Fourth 19th Floor Premises Work, Landlord shall have the right, from time to time, to give to Tenant a revised notice of Landlord’s reasonable estimate of the Fourth 19th Floor Premises Work Cost and the Tenant’s Fourth 19th Floor Premises Work Cost that derives therefrom (any such notice being referred to herein as the “Revised Work Estimate Notice”). Tenant shall pay to Landlord, within ten (10) Business Days after the date that Landlord gives a Revised Work Estimate Notice to Tenant, an amount equal to the difference between (x) the Tenant’s Fourth 19th Floor Premises Work Cost as reflected in the Revised Work Estimate Notice and (y) the amount of the Original Work Estimate Payment plus the amount(s) of any other Increased Work Estimate Payments that Tenant has theretofore paid to Landlord and which Landlord has received (any such payment that Tenant makes to Landlord pursuant to a Revised Work Estimate Notice being referred to herein as an “Increased Work Estimate Payment”; the Original Work

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Estimate Payment, together with any Increased Work Estimate Payment(s), if any, the “Work Estimate Payment”). Landlord shall give to Tenant, within sixty (60) days after the date that Landlord Substantially Completes Landlord’s Fourth 19th Floor Premises Work, a notice that sets forth the Fourth 19th Floor Premises Work Cost therefor and the Tenant’s Fourth 19th Floor Premises Work Cost that derives therefrom (such notice being referred to herein as the “Final Cost Notice”). Landlord shall have the right to cease performance of Landlord’s Fourth 19th Floor Premises Work if Tenant fails to make any of the aforesaid payments within the time periods set forth herein. Tenant shall pay to Landlord, within ten (10) Business Days after the date that Landlord gives the Final Cost Notice to Tenant, an amount equal to the excess (if any) of (I) Tenant’s Fourth 19th Floor Premises Work Cost, as reflected in the Final Cost Notice, over (II) the Work Estimate Payment (if any). Landlord shall pay to Tenant, within thirty (30) days after the date that Landlord gives the Final Cost Notice to Tenant, an amount equal to the excess (if any) (I) the Work Estimate Payment, over (II) Tenant’s Fourth 19th Floor Premises Work Cost as reflected in the Final Cost Notice.

11.                               Notices Regarding Landlord’s Fourth 19th Floor Premises Work. Notwithstanding the provisions of Article 27 of the Lease, as amended hereby to the contrary, any notices required to be given pursuant to Paragraphs 10 and 11 of this Amendment shall be deemed given if sent to Tenant via electronic mail to the attention of Tom Biancardi at tom.biancardi@ophthotech.com.

12.                               Tenant’s Early Termination Right. (A) Subject to the terms of this Paragraph 12, Tenant shall have the one-time only right to terminate the Lease, as amended hereby (“Tenant’s Termination Right”), effective as of January 31, 2018 (the “Tenant’s Termination Date”) provided that (i) no Event of Default has occurred and is then continuing on

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the date that Tenant gives Landlord the Tenant’s Termination Notice and (ii) Ophthotech Corporation is the Tenant hereunder on the date that Tenant gives Landlord the Tenant’s Termination Notice (as hereinafter defined). Tenant shall have the right to exercise Tenant’s Termination Right effective as of Tenant’s Termination Date only by giving notice thereof (a “Tenant’s Termination Notice”) to Landlord not later than January 31, 2017 (as to which date time shall be of the essence). Tenant’s exercise of Tenant’s right to terminate the Lease, as amended hereby, as provided in this Paragraph 12 shall be ineffective unless Tenant pays to Landlord, on the date that Tenant gives the Termination Notice to Landlord, an amount equal to the Termination Payment (as hereinafter defined), as additional rent. If Tenant effectively exercises Tenant’s right to terminate the Lease, as amended hereby, as of Tenant’s Termination Date as provided in this Paragraph 12, then Tenant, on Tenant’s Termination Date, shall vacate the Premises and surrender the Premises to Landlord in accordance with the terms of this Lease, as amended hereby, that govern Tenant’s obligations upon the expiration or earlier termination of the Term.

(B)                               The term “Termination Payment” shall mean an amount equal to Eight Hundred Seventy-Three Thousand Six Hundred Twenty Dollars ($873,620.34) which amount represents the sum of (I) (a) the cost of Landlord’s New Work (as defined in the First Amendment), (b) the cost of Landlord’s Second Nineteenth Floor Premises Work (as defined in the Second Amendment), (c) Landlord’s Contribution (as defined in the Third Amendment), (d) Landlord’s Second Contribution, plus (II) the free rent to which Tenant is entitled pursuant to the First Amendment, the Second Amendment, the Third Amendment and this Amendment, plus (III) the brokerage commission that Landlord paid or pays in connection with the First Amendment, the Second Amendment, the Third Amendment and this Amendment, to the extent

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that the amounts set forth in (I), (II) and (III) remain unamortized as of the Tenant’s Termination Date (assuming that such amount is amortized, in equal monthly installments, over the period from the date that Landlord incurs the applicable cost to the New Expiration Date, with an interest factor equal to eight percent (8%)) plus (IV) an amount equal to the product obtained by multiplying (x) the Fixed Rent due under the Lease, as amended hereby, for each of the First 19th Floor Premises, the Second 19th Floor Premises, the Third 19th Floor Premises and the Fourth 19th Floor Premises for the month January, 2018 (without taking into account any abatement or credit to which Tenant may be entitled during such month pursuant to the Lease, as amended hereby), by (y) three (3).

13.                               Liability of Landlord. The obligations of Landlord under the Lease, as amended by this Amendment, shall not be binding upon the Person that constitutes Landlord initially after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be (or upon any other Person that constitutes Landlord after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the Real Property, as the case may be), to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer. The members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord (collectively, the “Parties”) shall not be liable for the performance of Landlord’s obligations under the Lease, as amended by this Amendment. Tenant shall look solely to Landlord to enforce Landlord’s obligations under the Lease, as amended by this Amendment and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under the Lease, as amended by this Amendment, shall be limited to Landlord’s interest in the Real Property and the proceeds thereof. Tenant shall not look to any property or assets of

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Landlord (other than Landlord’s interest in the Real Property and the proceeds thereof) in seeking either to enforce Landlord’s obligations under the Lease, as amended hereby or to satisfy a judgment for Landlord’s failure to perform such obligations.

14.                               Brokerage.

(A)                               Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment other than CBRE Inc. (“Broker”). Tenant does hereby indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent other than Broker who shall claim to have dealt with Tenant in connection herewith.

(B)                               Landlord represents and warrants to Tenant that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Broker. Landlord does hereby indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, finder or like agent, including Broker, who shall claim to have dealt with Landlord in connection herewith. Landlord shall pay a commission to Broker in connection with this amendment pursuant to a separate agreement between Broker and Landlord.

(C)                               The provisions of this Paragraph 14 shall survive the expiration or termination of the Lease, as amended by this Amendment.

15.                               Authorization. Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no

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other action or approval is required with respect to this transaction. Landlord represents and warrants to Tenant that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Landlord has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

16.                               Full Force and Effect of Lease. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

17.                               Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

18.                               Enforceability. This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.

19.                               Counterparts. This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

ONE PENN PLAZA LLC, Landlord

By:		Vornado Realty L.P., sole member

By:	Vornado Realty Trust, general partner

	By:	/s/ David R. Greenbaum
David R. Greenbaum
President — New York Division

OPHTHOTECH CORPORATION, Tenant

By:	/s/ Thomas Biancardi
Name: Thomas Biancardi
Title: VP Finance

TENANT’S EIN#:		20 818 5347

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Within New York State)

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the 22nd day of December, in the year 2014, before me, the undersigned personally appeared Thomas Biancardi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Mala Hintzen
Notary Public

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Outside of New York State)

STATE OF	)
: ss.:
COUNTY OF	)

On the           day of                             , in the year 2014, before me, the undersigned, personally appeared                                            , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the                   . (Insert the city or other political subdivision and the state or country or other place the acknowledgement was taken.)

(Signature and office of individual
taking acknowledgement)

Exhibit “A”

Fourth 19th Floor Premises

One Perm Plaza (N001)

Floor 19